As filed with the Securities and Exchange Commission on August 10, 2012

Registration No. 333-182994

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

PRE-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

BNC BANCORP

(Exact name of registrant as specified in its charter)

North Carolina (State or other jurisdiction of incorporation or organization)	47-0898685 (I.R.S. Employer Identification Number)

1226 Eastchester Drive

High Point, North Carolina 27265

(336) 869-9200

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

W. Swope Montgomery, Jr.

Chief Executive Officer

1226 Eastchester Drive

High Point, North Carolina 27265

(336) 869-9200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Betty O. Temple, Esq.

Sudhir N. Shenoy, Esq.

Womble Carlyle Sandridge & Rice, LLP

550 South Main Street

Suite 400

Greenville, South Carolina 29601

(864) 255-5400

Approximate date of commencement of proposed sale to the public: From time to time on or after the effective date of this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this form is a post-effective amendment to a registration statement pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large Accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐ (Do not check if smaller reporting company)	Smaller reporting company	☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus supplement and the accompanying prospectus is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, Dated August 10, 2012

PROSPECTUS SUPPLEMENT

(To Prospectus Dated           )

31,260 Shares of Fixed Rate Cumulative Perpetual Preferred Stock, Series A

Liquidation Preference Amount $1,000 Per Share

This prospectus supplement relates to the offer and sale of 31,260 shares of our Fixed Rate Cumulative Perpetual Preferred Stock, Series A, each without par value (the “Preferred Shares”), liquidation preference amount $1,000 per share, by the United States Department of the Treasury (“Treasury”). We issued the Preferred Shares to Treasury on December 5, 2008 as part of Treasury’s Troubled Asset Relief Capital Purchase Program (the “CPP”) in a private placement exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”).

We will not receive any proceeds from the sale of any Preferred Shares sold by Treasury.

Dividends on the Preferred Shares are payable quarterly in arrears on each February 15, May 15, August 15 and November 15. The initial dividend rate is 5% per annum through February 14, 2014, and will increase to 9% per annum on and after February 15, 2014 if not otherwise redeemed earlier for cash by us. As of the date of this prospectus supplement, we have paid in full all of our quarterly dividend obligations on the Preferred Shares. We may redeem the Preferred Shares, at any time, in whole or in part, at our option, subject to prior approval by the appropriate federal banking agency, for cash, for a redemption price equal to 100% of the liquidation preference amount per Preferred Share plus any accrued and unpaid dividends to but excluding the date of redemption.

The Preferred Shares will not be listed for trading on any stock exchange or available for quotation on any national quotation system.

The public offering price and the allocation of the Preferred Shares in this offering will be determined by an auction process. A certain significant shareholder of the Company has indicated that it may submit a bid in the auction up to an amount of $        . There is no assurance that the shareholder will submit any bid (or the amount of any such bid) or that any bid submitted by the shareholder will be accepted. During the auction period, potential bidders will be able to place bids to purchase Preferred Shares at any price at or above the minimum bid price of $       per share (such bid price to be in increments of $0.01).  The minimum size for any bid will be one Preferred Share.  After the auction closes, if Treasury decides to sell any of the offered Preferred Shares, then the underwriters will agree to purchase such Preferred Shares in a firm commitment underwriting and the public offering price of such Preferred Shares will equal the clearing price plus accrued dividends thereon.  If bids are received for 100% or more of the offered Preferred Shares, the clearing price will be equal to the highest price at which all of the offered Preferred Shares can be sold in the auction.  If bids are received for 100% or more of the offered Preferred Shares, and Treasury elects to sell any Preferred Shares in the auction, Treasury must sell all of the offered Preferred Shares at the clearing price.  If bids are received for at least half, but less than all, of the offered Preferred Shares, then the clearing price will be equal to the minimum bid price of $      per share, and Treasury may (but is not required to) sell, at the public offering price, the number of Preferred Shares it chooses to sell up to the number of bids received in the auction, so long as at least half of the offered Preferred Shares are sold.  In certain cases, the bids of bidders may be pro-rated.  If bids are received for less than half of the offered Preferred Shares, Treasury will not sell any Preferred Shares in this offering.  Even if bids are received for at least half of the offered Preferred Shares, Treasury may decide not to sell any Preferred Shares or, in the case where bids are received for at least half, but less than all, of the offered Preferred Shares, may decide to sell a portion (but not less than half) of the offered Preferred Shares in the auction process. The method for submitting bids and a more detailed description of this auction process are described in “Auction Process” beginning on page S-37 of this prospectus supplement.

Investing in the Preferred Shares involves risks. You should read the “Risk Factors” section beginning on page S-11 of this prospectus supplement and page 2 of the accompanying prospectus and in our Annual Report on Form 10-K for the year ended December 31, 2011 before making a decision to invest in the Preferred Shares.

	Per Share	Total
Public offering price(1)	$	$
Underwriting discounts and commissions to be paid by Treasury(2)	$	$
Proceeds to Treasury(1)	$	$
(1)	Plus accrued dividends from and including .
(2)	Treasury has agreed to pay all underwriting discounts and commissions and transfer taxes. We have agreed to pay all transaction fees, if any, applicable to the sale of the Preferred Shares and certain fees and disbursements of counsel for Treasury incurred in connection with this offering.

None of the Securities and Exchange Commission (the “SEC”), the Federal Deposit Insurance Corporation (the “FDIC”), the Board of Governors of the Federal Reserve System (the “Federal Reserve”), any state or other securities commission or any other federal or state bank regulatory agency has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The Preferred Shares are not savings accounts, deposits or other obligations of any bank, thrift or other depositary institution and are not insured or guaranteed by the FDIC or any other governmental agency or instrumentality.

The underwriters expect to deliver the Preferred Shares in book-entry form through the facilities of The Depository Trust Company and its participants against payment on or about          .

The date of this prospectus supplement is          .

TABLE OF CONTENTS

Prospectus Supplement

ABOUT THIS PROSPECTUS SUPPLEMENT	S-i
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS	S-i
WHERE YOU CAN FIND MORE INFORMATION	S-ii
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE	S-iii
SUMMARY	S-1
RISK FACTORS	S-11
USE OF PROCEEDS	S-30
RATIOS OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS	S-30
DESCRIPTION OF PREFERRED SHARES	S-31
AUCTION PROCESS	S-37
SELLING SHAREHOLDER	S-43
U.S. FEDERAL INCOME TAX CONSEQUENCES	S-45
UNDERWRITING	S-50
LEGAL MATTERS	S-54
EXPERTS	S-54

Prospectus

ABOUT THIS PROSPECTUS	i
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS	i
PROSPECTUS SUMMARY	1
RISK FACTORS	2
USE OF PROCEEDS	2
RATIOS OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERENCE DIVIDENDS	2
DESCRIPTION OF SERIES A PREFERRED STOCK	2
DESCRIPTION OF SERIES B PREFERRED STOCK	6
DESCRIPTION OF WARRANT	8
DESCRIPTION OF COMMON STOCK	8
DIVIDEND POLICY	11
CERTAIN RESTRICTIONS IN THE AMENDED ARTICLES HAVING POTENTIAL ANTI-TAKEOVER EFFECT	11
SELLING SECURITYHOLDERS	12
PLAN OF DISTRIBUTION	12
LEGAL MATTERS	15
EXPERTS	15
WHERE YOU CAN FIND MORE INFORMATION	15

ABOUT THIS PROSPECTUS SUPPLEMENT

You should read this prospectus supplement, the accompanying prospectus and the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” before you make a decision to invest in the Preferred Shares. In particular, you should review the information under the heading “Risk Factors” set forth on page S-11 of this prospectus supplement, the information set forth under the heading “Risk Factors” set forth on page 2 in the accompanying prospectus and the information under the heading “Risk Factors” included in our Annual Report on Form 10-K for the year ended December 31, 2011, which is incorporated by reference herein. You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any related free writing prospectus required to be filed with the SEC. Neither we nor Treasury nor the underwriters are making an offer to sell the Preferred Shares in any manner in which, or in any jurisdiction where, the offer or sale thereof is not permitted. We have not authorized any person to provide you with different or additional information. If any person provides you with different or additional information, you should not rely on it. You should assume that the information in this prospectus supplement, the accompanying prospectus, any such free writing prospectus and the documents incorporated by reference herein and therein is accurate only as of its date or the date which is specified in those documents. Our business, financial condition, capital levels, cash flows, liquidity, results of operations and prospects may have changed since any such date.

In this prospectus supplement, we frequently use the terms “we,” “our” and “us” to refer to BNC Bancorp (the “Company”) and its subsidiaries, and the term “Bank” to refer to Bank of North Carolina, our wholly-owned banking subsidiary.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” contain certain forward-looking statements about our financial condition, results of operations and business. These statements may include statements regarding our projected performance for the period following the completion of the offering. You can find many of these statements by looking for words such as “believes,” “expects,” “anticipates,” “estimates,” “intends,” “will,” “plans” or similar words or expressions. These forward-looking statements involve substantial risks and uncertainties. Some of the factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, but are not limited to, the following possibilities:

•	revenues are lower than expected;

•	possible changes in the creditworthiness of customers and the possible impairment of collectability of loans;

•	competitive pressure among depository institutions increases significantly;

•	changes in consumer spending, borrowings and savings habits;

•	our ability to successfully integrate acquired entities or to achieve expected synergies, cost savings or operating efficiencies within expected time-frames or at all;

•	technological changes and security and operations risks associated with the use of technology;

•	the cost of additional capital is more than expected;

•	changes in the interest rate environment reduce interest margins and impact funding sources;

S-i

•	changes in market rates and prices may adversely impact the value of financial products;

•	counterparty risk;

•	possible changes in economic and business conditions;

•	possible changes in monetary and fiscal policies, and laws and regulations;

•	the effects of the Federal Deposit Insurance Corporation, or the FDIC, deposit insurance premiums and assessments;

•	the effects of easing of restrictions on participants in the financial services industry;

•	the existence or exacerbation of general geopolitical instability and uncertainty;

•	demand for our products and services as well as our ability to attract and retain qualified people;

•	the cost and other effects of legal and administrative cases as well as the costs and effects of legal, accounting and regulatory developments and compliance;

•	regulatory approvals for acquisitions cannot be obtained on the terms expected or on the anticipated schedule; and

•	the effects of changes in interest rates.

Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such statements. You are cautioned not to place undue reliance on such statements, which speak only as of the date of this prospectus supplement. Forward-looking statements are not guarantees of performance. They involve risks, uncertainties and assumptions. Our future results and shareholder values following the offering may differ materially from those expressed in these forward-looking statements. Many of the factors that will determine these results and values are beyond our ability to control or predict. Accordingly, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

We urge investors to review carefully the section of this prospectus supplement entitled “Risk Factors” in evaluating the forward-looking statements contained in this prospectus supplement. Forward-looking statements speak only as of the date on which such statements were made. We do not undertake any obligation to release publicly any revisions to such forward-looking statements to reflect events or circumstances after the date of this prospectus supplement or to reflect the occurrence of unanticipated events, except as required by law.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and file with the SEC proxy statements, Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as required of a U.S. listed company. You may read and copy any document we file at the SEC’s public reference room at 100 F Street, NE, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from the SEC’s web site at www.sec.gov or on our website at www.bncbancorp.com. However, the information on, or that can be accessible through, our website does not constitute a part of, and is not incorporated by reference in, this prospectus supplement or the accompanying prospectus. Written requests for copies of the documents we file with the SEC should be directed to Drema Michael, SVP, Investor and Corporate Relations, at 1226 Eastchester Drive, High Point, North Carolina 27265, telephone: (336) 869-9200.

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This prospectus supplement and the accompanying prospectus are part of a registration statement on Form S-3 filed by us with the SEC under the Securities Act. As permitted by the SEC, this prospectus supplement and the accompanying prospectus do not contain all the information in the registration statement filed with the SEC. For a more complete understanding of this offering, you should refer to the complete registration statement, including exhibits, on Form S-3 that may be obtained as described above. Statements contained in this prospectus supplement and the accompanying prospectus about the contents of any contract or other document are not necessarily complete. If we have filed any contract or other document as an exhibit to the registration statement or any other document incorporated by reference in the registration statement, you should read the exhibit for a more complete understanding of the contract or other document or matter involved. Each statement regarding a contract or other document is qualified in its entirety by reference to the actual contract or other document.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference the information that we file with it, which means that we can disclose important information to you by referring you to other documents. The information incorporated by reference is an important part of this prospectus supplement and the accompanying prospectus. We incorporate by reference the following documents and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement and prior to the termination of this offering (other than information “furnished” rather than “filed” and information that is modified or superseded by subsequently filed documents prior to the termination of this offering):

•	the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011; and

•	the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2012;

•	the Company’s Current Reports on Form 8-K filed on May 1, 2012, May 23, 2012, June 6, 2012, June 14, 2012, July 5, 2012, July 12, 2012, July 18, 2012, July 30, 2012 and August 1, 2012; and

•	the Company’s Definitive Proxy Statement related to its 2012 annual meeting of shareholders, as filed with the SEC on April 26, 2012.

We will provide without charge, upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus supplement and the accompanying prospectus and a copy of any or all other contracts or documents which are referred to in this prospectus supplement or the accompanying prospectus. Requests should be directed to: Drema Michael, SVP, Investor and Corporate Relations, at 1226 Eastchester Drive, High Point, North Carolina 27265, telephone: (336) 869-9200.

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SUMMARY

This summary highlights selected information contained elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus and may not contain all the information that you need to consider in making your investment decision to purchase the Preferred Shares. You should carefully read this entire prospectus supplement and the accompanying prospectus, as well as the information incorporated by reference herein and therein, before deciding whether to invest in the Preferred Shares. You should carefully consider the sections entitled “Risk Factors” in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein to determine whether an investment in the Preferred Shares is appropriate for you.

The Company

We were formed in 2002 to serve as a one-bank holding company for Bank of North Carolina. The Bank is a full service commercial bank that was incorporated under the laws of the State of North Carolina on November 15, 1991 and opened for business on December 3, 1991.

We are registered with the Federal Reserve, under the Bank Holding Company Act of 1956, as amended (the “BHCA”). The Bank operates under the rules and regulations of and is subject to examination by the FDIC and the North Carolina Office of the Commissioner of Banks. The Bank is also subject to certain regulations of the Federal Reserve governing the reserves to be maintained against deposits and other matters.

We have experienced steady primary organic growth over our twenty-one year history.  With numerous banks still in a weakened condition because of the slow rebound of the economy, we decided to expand our franchise through beneficial acquisitions.  In 2010, we acquired one institution and, in 2011, we acquired two other institutions.  To date in 2012, we have made one acquisition.  We also expect to close one acquisition and acquire two bank branches in the third quarter of 2012 as well as close another acquisition in the fourth quarter of 2012.

We provide a wide range of banking services tailored to the particular banking needs of the communities we serve. We are principally engaged in the business of attracting deposits from the general public and using those deposits, together with other funding from our lines of credit, to make primarily consumer and commercial loans. We have pursued a strategy that emphasizes our local affiliations. This business strategy stresses the provision of high quality banking services to individuals and small to medium-sized local businesses. Specifically, we make business loans secured by real estate, personal property and accounts receivable; unsecured business loans; consumer loans, which are secured by consumer products, such as automobiles and boats; unsecured consumer loans; commercial real estate loans; and other loans. We also offer a wide range of banking services, including checking and savings accounts, commercial, installment and personal loans, safe deposit boxes, and other associated services.

Deposits are the primary source of our funds for lending and other investment purposes. We attract both short-term and long-term deposits from the general public locally and out-of-state by offering a variety of accounts and rates. We offer statement savings accounts, negotiable order of withdrawal accounts, money market demand accounts, noninterest-bearing accounts, and fixed interest rate certificates with varying maturities.

Our primary sources of revenue are interest and fee income from our lending and investing activities, primarily consisting of making business loans for small to medium-sized businesses, and, to a lesser extent, from our investment portfolio. In prior years, investments have not been a primary source of income for us.

S-1

As of June 30, 2012, we were the fifth largest North Carolina-domiciled bank by assets and had 24 full-service banking offices along the I-85 / I-40 / I-77 / I-73 corridors in central North Carolina including Davidson, Randolph, Rowan, Forsyth, Guilford, Iredell, Wake, Buncombe and Cabarrus Counties. We have 1 full-service banking office along the I-85 corridor in Upstate South Carolina in Greenville County and 7 full-service banking offices along the coast of South Carolina including Horry, Georgetown, Beaufort and Charleston Counties.

At March 31, 2012, we had consolidated assets, deposits and shareholders’ equity of approximately $2.41 billion, $2.12 billion and $165.4 million, respectively, and at June 30, 2012 we had 446 full-time and 22 part-time equivalent employees.

Our common stock trades on the NASDAQ Capital Market under the symbol “BNCN.”

Our principal executive offices are located at 1226 Eastchester Drive, High Point, North Carolina 27265. Our telephone number is (336) 869-9200. Our website is www.bncbancorp.com. The information contained in, or that can be accessed through, our website is not a part of this prospectus supplement or any accompanying prospectus.

The Offering

The following summary contains basic information about the Preferred Shares and the auction process and is not intended to be complete and does not contain all the information that is important to you. For a more complete understanding of the Preferred Shares and the auction process, you should read the sections of this prospectus supplement entitled “Description of Preferred Shares” and “Auction Process” and any similar sections in the accompanying prospectus.

Issuer	BNC Bancorp

Preferred Shares Offered by Treasury	31,260 shares of our Fixed Rate Cumulative Perpetual Preferred Stock, Series A, each without par value. The number of Preferred Shares to be sold will depend on the number of bids received in the auction described below and whether Treasury decides to sell any Preferred Shares in the auction process. See the section entitled “Auction Process” in this prospectus supplement.

Liquidation Preference	If we liquidate, dissolve or wind up (collectively, a “liquidation”), holders of the Preferred Shares will have the right to receive $1,000 per share, plus any accrued and unpaid dividends (including dividends accrued on any unpaid dividends) to, but not including, the date of payment, before any payments are made to holders of our common stock or any other capital stock that ranks, by its terms, junior as to rights upon liquidation to the Preferred Shares.

Dividends	Dividends on the Preferred Shares are payable quarterly in arrears on each February 15, May 15, August 15 and November 15. The initial dividend rate is 5% per annum through February 14, 2014, and will increase to 9% per annum on and after February 15, 2014 if not otherwise redeemed earlier for cash by us. As of the date of this prospectus supplement, we have paid in full all of our quarterly dividend obligations on the Preferred Shares. Holders of Preferred Shares sold by Treasury in the auction, if any, that are record holders on the record date for the dividend payment date will be entitled to any declared dividends payable on such date.

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Maturity	The Preferred Shares have no maturity date.

Rank	The Preferred Shares rank (i) senior to common stock or any other capital stock that ranks, by its terms, junior as to dividend rights and/or rights upon liquidation to the Preferred Shares (collectively, the “Junior Stock”), (ii) equally with any shares of our capital stock whose terms do not expressly provide that such class or series will rank senior or junior to the Preferred Shares as to dividend rights and/or rights upon liquidation (collectively, the “Parity Stock”) and (iii) junior to all of our existing and future indebtedness and any future senior securities, in each case as to dividend rights and/or rights upon liquidation.

Priority of Dividends	So long as the Preferred Shares remain outstanding, we may not declare or pay a dividend or other distribution on our common stock or any other shares of Junior Stock (other than dividends payable solely in common stock) or Parity Stock (other than dividends paid on a pro rata basis with the Preferred Shares), and we generally may not directly or indirectly purchase, redeem or otherwise acquire any shares of common stock, Junior Stock or Parity Stock unless all accrued and unpaid dividends on the Preferred Shares for all past dividend periods are paid in full.

Redemption	We may redeem the Preferred Shares, at any time, in whole or in part, at our option, subject to prior approval by the appropriate federal banking agency, for a redemption price equal to 100% of the liquidation preference amount per Preferred Share plus any accrued and unpaid dividends (including dividends accrued on any unpaid dividends) to but excluding the date of redemption. We have not applied for such regulatory approval and have no present intention to redeem any of the Preferred Shares.

Voting Rights	Holders of the Preferred Shares generally have no voting rights. However, if we do not pay dividends on the Preferred Shares for six or more quarterly periods, whether or not consecutive, the holders of the Preferred Shares, voting as a single class with the holders of any other Parity Stock upon which like voting rights have been conferred and are exercisable, will be entitled to vote for the election of two additional directors to serve on our board of directors until all accrued and unpaid dividends (including dividends accrued on any unpaid dividends) on the Preferred Shares for all past dividend periods are paid in full. There is no limit on the number of nominations and a plurality of eligible voters would determine the election of the two new directors. In addition, the affirmative vote of the holders of at least 66-2/3% of the outstanding Preferred Shares is required for us to authorize, create or increase the authorized number of shares of our capital stock ranking, as to dividends or amounts payable upon liquidation, senior to the Preferred Shares, to amend, alter or repeal any provision of our Articles of Incorporation or the Articles of Amendment relating to the Preferred Shares in a manner that adversely affects the rights of the holders of the Preferred Shares or to consummate a binding share exchange or reclassification of the Preferred Shares or a merger or consolidation of us with another entity unless (x) the Preferred Shares remain outstanding or are converted into or exchanged for preference shares of the surviving entity or its ultimate parent and (y) the Preferred Shares remain outstanding or such preference shares have such terms that are not materially less favorable, taken as a whole, than the rights of the Preferred Shares immediately prior to such transaction, taken as a whole.

S-3

Auction Process	The public offering price and the allocation of the Preferred Shares in this offering will be determined through an auction process conducted by the joint book running managers in this offering, in their capacity as the auction agents. The auction process will entail a modified “Dutch auction” mechanic in which bids may be submitted through the auction agents or one of the other brokers that is a member of the broker network, which are collectively referred to in this prospectus supplement as the “network brokers,” established in connection with the auction process. Each broker will make suitability determinations with respect to its own customers wishing to participate in the auction process. The auction agents will not provide bidders with any information about the bids of other bidders or auction trends, or with advice regarding bidding strategies, in connection with the auction process. We encourage you to discuss any questions regarding the bidding process and suitability determinations applicable to your bids with your broker. We do not intend to submit any bids in the auction. For more information about the auction process, see “Auction Process” in this prospectus supplement.

Minimum Bid Size and Price Increments	This offering is being conducted using an auction process in which prospective purchasers are required to bid for the Preferred Shares. During the auction period, bids may be placed for Preferred Shares at any price at or above the minimum bid price of $ per share (such bid price to be in increments of $0.01) with a minimum bid size of one Preferred Share. See “Auction Process” in this prospectus supplement.

Bid Submission Deadline	The auction will commence at 10:00 a.m., New York City time, on the date specified by the auction agents in a press release issued on such day, and will close at 6:30 p.m., New York City time, on the second business day immediately thereafter, which is referred to as the “submission deadline.”

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Irrevocability of Bids	Bids that have not been modified or withdrawn by the time of the submission deadline are final and irrevocable, and bidders who submit bids that are accepted by Treasury will be obligated to purchase the Preferred Shares allocated to them. The auction agents are under no obligation to reconfirm bids for any reason, except as may be required by applicable securities laws; however, the auction agents, in their sole discretion, may require that bidders confirm their bids before the auction process closes. See “Auction Process” in this prospectus supplement.

Clearing Price

The price at which the Preferred Shares will be sold to the public will be the clearing price plus accrued dividends thereon. The clearing price will be determined as follows:

•If valid, irrevocable bids are received for 100% or more of the offered Preferred Shares at the submission deadline, the clearing price will be equal to the highest price at which all of the offered Preferred Shares can be sold in the auction;

•If valid, irrevocable bids are received for at least half, but less than all, of the offered Preferred Shares at the time of the submission deadline, the clearing price will be equal to the minimum bid price of $      per share.

Even if bids are received for at least half of the offered Preferred Shares, Treasury may decide not to sell any Preferred Shares in the auction process or, in the case where bids are received for at least half, but less than all, of the Preferred Shares, may decide only to sell a portion (but not less than half) of the offered Preferred Shares in the auction process. If Treasury decides to sell Preferred Shares in the auction, after Treasury confirms its acceptance of the clearing price and the number of Preferred Shares to be sold, the auction agents and each network broker that has submitted a successful bid will notify successful bidders that the auction has closed and that their bids have been accepted by Treasury (subject, in some cases, to pro-ration, as described below). The clearing price and number of Preferred Shares to be sold are also expected to be announced by press release on the business day following the end of the auction. See “Auction Process” in this prospectus supplement.

Number of Preferred Shares to be Sold	If bids are received for 100% or more of the offered Preferred Shares, Treasury must sell all of the offered Preferred Shares if it chooses to sell any Preferred Shares. If bids are received for at least half, but less than all, of the offered Preferred Shares, then Treasury may, but is not required to, sell at the minimum bid price in the auction (which will be deemed to be the clearing price) the number of Preferred Shares it chooses to sell up to the number of bids received in the auction, so long as at least half of the offered Preferred Shares are sold. If bids are received for less than half of the offered Preferred Shares, Treasury will not sell any Preferred Shares in this offering. Even if bids are received for at least half of the offered Preferred Shares, Treasury may decide not to sell any Preferred Shares or, in the case where bids are received for at least half, but less than all, of the offered Preferred Shares, may decide only to sell a portion (but not less than half) of the offered Preferred Shares in the auction process. If Treasury elects to sell any Preferred Shares in the auction, Treasury must sell those shares at the clearing price plus accrued dividends thereon. In no event will Treasury sell more Preferred Shares than the number of Preferred Shares for which there are bids. See “Auction Process” in this prospectus supplement.

Allocation; Pro-Ration	If bids for 100% or more of the offered Preferred Shares are received and Treasury elects to sell Preferred Shares in the offering, then any accepted bids submitted in the auction above the clearing price will receive allocations in full, while any accepted bids submitted at the clearing price may experience pro-rata allocation. If bids for at least half, but less than all, of the offered Preferred Shares are received, and Treasury chooses to sell fewer Preferred Shares than the number of Preferred Shares for which bids were received, then all bids will experience equal pro-rata allocation. See “Auction Process” in this prospectus supplement.

S-5

Use of Proceeds	We will not receive any proceeds from the sale of any Preferred Shares sold by Treasury. See “Use of Proceeds.”

Listing	The Preferred Shares will not be listed for trading on any stock exchange nor will they be available for quotation on any national quotation system.

Risk Factors	See “Risk Factors” and other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of factors you should consider carefully before making a decision to invest in the Preferred Shares.

Auction Agents

Network Brokers	See page S-38 for a list of brokers participating as network brokers in the auction process.

Summary Selected Consolidated Financial Data

You should read the following summary selected consolidated financial data with our consolidated financial statements and notes appearing in our Annual Report on Form 10-K for the year ended December 31, 2011, and our Quarterly Report on Form 10-Q for the three months ended March 31, 2012, both of which are incorporated by reference in this prospectus supplement. The following table sets forth select consolidated financial data for us at and for each of the years in the five-year period ended December 31, 2011, and for the three months ended March 31, 2012 and 2011.  The selected results of operations data for the years ended December 31, 2011, 2010 and 2009, and the selected balance sheet data as of December 31, 2011 and 2010, have been derived from our audited financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2011, which is incorporated by reference in this prospectus supplement and the accompanying prospectus. The selected results of operations data for the years ended December 31, 2008 and 2007 and the summary balance sheet data dated as of December 31, 2009, 2008 and 2007 have been derived from our audited financial statements that are not included in this prospectus supplement or the accompanying prospectus. The results and data for the three months ended March 31, 2012 and 2011, are unaudited.  Historical results are not necessarily indicative of future results.

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	At or for the Three Months Ended March 31,		At or for the Year Ended December 31,
	2012	2011	2011	2010	2009	2008	2007
	(dollars in thousands, except share and per share and nonfinancial data)
Operating Data:
Total interest income	$27,179	$25,042	$103,343	$95,010	$79,082	$71,034	$73,670
Total interest expense	8,567	8,364	32,920	34,747	32,867	37,426	41,265
Net interest income	18,612	16,678	70,423	60,263	46,215	33,608	32,405
Provision for loan losses	5,179	3,500	18,214	26,382	15,750	7,075	3,090
Net interest income after provision for loan losses	13,433	13,178	52,209	33,881	30,465	26,533	29,315
Non-interest income	5,809	2,425	20,802	28,813	8,686	5,651	5,249
Non-interest expense	17,825	14,732	67,864	55,172	32,899	27,783	24,068
Income before income taxes	1,417	871	5,147	7,522	6,252	4,401	10,496
Income tax expense (benefit)	(308)	(647)	(1,783)	(204)	(285)	414	3,058
Net income	1,725	1,518	6,930	7,726	6,537	3,987	7,438
Less preferred stock dividends and discount accretion	601	601	2,404	2,196	1,984	142	-
Net income available to common shareholders	$1,124	$917	$4,526	$5,530	$4,553	$3,845	$7,438

Per Common Share Data: (1)
Basic earnings per share	$0.11	$0.09	$0.45	$0.62	$0.62	$0.53	$1.08
Diluted earnings per share	0.11	0.09	0.45	0.61	0.62	0.52	1.05
Cash dividends paid	0.05	0.05	0.20	0.20	0.20	0.20	0.18
Book value	12.93	11.83	12.80	11.63	13.20	12.49	11.90
Tangible common book value (2)	9.75	8.70	9.60	8.49	9.43	8.69	8.02
Weighted average shares outstanding:
Basic	10,910,515	10,860,434	10,877,590	9,262,369	7,340,015	7,322,723	6,865,204
Diluted	10,920,400	10,878,950	10,894,131	9,337,392	7,347,700	7,396,170	7,088,218
Period-end shares outstanding	9,113,501	9,059,809	9,100,890	9,053,360	7,341,901	7,350,029	7,257,532

S-7

	At or for the Three Months Ended March 31,		At or for the Year Ended December 31,
	2012	2011	2011	2010	2009	2008	2007
	(dollars in thousands, except share and per share and nonfinancial data)
Selected Period-End Balance Sheet Data:
Total assets	$2,408,890	$2,157,280	$2,454,930	$2,149,932	$1,634,185	$1,572,876	$1,130,112
Investment securities available for sale	241,335	327,265	282,221	352,871	360,506	416,564	86,683
Investment securities held to maturity	101,404	6,000	97,036	6,000	6,000	6,000	-
Loans	1,724,626	1,528,727	1,709,483	1,508,180	1,079,179	1,007,788	932,562
Allowance for loan losses	36,722	24,325	31,008	24,813	17,309	13,210	11,784
Goodwill	26,129	26,129	26,129	26,129	26,129	26,129	26,129
Deposits	2,116,472	1,870,851	2,118,187	1,828,070	1,349,878	1,146,013	855,130
Short-term borrowings	24,131	26,226	70,211	60,207	50,283	194,143	80,928
Long-term debt	93,713	94,713	93,713	97,713	100,713	105,713	101,713
Shareholders' equity	165,363	154,211	163,855	152,224	126,206	120,680	86,392

S-8

	At or for the Three Months Ended March 31,		At or for the Year Ended December 31,
	2012	2011	2011	2010	2009	2008	2007
	(dollars in thousands, except share and per share and nonfinancial data)
Selected Average Balances:
Total assets	$2,415,639	$2,150,436	$2,208,525	$2,027,261	$1,617,744	$1,227,246	$1,041,018
Investment securities	346,192	352,480	339,067	346,099	424,684	117,531	79,727
Loans, including loans held for sale	1,719,950	1,515,939	1,561,257	1,359,107	1,026,635	981,069	849,271
Total interest-earning assets	2,112,991	1,901,574	1,936,069	1,799,324	1,496,230	1,116,766	943,756
Deposits, interest-bearing	1,971,120	1,732,968	1,770,106	1,613,886	1,257,333	890,058	782,755
Total interest-bearing liabilities	2,096,744	1,877,751	1,914,179	1,765,391	1,418,935	1,063,171	891,695
Shareholders' Equity	158,114	152,250	156,968	149,959	123,641	86,858	76,065

Selected Performance Ratios:
Return on average assets (3)	0.29%	0.29%	0.31%	0.38%	0.40%	0.32%	0.71%
Return on average common equity (4)	4.09%	3.53%	4.12%	4.98%	4.81%	4.54%	9.78%
Return on average tangible common equity (5)	5.53%	4.84%	5.56%	6.70%	6.82%	6.79%	15.58%
Net interest margin (6)	3.80%	3.87%	3.93%	3.65%	3.39%	3.17%	3.60%
Average equity to average assets	6.55%	7.08%	7.11%	7.40%	7.64%	7.08%	7.31%
Efficiency ratio (7)	69.13%	71.59%	70.09%	58.38%	55.36%	67.66%	61.36%
Dividend payout ratio	45.45%	55.56%	44.44%	32.26%	32.26%	38.09%	16.61%

Asset Quality Ratios:
Allowance for loan losses to period-end loans	2.13%	1.59%	1.81%	1.65%	1.60%	1.31%	1.26%
Allowance for loan losses to nonperforming loans (8)	41.76%	23.49%	33.44%	25.96%	90.86%	99.18%	327.42%
Nonperforming assets to total assets (9)	6.51%	6.54%	6.57%	6.29%	2.04%	1.17%	0.54%
Net loan charge-offs to average loans (10)	1.34%	1.07%	1.33%	1.39%	1.13%	0.58%	0.20%

Capital Ratios: (11)
Total risk-based capital	11.76%	12.90%	11.51%	13.01%	12.79%	11.46%	10.31%
Tier 1 risk-based capital	10.20%	11.19%	9.99%	11.19%	10.87%	9.60%	8.26%
Leverage ratio	7.04%	7.49%	7.38%	7.42%	8.32%	8.44%	7.40%

S-9

	At or for the Three Months Ended March 31,		At or for the Year Ended December 31,
	2012	2011	2011	2010	2009	2008	2007
	(dollars in thousands, except share and per share and nonfinancial data)
Other Data:
Number of full service banking offices	30	23	30	23	17	15	14
Number of limited service offices	1	1	1	1	1	1	1
Number of full time equivalent employees	442	361	442	358	249	221	218

(1)	All per share data has been restated to reflect the dilutive effect of a 10% stock dividend distributed on January 22, 2007.

(2)	Calculated by dividing common equity less intangibles by year-end shares outstanding. Intangibles include core deposit intangibles of $3.0 million, $2.3 million, $1.6 million, $1.8 million, and $2.1 million at December 31, 2011, 2010, 2009, 2008, and 2007, respectively, and $2.9 million and $2.2 million at March 31, 2012 and 2011, respectively.

(3)	Calculated by dividing net income by average assets, annualized.

(4)	Calculated by dividing net income available to common shareholders by average common equity, annualized.

(5)	Calculated by dividing net income available to common shareholders by average common equity less average intangibles, annualized.

(6)	Calculated by dividing tax equivalent net interest income by average interest-earning assets.

(7)	Calculated by dividing non-interest expense by the sum of tax-equivalent net interest income plus non-interest income. The tax-equivalent adjustment was $5.6 million, $5.4 million, $4.5 million, $1.8 million, and $1.6 million for the years ended December 31, 2011, 2010, 2009, 2008, and 2007 respectively, and $1.4 million and $1.5 million for the three months ended March 31, 2012 and 2011, respectively.

(8)	Includes $73.3 million and $69.3 million of nonperforming loans covered under loss share agreements at December 31, 2011 and 2010, respectively, and includes $70.4 million and $69.4 million at March 31, 2012 and 2011, respectively.

(9)	Nonperforming assets consist of nonaccrual loans, accruing loans greater than 90 days past due, and other real estate owned, where applicable.

(10)	Net loan charge-offs include $3.8 million and $2.5 million of covered loans that are reimbursed 80% by the FDIC for the year ended December 31, 2011 and for the three months ended March 31, 2012, respectively.

(11)	Capital ratios are for the Bank.

S-10

RISK FACTORS

An investment in our Preferred Shares is subject to risks inherent in our business, risks relating to the structure of the Preferred Shares and risks relating to the auction process being conducted as part of this offering. The material risks and uncertainties that management believes affect your investment in the Preferred Shares are described below and in the sections entitled “Risk Factors” in the accompanying prospectus and our Annual Report on Form 10-K for the year ended December 31, 2011 incorporated by reference herein. Before making an investment decision, you should carefully consider the risks and uncertainties described below and in the accompanying prospectus and information included or incorporated by reference in this prospectus supplement and the accompanying prospectus. If any of these risks or uncertainties are realized, our business, financial condition, capital levels, cash flows, liquidity, results of operations and prospects, as well as our ability to pay dividends on the Preferred Shares, could be materially and adversely affected and the market price of the Preferred Shares could decline significantly and you could lose some or all of your investment.

Risk Factors Related to our Business and Industry

Difficult market conditions have adversely affected the industry in which we operate.

The capital and credit markets have been experiencing volatility and disruption for over three years. Declines in the housing market over this period, with falling home prices and increasing foreclosures, unemployment and under employment, have negatively impacted the credit performance of mortgage loans and resulted in significant write-downs of asset values by financial institutions, including government-sponsored entities as well as major commercial and investment banks. As a result of the broad based economic decline and the troubled economic conditions, financial institutions have pursued strategies that include seeking additional capital or merging with larger and stronger institutions. In some cases, financial institutions that did not pursue defensive strategies or did not succeed in those strategies, have failed. Reflecting concern about the stability of the financial markets generally and the strength of counterparties, many lenders and institutional investors have reduced or ceased providing funding to borrowers, including to other financial institutions. Additionally, the market disruptions have increased the level of commercial and consumer delinquencies, lack of consumer confidence, increased market volatility and widespread reduction of business activity generally. We do not expect that the difficult conditions in the financial markets are likely to improve materially in the near future and are managing the Company with numerous defensive strategies. A worsening of the current conditions would exacerbate the adverse effects of these difficult market conditions on us and others in the financial institution industry. In particular, we may face the following risks in connection with these events:

•	Unreliable market conditions with significantly reduced real estate activity may adversely affect our ability to determine the fair value of the assets we hold. If we determine that a significant portion of our assets have values that are significantly below their recorded carrying value, we could recognize a material charge to earnings in the quarter during which such determination was made, our capital ratios would be affected and may result in increased regulatory scrutiny.

•	We may expect to face increased regulation of our industry, including as a result of The Emergency Economic Stabilization Act of 2008 (“EESA”) and the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”). Compliance with such regulation may increase our costs and limit our ability to pursue business opportunities.

•	Market developments and the resulting economic pressure on consumers may affect consumer confidence levels and may cause increases in delinquencies and default rates, which, among other effects, could affect our charge-offs and provision for loan losses.

S-11

•	Competition in the industry could intensify as a result of the increasing consolidation of financial services companies in connection with current market conditions.

Recent legislation and regulatory proposals in response to recent turmoil in the financial markets may materially adversely affect our business and results of operations.

The banking industry is heavily regulated. We are subject to examinations, supervision and comprehensive regulation by various federal and state agencies. Our compliance with these regulations is costly and restricts certain of our activities. Banking regulations are primarily intended to protect the federal deposit insurance fund and depositors, not shareholders. The burden imposed by federal and state regulations puts banks at a competitive disadvantage compared to less regulated competitors such as finance companies, mortgage banking companies and leasing companies. Changes in the laws, regulations and regulatory practices affecting the banking industry may increase our costs of doing business or otherwise adversely affect us and create competitive advantages for others. Federal economic and monetary policies may also affect our ability to attract deposits and other funding sources, make loans and investments and achieve satisfactory interest spreads.

The Dodd-Frank Act represents a significant overhaul of many aspects of the regulation of the financial-services industry, including new or revised regulation of such things as systemic risk, capital adequacy, deposit insurance assessments and consumer financial protection. In addition, the federal banking regulators have issued joint guidance on incentive compensation and Treasury and the federal banking regulators have issued statements calling for higher capital and liquidity requirements for banking organizations. Complying with these and other new legislative or regulatory requirements, and any programs established thereunder, could have a material adverse impact on our results of operations, our financial condition and our ability to fill positions with the most qualified candidates available.

In December 2010, the Basel Committee on Banking Supervision, an international forum for cooperation on banking supervisory matters, announced the “Basel III” capital rules, which set new capital requirements for banking organizations.  On June 7, 2012, the Federal Reserve requested comment on three proposed rules that, taken together, would establish an integrated regulatory capital framework implementing the Basel III regulatory capital reforms in the United States.  As proposed, the U.S. implementation of Basel III would lead to significantly higher capital requirements and more restrictive leverage and liquidity ratios than those currently in place.  Once adopted, these new capital requirements would be phased in over time.  Additionally, the U.S. implementation of Basel III contemplates that, for banking organizations with less than $15 billion in assets, the ability to treat trust preferred securities as tier 1 capital would be phased out over a ten-year period.  The ultimate impact of the U.S. implementation of the new capital and liquidity standards on the Company and the Bank is currently being reviewed.  At this point we cannot determine the ultimate effect that any final regulations, if enacted, would have upon our earnings or financial position.  In addition, important questions remain as to how the numerous capital and liquidity mandates of the Dodd-Frank Act will be integrated with the requirements of Basel III.

Our revenues are highly correlated to market interest rates.

Our assets and liabilities are primarily monetary in nature, and as a result, we are subject to significant risks tied to changes in interest rates. Our ability to operate profitably is largely dependent upon net interest income. In 2011, net interest income made up 85.6% of our recurring revenue. Unexpected movement in interest rates, that may or may not change the slope of the current yield curve, could cause our net interest margins to decrease, subsequently decreasing net interest income. In addition, such changes could materially adversely affect the valuation of our assets and liabilities.

As with most financial institutions, our results of operations are affected by changes in interest rates and our ability to manage this risk, The difference between interest rates charged on interest-earning assets and interest rates paid on interest-bearing liabilities may be affected by changes in market interest rates, changes in relationships between interest rate indices, and changes in the relationships between long-term and short-term market interest rates. In addition, the mix of assets and liabilities could change as varying levels of market interest rates might present our customer base with more attractive options.

S-12

We may need to rely on the financial markets to provide needed capital.

Our common stock is listed and traded on The NASDAQ Capital Market. Although we anticipate that our capital resources will be adequate for the foreseeable future to meet our capital requirements, at times we may depend on the liquidity of the Nasdaq market to raise equity capital. If the market should fail to operate, or if conditions in the capital markets are adverse, we may be constrained in raising capital. Downgrades in the opinions of the analysts that follow the Company may cause our stock price to fall and significantly limit our ability to access the markets for additional capital requirements. Should these risks materialize, our ability to further expand our operations through internal growth or acquisition may be limited.

Certain changes in interest rates, inflation, deflation or the financial markets could affect demand for our products and our ability to deliver products efficiently.

Loan originations, and potentially loan revenues, could be materially adversely impacted by sharply rising interest rates. Conversely, sharply falling rates could increase prepayments within our securities portfolio lowering interest earnings from those investments. An unanticipated increase in inflation could cause our operating costs related to salaries and benefits, technology and supplies to increase at a faster pace than revenues.

The fair market value of our securities portfolio and the investment income from these securities also fluctuate depending on general economic and market conditions. In addition, actual net investment income and/or cash flows from investments that carry prepayment risk, such as mortgage-backed and other asset-backed securities, may differ from those anticipated at the time of investment as a result of interest rate fluctuations.

Our concentration of real estate loans subjects the Company to risks that could materially adversely affect our results of operations and financial condition.

The majority of our loan portfolio is secured by real estate. As the economy has deteriorated and depressed real estate values, the collateral value of the portfolio and the revenue stream from those loans has come under stress and has required additional provisions to the allowance for loan losses. Our ability to dispose of foreclosed real estate and resolve credit quality issues is dependent on real estate activity and real estate prices, both of which have been unpredictable for more than three years.

Because we engage in lending secured by real estate and may be forced to foreclose on the collateral property and own the underlying real estate, we may be subject to the increased costs associated with the ownership of real property, which could result in reduced net income.

Since we originate loans secured by real estate, we may have to foreclose on the collateral property to protect our investment and may thereafter own and operate such property, in which case we are exposed to the risks inherent in the ownership of real estate. The amount that we, as a mortgagee, may realize after a default is dependent upon factors outside of our control, including, but not limited to:

•	general or local economic conditions;

•	environmental cleanup liability;

•	neighborhood values;

S-13

•	real estate tax rates;

•	operating expenses of the foreclosed properties;

•	ability to obtain and maintain adequate occupancy of the properties;

•	zoning laws, governmental rules, regulations and fiscal policies; and

•	natural disasters.

Certain expenditures associated with the ownership of real estate, principally real estate taxes and maintenance costs, may adversely affect the income from the real estate. Therefore, the cost of operating real property may exceed the rental income earned from such property, and we may have to advance funds in order to protect our investment or we may be required to dispose of the real property at a loss.

Greater loan losses than expected may materially adversely affect our earnings.

We, as lenders, are exposed to the risk that our customers will be unable to repay their loans in accordance with their terms and that any collateral securing the payment of their loans may not be sufficient to assure repayment. Credit losses are inherent in the business of making loans and could have a material adverse effect on our operating results. Our credit risk with respect to our real estate and construction loan portfolio will relate principally to the creditworthiness of business entities and the value of the real estate serving as security for the repayment of loans. Our credit risk with respect to our commercial and consumer loan portfolio will relate principally to the general creditworthiness of businesses and individuals within our local markets.

We make various assumptions and judgments about the collectability of our loan portfolio and provide an allowance for estimated loan losses based on a number of factors. We believe that our current allowance for loan losses is adequate. However, if our assumptions or judgments prove to be incorrect, the allowance for loan losses may not be sufficient to cover actual loan losses. We may have to increase our allowance in the future in response to the request of one of our primary banking regulators, to adjust for changing conditions and assumptions, or as a result of any deterioration in the quality of our loan portfolio. The actual amount of future provisions for loan losses cannot be determined at this time and may vary from the amounts of past provisions.

Liquidity risk could impair our ability to fund operations and jeopardize our financial condition.

Liquidity is essential to our business. An inability to raise funds through deposits, borrowings, and other sources, could have a substantial negative effect on our liquidity. Our access to funding sources in amounts adequate to finance our activities on terms that are acceptable to us could be impaired by factors that affect us specifically or the financial services industry or economy in general. Factors that could negatively impact our access to liquidity sources include a decrease in the level of our business activity as a result of an economic downturn in the markets in which our loans are concentrated, adverse regulatory action against us, or our inability to attract and retain deposits. Our ability to borrow could be impaired by factors that are not specific to us or our region, such as disruption in the financial markets or negative views and expectations about the prospects for the financial services industry in light of recent turmoil faced by banking organizations and the unstable credit markets.

S-14

Our business is highly correlated to local economic conditions in a geographically concentrated part of the United States.

Unlike larger organizations that are more geographically diversified, our banking offices are primarily concentrated in select markets in North Carolina and South Carolina. As a result of this geographic concentration, our financial results depend largely upon economic conditions in these market areas. Deterioration in economic conditions in the markets we serve could result in one or more of the following:

•	an increase in loan delinquencies;

•	an increase in problem assets and foreclosures;

•	a decrease in the demand for our products and services; and

•	a decrease in the value of collateral for loans, especially real estate, in turn reducing customers’ borrowing power, the value of assets associated with problem loans and collateral coverage.

Our growth and financial performance may be negatively impacted if we are unable to successfully execute our growth plans.

Economic conditions and other factors, such as our ability to identify appropriate markets for expansion, our ability to recruit and retain qualified personnel, our ability to fund earning asset growth at a reasonable and profitable level, sufficient capital to support our growth initiatives, competitive factors and banking laws, will impact our success.

We may seek to supplement our internal growth through acquisitions. We cannot predict with certainty the number, size or timing of acquisitions, or whether any such acquisition will occur at all. Our acquisition efforts have traditionally focused on targeted banking entities in markets in which we currently operate and markets in which we believe we can compete effectively. However, as consolidation of the financial services industry continues, the competition for suitable acquisition candidates may increase. We may compete with other financial services companies for acquisition opportunities, and many of these competitors have greater financial resources than we do and may be able to pay more for an acquisition than we are able or willing to pay. We also may need additional debt or equity financing in the future to fund acquisitions. We may not be able to obtain additional financing or, if available, it may not be in amounts and on terms acceptable to us. If we are unable to locate suitable acquisition candidates willing to sell on terms acceptable to us, or we are otherwise unable to obtain additional debt or equity financing necessary for us to continue making acquisitions, we would be required to find other methods to grow our business and we may not grow at the same rate we have in the past, or at all.

Generally, we must receive federal and state regulatory approval before we can acquire a bank or bank holding company. In determining whether to approve a proposed bank acquisition, federal and state bank regulators will consider, among other factors, the effect of the acquisition on the competition, financial condition and future prospects. The regulators also review current and projected capital ratios and levels, the competence, experience and integrity of management and its record of compliance with laws and regulations, the convenience and needs of the communities to be served (including the acquiring institution’s record of compliance under the Community Reinvestment Act) and the effectiveness of the acquiring institution in combating money laundering activities. We cannot be certain when or if, or on what terms and conditions, any required regulatory approvals will be granted.

We rely on dividends from the Bank for most of our revenue.

The Company is a separate and distinct legal entity from the Bank. We receive substantially all of our revenue from dividends from the Bank. These dividends are the principal source of funds to pay dividends on the common and preferred stock and interest and principal on the Company’s debt. Various federal and state laws and regulations limit the amount of dividends that the Bank may pay to the Company. Also, our right to participate in a distribution of assets upon a subsidiary’s liquidation or reorganization is subject to the prior claims of the subsidiary’s creditors. In the event the Bank is unable to pay dividends to us, we may not be able to service debt, pay obligations or pay dividends on our common and preferred stock and its business, financial condition and results of operations may be materially adversely affected.

S-15

We are subject to regulation by various federal and state entities.

We are subject to the regulations of the SEC, the Federal Reserve, the FDIC and the North Carolina Office of the Commissioner of Banks. New regulations issued by these agencies may adversely affect our ability to carry on our business activities. We are subject to various federal and state laws and certain changes in these laws and regulations may adversely affect our operations. Noncompliance with certain of these regulations may impact our business plans, including our ability to branch, offer certain products or execute existing or planned business strategies.

We are also subject to the accounting rules and regulations of the SEC and the Financial Accounting Standards Board. Changes in accounting rules could materially adversely affect our reported financial statements or our results of operations and may also require extraordinary efforts or additional costs to implement. Any of these laws or regulations may be modified or changed from time to time, and we cannot be assured that such modifications or changes will not adversely affect us.

We are subject to industry competition which may have an impact upon our success.

Our profitability depends on our ability to compete successfully. We operate in a highly competitive financial services environment. Certain competitors are larger and may have more resources than we do. We face competition in our regional market areas from other commercial banks, savings and loan associations, credit unions, internet banks, finance companies, mutual funds, insurance companies, brokerage and investment banking firms, and other financial intermediaries that offer similar services. Some of our nonbank competitors are not subject to the same extensive regulations that govern us or our bank subsidiary and may have greater flexibility in competing for business.

Another competitive factor is that the financial services market, including banking services, is undergoing rapid changes with frequent introductions of new technology-driven products and services. Our future success may depend, in part, on our ability to use technology competitively to provide products and services that provide convenience to customers and create additional efficiencies in our operations.

Changes in the policies of monetary authorities and other government action could materially adversely affect our profitability.

The results of our operations are affected by policies of monetary authorities, particularly the Federal Reserve. The instruments of monetary policy employed by the Federal Reserve include open market operations in U.S. government securities, changes in the discount rate or the federal funds rate on bank borrowings and changes in reserve requirements against bank deposits. In view of changing conditions in the national economy and in the money markets, particularly in light of the continuing threat of terrorist attacks and the current military operations and other instances of unrest in the Middle East, we cannot predict with certainty possible future changes in interest rates, deposit levels, loan demand or our business and earnings. Furthermore, the actions of the U.S. government and other governments in responding to such terrorist attacks or events in the Middle East may result in currency fluctuations, exchange controls, market disruption and other adverse effects.

We may invest or spend the proceeds in stock offerings in ways with which you may not agree and in ways that may not earn a profit.

We may choose to use the proceeds of future stock offerings for general corporate purposes, including for possible acquisition opportunities that may become available, such as future FDIC-assisted transactions. It is not known whether suitable acquisition opportunities may become available or whether we will be able to successfully complete any such acquisitions. We may use the proceeds of an offering only to focus on sustaining our organic, or internal, growth or for other purposes. In addition, we may use all or a portion of the proceeds of an offering to support our capital. You may not agree with the ways we decide to use the proceeds of any stock offerings, and our use of the proceeds may not yield any profits.

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We face risks related to our operational, technological and organizational infrastructure.

Our ability to grow and compete is dependent on our ability to build or acquire the necessary operational and technological infrastructure and to manage the cost of that infrastructure while we expand. Similar to other large corporations, in our case, operational risk can manifest itself in many ways, such as errors related to failed or inadequate processes, faulty or disabled computer systems, fraud by employees or persons outside of the Company and exposure to external events. We are dependent on our operational infrastructure to help manage these risks. In addition, we are heavily dependent on the strength and capability of our technology systems which we use both to interface with our customers and to manage our internal financial and other systems. Our ability to develop and deliver new products that meet the needs of our existing customers and attract new customers depends in part on the functionality of our technology systems. Additionally, our ability to run our business in compliance with applicable laws and regulations is dependent on these infrastructures.

We continuously monitor our operational and technological capabilities and make modifications and improvements when we believe it will be cost effective to do so. In some instances, we may build and maintain these capabilities ourselves. We also outsource some of these functions to third parties. These third parties may experience errors or disruptions that could adversely impact us and over which we may have limited control. We also face risk from the integration of new infrastructure platforms and/or new third party providers of such platforms into our existing businesses.

Financial services companies depend on the accuracy and completeness of information about customers and counterparties.

In deciding whether to extend credit or enter into other transactions, we may rely on information furnished by or on behalf of customers and counterparties, including financial statements, credit reports and other financial information. We may also rely on representations of those customers, counterparties or other third parties, such as independent auditors, as to the accuracy and completeness of that information. Reliance on inaccurate or misleading financial statements, credit reports or other financial information could have a material adverse impact on our business and, in turn, our financial condition and results of operations.

Reputational risk and social factors may impact our results.

Our ability to originate and maintain accounts is highly dependent upon customer and other external perceptions of our business practices and our financial health. Adverse perceptions regarding our business practices or our financial health could damage our reputation in both the customer and funding markets, leading to difficulties in generating and maintaining accounts as well as in financing them, adverse developments with respect to the consumer or other external perceptions regarding the practices of our competitors, or our industry as a whole, may also adversely impact our reputation. In addition, adverse reputational impacts on third parties with whom we have important relationships may also adversely impact our reputation. Adverse impacts on our reputation, or the reputation of our industry, may also result in greater regulatory or legislative scrutiny, which may lead to laws, regulations or regulatory actions that may change or constrain the manner in which we engage with our customers and the products we offer. Adverse reputational impacts or events may also increase our litigation risk. We carefully monitor internal and external developments for areas of potential reputational risk and have established governance structures to assist in evaluating such risks in our business practices and decisions.

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We may not be able to attract and retain skilled people.

Our success depends, in large part, on its ability to attract and retain key people. Competition for the best people in most activities we are engaged in can be intense and we may not be able to hire people or to retain them. The unexpected loss of services of one or more of our key personnel could have a material adverse impact on our business because of their skills, knowledge of our market, years of industry experience and the difficulty of promptly finding qualified replacement personnel.

The limitations on incentive compensation contained in The American Recovery and Reinvestment Act of 2009 (“ARRA”) and imposed by the Dodd-Frank Act may adversely affect our ability to retain our highest performing employees.

Because we received funds from the CPP, the ARRA, and subsequent rules and regulations issued by Treasury, we are subject to restrictions on bonus and other incentive compensation payable to our senior executive officers during any periods in which Treasury holds any of our Preferred Shares. As a consequence, we may be unable to create a compensation structure that permits us to retain our highest performing employees and attract new employees of a high caliber. In addition, the Dodd-Frank Act provides for implementation of a variety of corporate governance and compensation practices applicable to all public companies which may impact our executive officers and employees. If this were to occur, our businesses and results of operations could be adversely affected.

The FDIC has imposed a special assessment on all FDIC-insured institutions, and future special assessments could materially adversely affect our earnings in future periods.

In May 2009, the FDIC announced that it had voted to levy a special assessment on insured institutions in order to facilitate the rebuilding of the Deposit Insurance Fund (“DIF”). During 2009, we were required to pay a special assessment totaling $8.5 million and also to prepay the assessments that would normally have been paid during 2010-2012. The FDIC has indicated that future special assessments are possible, although it has not determined the magnitude or timing of any future assessments. Any such future assessments will decrease our earnings.

The terms governing the issuance of the Preferred Shares and the Warrant to Treasury may be changed, the effect of which may have an adverse effect on our operations.

The terms of the Securities Purchase Agreement, which we entered into with Treasury in connection with our purchase of the Preferred Shares and the Warrant, provides that Treasury may unilaterally amend any provision of the Securities Purchase Agreement to the extent required to comply with any changes in applicable federal law that may occur in the future. We have no control over any change in the terms of the transaction that may occur in the future. Such changes may place restrictions on our business or results of operation, which may adversely affect the market price of our common stock.

Our compensation expense may increase substantially after Treasury’s sale of the Preferred Shares.

As a result of our participation in the CPP, among other things, we are subject to Treasury’s current standards for executive compensation and corporate governance for the period during which Treasury holds any of our Preferred Shares. These standards were most recently set forth in the Interim Final Rule on TARP Standards for Compensation and Corporate Governance, published June 15, 2009. If the auction is successful and Treasury elects to sell all of the Preferred Shares, these executive compensation and corporate governance standards will no longer be applicable and our compensation expense for our executive officers and other senior employees may increase substantially.

Risk Factors Related to FDIC-Assisted Transactions

We are subject to certain risks related to FDIC-assisted transactions.

The success of past FDIC-assisted transactions, including the acquisitions of Beach First National Bank, Blue Ridge Savings Bank, Inc. and certain assets and liabilities of Carolina Federal Savings Bank and any FDIC-assisted transaction in which we may participate in the future will depend on a number of factors, including, but not limited to, the following:

•	our ability to fully integrate, and to integrate successfully, the branches acquired into the Bank’s operations;

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•	our ability to limit the outflow of deposits held by our new customers in the acquired branches and to successfully retain and manage interest-earning assets (loans) acquired in FCIC-assisted transactions;

•	our ability to retain existing deposits and to generate new interest-earning assets in the geographic areas previously served by the acquired banks;

•	our ability to effectively compete in new markets in which we did not previously have a presence;

•	our success in deploying the cash received in the FDIC-assisted transactions into assets bearing sufficiently high yields without incurring unacceptable credit or interest rate risk;

•	our ability to control the incremental non-interest expense from the acquired branches in a manner that enables us to maintain a favorable overall efficiency ratio;

•	our ability to retain and attract the appropriate personnel to staff the acquired branches; and

•	our ability to earn acceptable levels of interest and non-interest income, including fee income, from the acquired branches.

As with any acquisition involving a financial institution, particularly one involving the transfer of a large number of bank branches as is often the case with FDIC-assisted transactions, there may be higher than average levels of service disruptions that would cause inconveniences or potentially increase the effectiveness of competing financial institutions in attracting our customers. Integrating the acquired branches would be an operation of substantial size and expense, and we anticipate unique challenges and opportunities because of the nature of the transaction. Integration efforts will also likely divert our management’s attention and resources. It is not known whether we will be able to integrate acquired branches successfully, and the integration process could result in the loss of key employees, the disruption of ongoing business or inconsistencies in standards, controls, procedures and policies that adversely affect our ability to maintain relationships with clients, customers, depositors and employees or to achieve the anticipated benefits of the FDIC-assisted transactions. We may also encounter unexpected difficulties or costs during the integration that could materially adversely affect our earnings and financial condition, perhaps materially. Additionally, we may be unable to achieve results in the future similar to those achieved by our existing banking business, to compete effectively in the market areas previously served by the acquired branches or to manage any growth resulting from FDIC-assisted transactions effectively.

Our willingness and ability to grow the acquired branches following FDIC-assisted transactions depend on several factors, most importantly the ability to retain certain key personnel that we hire or transfer in connection with such transactions. Our failure to retain these employees could adversely affect the success of such transactions and our future growth.

We may engage in acquisitions of other businesses from time to time, including FDIC-assisted acquisitions. These acquisitions may not produce revenue or earnings enhancements or cost savings at levels or within timeframes originally anticipated and may result in unforeseen integration difficulties.

When appropriate opportunities arise, we will engage in acquisitions of other businesses. Difficulty in integrating an acquired business or company may cause us not to realize expected revenue increases, cost savings, increases in geographic or product presence or other anticipated benefits from any acquisition. The integration could result in higher than expected deposit attrition (run-off), loss of key employees, disruption of our business or the business of the acquired company, or otherwise adversely affect our ability to maintain relationships with customers and employees or achieve the anticipated benefits of the acquisition. We are likely to need to make additional investment in equipment and personnel to manage higher asset levels and loan balances as a result of any significant acquisition, which may materially adversely impact our earnings. Also, the negative effect of any divestitures required by regulatory authorities in acquisitions or business combinations may be greater than expected.

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In evaluating potential acquisition opportunities, we may seek to acquire failed banks through FDIC-assisted transactions. While the FDIC may, in such transactions, provide assistance to mitigate certain risks, such as sharing in exposure to loan losses, and providing indemnification against certain liabilities, of the failed institution, we may not be able to accurately estimate our potential exposure to loan losses and other potential liabilities, or the difficulty of integration, in acquiring such an institution.

Depending on the condition of any institution that we may acquire, any acquisition may, at least in the near term, materially adversely affect our capital and earnings and, if not successfully integrated following the acquisition, may continue to have such effects.

FDIC-assisted acquisition opportunities may not become available and increased competition may make it more difficult for us to bid on failed bank transactions on terms we consider to be acceptable.

Our near-term business strategy includes consideration of potential acquisitions of failing banks that the FDIC plans to place in receivership. The FDIC may not place banks that meet our strategic objectives into receivership. Failed bank transactions are attractive opportunities in part because of loss-sharing arrangements with the FDIC that limit the acquirer’s downside risk on the purchased loan portfolio and, apart from our assumption of deposit liabilities, we have significant discretion as to the nondeposit liabilities that we assume. In addition, assets purchased from the FDIC are marked to their fair value and in many cases there is little or no addition to goodwill arising from an FDIC-assisted transaction. The bidding process for failing banks could become very competitive, and the increased competition may make it more difficult for us to bid on terms we consider to be acceptable.

Changes in national and local economic conditions could lead to higher loan charge-offs in connection with past FDIC-assisted transactions, all of which may not be supported by loss-sharing agreements with the FDIC.

Although loan portfolios acquired in past FDIC-assisted transactions have initially been accounted for at fair value, we do not yet know whether the loans we acquired will become impaired, and impairment may result in additional charge-offs to the portfolio. The fluctuations in national, regional and local economic conditions, including those related to local residential, commercial real estate and construction markets, may increase the level of charge-offs that we make to our loan portfolio, and, consequently, reduce our net income, and may also increase the level of charge-offs on the loan portfolios that we have acquired in such acquisitions and correspondingly reduce our net income. These fluctuations are not predictable, cannot be controlled and may have a material adverse impact on our operations and financial condition even if other favorable events occur.

Although we have entered into loss-sharing agreements with the FDIC which provide that a significant portion of losses related to specified loan portfolios that we have acquired in connection with the FDIC-assisted transactions will be borne by the FDIC, we are not protected for all losses resulting from charge-offs with respect to those specified loan portfolios. Additionally, the loss-sharing agreements have limited terms; therefore, any charge-off of related losses that we experience after the term of the loss-sharing agreements will not be reimbursable by the FDIC and will negatively impact our net income. The loss-sharing agreements also impose standard requirements on us which must be satisfied in order to retain loss share protections.

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Risk Factors Related to our Growth Strategy

We may not be able to implement aspects of our growth strategy.

Our growth strategy contemplates the future expansion of its business and operations both organically and by acquisitions such as through the establishment or acquisition of banks and banking offices in its market area and other markets in North Carolina and South Carolina. Implementing these aspects of our growth strategy depends, in part, on its ability to successfully identify acquisition opportunities and strategic partners that will complement its operating philosophy and to successfully integrate their operations with ours, as well as generate loans and deposits within acceptable risk and expense tolerances. To successfully acquire or establish banks or banking offices, we must be able to correctly identify profitable or growing markets, as well as attract the necessary relationships and high caliber banking personnel to make these new banking offices profitable. In addition, we may not be able to identify suitable opportunities for further growth and expansion or, if we do, we may not be able to successfully integrate these new operations into our business.

As consolidation of the financial services industry continues, the competition for suitable acquisition candidates may increase. We will compete with other financial services companies for acquisition opportunities, and many of these competitors have greater financial resources than we do and may be able to pay more for an acquisition than we are able or willing to pay.

We can offer no assurance that it will have opportunities to acquire other financial institutions or acquire or establish any new branches or loan production offices, or that it will be able to negotiate, finance and complete any opportunities available to it.

If we are unable to effectively implement our growth strategies, our business, results of operations and stock price may be materially and adversely affected.

Future expansion involves risks.

The acquisition by us of other financial institutions or parts of those institutions involves a number of risks, including the risk that:

•	we may incur substantial costs in identifying and evaluating potential acquisitions and merger partners, or in evaluating new markets, hiring experienced local managers, and opening new offices;

•	our estimates and judgments used to evaluate credit, operations, management and market risks relating to target institutions may not be accurate;

•	the institutions we acquire may have distressed assets and there can be no assurance that we will be able to realize the value it predicts from those assets or that it will make sufficient provisions or have sufficient capital for future losses;

•	we may be required to take write-downs or write-offs, restructuring and impairment, or other charges related to the institutions it acquires that could have a significant negative effect on our financial condition and results of operations;

•	there may be substantial lag-time between completing an acquisition and generating sufficient assets and deposits to support costs of the expansion;

•	our management’s attention in negotiating a transaction and integrating the operations and personnel of the combining businesses may be diverted from its existing business and we may not be able to successfully integrate such operations and personnel;

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•	we may not be able to obtain regulatory approval for an acquisition;

•	we may enter new markets where it lacks local experience or that introduce new risks to its operations, or that otherwise result in adverse effects on its results of operations;

•	we may introduce new products and services it is not equipped to manage or that introduce new risks to its operations, or that otherwise result in adverse effects on its results of operations;

•	we may incur intangible assets in connection with an acquisition, or the intangible assets it incurs may become impaired, which could result in adverse short-term effects on our results of operations;

•	we may assume liabilities in connection with an acquisition, including unrecorded liabilities that are not discovered at the time of the transaction, and the repayment of those liabilities may have an adverse effect on our results of operations, financial condition and stock price; or

•	we may lose key employees and customers.

We cannot assure you that it will be able to successfully integrate any banking offices that we acquires into our operations or retain the customers of those offices. If any of these risks occur in connection with our expansion efforts, it may have a material and adverse effect on our results of operations and financial condition.

We may not be able to maintain and manage our organic growth, which may adversely affect our results of operations and financial condition.

We have grown rapidly since our acquisition of Beach First National Bank in April 2010, and our business strategy contemplates significant acceleration in such growth, both organically and through acquisitions. We can provide no assurance that we will continue to be successful in increasing the volume of loans and deposits or in introducing new products and services at acceptable risk levels and upon acceptable terms while managing the costs and implementation risks associated with our historical or modified organic growth strategy. We may be unable to continue to increase our volume of loans and deposits or to introduce new products and services at acceptable risk levels for a variety of reasons, including an inability to maintain capital and liquidity sufficient to support continued growth. If we are successful in continuing our growth, we cannot assure you that further growth would offer the same levels of potential profitability or that we would be successful in controlling costs and maintaining asset quality. Accordingly, an inability to maintain growth, or an inability to effectively manage growth, could adversely affect our results of operations, financial condition and stock price.

New bank office facilities and other facilities may not be profitable.

We may not be able to organically expand into new markets that are profitable for its franchise. The costs to start up new bank branches and loan production offices in new markets, other than through acquisitions, and the additional costs to operate these facilities would increase our noninterest expense and may decrease its earnings. It may be difficult to adequately and profitably manage our growth through the establishment of bank branches or loan production offices in new markets. In addition, we can provide no assurance that its expansion into any such new markets will successfully attract enough new business to offset the expenses of their operation. If we are not able to do so, our earnings and stock price may be negatively impacted.

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Acquisition of assets and assumption of liabilities may expose us to intangible asset risk, which could impact its results of operations and financial condition.

In connection with any acquisitions, as required by U.S. generally accepted accounting principles (“GAAP”), we will record assets acquired and liabilities assumed at their fair value, and, as such, acquisitions may result in us recording intangible assets, including deposit intangibles and goodwill. We will perform a goodwill valuation at least annually to test for goodwill impairment. Impairment testing is a two-step process that first compares the fair value of goodwill with its carrying amount, and second measures impairment loss by comparing the implied fair value of goodwill with the carrying amount of that goodwill. Adverse conditions in the business climate, including a significant decline in future operating cash flows, a significant change in our stock price or market capitalization, or a deviation from our expected growth rate and performance may significantly affect the fair value of any goodwill and may trigger impairment losses, which could be materially adverse to our results of operations, financial condition and stock price.

The success of our growth strategy depends on our ability to identify and retain individuals with experience and relationships in the markets in which it intends to expand.

Our growth strategy contemplates that it will expand its business and operations to other markets particularly in the Carolinas. We intend to primarily target market areas that we believe possess attractive demographic, economic or competitive characteristics. To expand into new markets successfully, we must identify and retain experienced key management members with local expertise and relationships in these markets. Competition for qualified personnel in the markets in which we may expand may be intense, and there may be a limited number of qualified persons with knowledge of and experience in the commercial banking industry in these markets. Even if we identify individuals that we believe could assist us in establishing a presence in a new market, we may be unable to recruit these individuals away from other banks or be unable to do so at a reasonable cost. In addition, the process of identifying and recruiting individuals with the combination of skills and attributes required to carry out our strategy is often lengthy. Our inability to identify, recruit and retain talented personnel to manage new offices effectively would limit its growth and could materially adversely affect its business, financial condition, results of operations and stock price.

We may need additional access to capital, which it may be unable to obtain on attractive terms or at all.

We may need to incur additional debt or equity financing in the future to make strategic acquisitions or investments, redeem the Preferred Shares, for future growth or to fund losses or additional provision for loan losses in the future. Our ability to raise additional capital, if needed, will depend in part on conditions in the capital markets at that time, which are outside our control, and on our financial performance. Accordingly, we may be unable to raise additional capital, if and when needed, on terms acceptable to us, or at all. If we cannot raise additional capital when needed, our ability to further expand our operations through internal growth and acquisitions could be materially impaired and our stock price negatively affected.

Risk Factors Related to an Investment in the Preferred Shares

The Preferred Shares are equity and are subordinated to all of our existing and future indebtedness; we are highly dependent on dividends and other amounts from our subsidiaries in order to pay dividends on, and redeem at our option, the Preferred Shares, which are subject to various prohibitions and other restrictions; and the Preferred Shares place no limitations on the amount of indebtedness we and our subsidiaries may incur in the future.

The Preferred Shares are equity interests in the Company and do not constitute indebtedness. As such, the Preferred Shares, like our common stock, rank junior to all existing and future indebtedness and other non-equity claims on the Company with respect to assets available to satisfy claims on the Company, including in a liquidation of the Company. Additionally, unlike indebtedness, where principal and interest would customarily be payable on specified due dates, in the case of perpetual preferred stock like the Preferred Shares, there is no stated maturity date (although the Preferred Shares are subject to redemption at our option) and dividends are payable only if, when and as authorized and declared by our board of directors and depend on, among other matters, our historical and projected results of operations, liquidity, cash flows, capital levels, financial condition, debt service requirements and other cash needs, financing covenants, applicable state law, federal and state regulatory prohibitions and other restrictions and any other factors our board of directors deems relevant at the time.

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The Preferred Shares are not savings accounts, deposits or other obligations of any depository institution and are not insured or guaranteed by the FDIC or any other governmental agency or instrumentality.  Furthermore, the Company is a legal entity that is separate and distinct from its subsidiaries, and its subsidiaries have no obligation, contingent or otherwise, to make any payments in respect of the Preferred Shares or to make funds available therefor.  Because the Company is a holding company that maintains only limited cash at that level, its ability to pay dividends on, and redeem at its option, the Preferred Shares will be highly dependent upon the receipt of dividends, fees and other amounts from its subsidiaries, which, in turn, will be highly dependent upon the historical and projected results of operations, liquidity, cash flows and financial condition of its subsidiaries.  In addition, the right of the Company to participate in any distribution of assets of any of its subsidiaries upon their respective liquidation or reorganization will be subject to the prior claims of the creditors (including any depositors) and preferred equity holders of the applicable subsidiary, except to the extent that the Company is a creditor, and is recognized as a creditor, of such subsidiary.  Accordingly, the holders of the Preferred Shares will be structurally subordinated to all existing and future obligations and preferred equity of the Company’s subsidiaries.

There are also various legal and regulatory prohibitions and other restrictions on the ability of the Bank to pay dividends, extend credit or otherwise transfer funds to the Company or affiliates.  Such dividend payments are subject to regulatory tests, generally based on current and retained earnings of the Bank and other factors, and, may require regulatory approval in the future. Dividend payments to the Company from the Bank may also be prohibited if such payments would impair the Bank’s capital and in certain other cases. In addition, regulatory rules limit the aggregate amount of a depository institution’s loans to, and investments in, any single affiliate in varying thresholds and may prevent the Company from borrowing from the Bank and require any permitted borrowings to be collateralized.

The Company also is subject to various legal and regulatory policies and requirements impacting the Company’s ability to pay accrued or future dividends on, or redeem, the Preferred Shares. As of the date of this prospectus supplement, we have paid in full all of our quarterly dividend obligations on the Preferred Shares. Under the Federal Reserve’s capital regulations, in order to ensure Tier 1 capital treatment for the Preferred Shares, the Company’s redemption of any of the Preferred Shares must be subject to prior regulatory approval.  The Federal Reserve also may require the Company to consult with it prior to increasing dividends.  In addition, as a matter of policy, the Federal Reserve may restrict or prohibit the payment of dividends if (i) the Company’s net income available to shareholders for the past four quarters, net of dividends previously paid during that period, is not sufficient to fully fund the dividends; (ii) the Company’s prospective rate of earnings retention is not consistent with its capital needs and overall current and prospective financial condition; (iii) the Company will not meet, or is in danger of not meeting, its minimum regulatory capital ratios; or (iv) the Federal Reserve otherwise determines that the payment of dividends would constitute an unsafe or unsound practice.  Recent and future regulatory developments may result in additional restrictions on the Company’s ability to pay dividends.

In addition, the terms of the Preferred Shares do not limit the amount of debt or other obligations we or our subsidiaries may incur in the future. Accordingly, we and our subsidiaries may incur substantial amounts of additional debt and other obligations that will rank senior to the Preferred Shares or to which the Preferred Shares will be structurally subordinated.

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An active trading market for the Preferred Shares may not develop or be maintained.

The Preferred Shares are not currently listed on any securities exchange or available for quotation on any national quotation system, and we do not plan to list, or make available for quotation, the Preferred Shares in the future. There can be no assurance that an active trading market for the Preferred Shares will develop or, if developed, will be maintained. If an active market is not developed and maintained, the market value and liquidity of the Preferred Shares may be materially and adversely affected.

The Preferred Shares may be junior in rights and preferences to our future preferred stock.

Subject to approval by the holders of at least 66 2/3% of the Preferred Shares then outstanding, voting as a separate class, we may issue preferred stock in the future the terms of which are expressly senior to the Preferred Shares. The terms of any such future preferred stock expressly senior to the Preferred Shares may prohibit or otherwise restrict dividend payments on the Preferred Shares. For example, the terms of any such senior preferred stock may provide that, unless full dividends for all of our outstanding preferred stock senior to the Preferred Shares have been paid for the relevant periods, no dividends will be paid on the Preferred Shares, and no Preferred Shares may be repurchased, redeemed, or otherwise acquired by us. In addition, in the event of our liquidation, dissolution or winding-up, the terms of any such senior preferred stock would likely prohibit us from making any payments on the Preferred Shares until all amounts due to holders of such senior preferred stock are paid in full.

Holders of the Preferred Shares have limited voting rights.

Unless and until we are in arrears on our dividend payments on the Preferred Shares for six quarterly periods, whether or not consecutive, the holders of the Preferred Shares will have no voting rights except with respect to certain fundamental changes in the terms of the Preferred Shares and certain other matters and except as may be required by applicable law. If dividends on the Preferred Shares are not paid in full for six quarterly periods, whether or not consecutive, the total number of positions on the Company’s board of directors will automatically increase by two and the holders of the Preferred Shares, acting as a class with any other shares of our preferred stock with parity voting rights to the Preferred Shares, will have the right to elect two individuals to serve in the new director positions. This right and the terms of such directors will end when we have paid in full all accrued and unpaid dividends for all past dividend periods. See “Description of Preferred Shares—Voting Rights” in this prospectus supplement.

We are subject to extensive regulation, and ownership of the Preferred Shares may have regulatory implications for holders thereof.

We are subject to extensive federal and state banking laws, including the BHCA, and federal and state banking regulations, that impact the rights and obligations of owners of the Preferred Shares, including, for example, our ability to declare and pay dividends on, and to redeem, the Preferred Shares. Although the Company does not believe the Preferred Shares are considered “voting securities” currently, if they were to become voting securities for the purposes of the BHCA, whether because the Company has missed six dividend payments and holders of the Preferred Shares have the right to elect directors as a result, or for other reasons, a holder of 25% of more of the Preferred Shares, or a holder of a lesser percentage of our Preferred Shares that is deemed to exercise a “controlling influence” over us, may become subject to regulation under the BHCA. In addition, if the Preferred Shares become “voting securities”, then (a) any bank holding company or foreign bank that is subject to the BHCA may need approval to acquire or retain more than 5% of the then outstanding Preferred Shares, and (b) any holder (or group of holders acting in concert) may need regulatory approval to acquire or retain 10% or more of the Preferred Shares. A holder or group of holders may also be deemed to control us if they own one-third or more of our total equity, both voting and non-voting, aggregating all shares held by the investor across all classes of stock. As of March 31, 2012, our Series A Preferred Stock constituted approximately 18.9% of our total equity. Holders of the Preferred Shares should consult their own counsel with regard to regulatory implications.

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If we redeem the Preferred Shares, you may be unable to reinvest the redemption proceeds in a comparable investment at the same or greater rate of return.

We have the right to redeem the Preferred Shares, in whole or in part, at our option at any time, subject to prior regulatory approval.  If we choose to redeem the Preferred Shares in part, we have been informed by DTC that it is their current practice to determine by lot the amount of the interest of each direct participant (through which beneficial owners hold their interest) to be redeemed.  If we choose to redeem the Preferred Shares, we are likely to do so if we are able to obtain a lower cost of capital.  If prevailing interest rates are relatively low if or when we choose to redeem the Preferred Shares, you generally will not be able to reinvest the redemption proceeds in a comparable investment at the same or greater rate of return. Furthermore, if we redeem the Preferred Shares in part, the liquidity of the outstanding Preferred Shares may be limited.

If we do not redeem the Preferred Shares prior to February 15, 2014, the cost of this capital to us will increase substantially and could have a material adverse effect on our liquidity and cash flows.

We have the right to redeem the Preferred Shares, in whole or in part, at our option at any time. If we do not redeem the Preferred Shares prior to February 15, 2014, the cost of this capital to us will increase substantially on and after that date, with the dividend rate increasing from 5.0% per annum to 9.0% per annum, which could have a material adverse effect on our liquidity and cash flows. See “Description of Preferred Shares—Redemption and Repurchases” in this prospectus supplement. Any redemption by us of the Preferred Shares would require prior regulatory approval from the Federal Reserve. We have not applied for such regulatory approval and have no present intention to redeem any of the Preferred Shares, although, in the future, we may seek such approval and, if such approval is obtained (as to which no assurance can be given), redeem the Preferred Shares for cash.

Treasury is a federal agency and your ability to bring a claim against Treasury under the federal securities laws in connection with a purchase of Preferred Shares may be limited.

The doctrine of sovereign immunity, as limited by the Federal Tort Claims Act (the “FTCA”), provides that claims may not be brought against the United States of America or any agency or instrumentality thereof unless specifically permitted by act of Congress. The FTCA bars claims for fraud or misrepresentation. At least one federal court, in a case involving a federal agency, has held that the United States may assert its sovereign immunity to claims brought under the federal securities laws. In addition, Treasury and its officers, agents, and employees are exempt from liability for any violation or alleged violation of the anti-fraud provisions of Section 10(b) of the Exchange Act by virtue of Section 3(c) thereof. The underwriters are not claiming to be agents of Treasury in this offering. Accordingly, any attempt to assert such a claim against the officers, agents or employees of Treasury for a violation of the Securities Act or the Exchange Act resulting from an alleged material misstatement in or material omission from this prospectus supplement, the accompanying prospectus, the registration statement of which this prospectus supplement and the accompanying prospectus or the documents incorporated by reference in this prospectus supplement and the accompanying prospectus are a part or resulting from any other act or omission in connection with the offering of the Preferred Shares by Treasury would likely be barred.

Risk Factors Related to the Auction Process

The price of the Preferred Shares could decline rapidly and significantly following this offering.

The public offering price of the Preferred Shares, which will be the clearing price plus accrued dividends thereon, will be determined through an auction process conducted by Treasury and the auction agents. Prior to this offering there has been no public market for the Preferred Shares, and the public offering price may bear no relation to market demand for the Preferred Shares once trading begins. We have been informed by both Treasury and the auction agents that they believe that the bidding process will reveal a clearing price for the Preferred Shares offered in the auction process, which will either be the highest price at which all of the Preferred Shares offered may be sold to bidders, if bids are received for 100% or more of the offered Preferred Shares, or the minimum bid price of $      , if bids are received for at least half, but less than all, of the offered Preferred Shares. If there is little or no demand for the Preferred Shares at or above the public offering price once trading begins, the price of the Preferred Shares would likely decline following this offering. Limited or less-than-expected liquidity in the Preferred Shares, including decreased liquidity due to a sale of less than all of the offered Preferred Shares, could also cause the trading price of the Preferred Shares to decline. In addition, the auction process may lead to more volatility in, or a decline in, the trading price of the Preferred Shares after the initial sales of the Preferred Shares in this offering. If your objective is to make a short-term profit by selling the Preferred Shares you purchase in the offering shortly after trading begins, you should not submit a bid in the auction.

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The auction process for this offering may result in a phenomenon known as the “winner’s curse,” and, as a result, investors may experience significant losses.

The auction process for this offering may result in a phenomenon known as the “winner’s curse.” At the conclusion of the auction process, successful bidders that receive allocations of Preferred Shares in this offering may infer that there is little incremental demand for the Preferred Shares above or equal to the public offering price. As a result, successful bidders may conclude that they paid too much for the Preferred Shares and could seek to immediately sell their Preferred Shares to limit their losses should the price of the Preferred Shares decline in trading after the auction process is completed. In this situation, other investors that did not submit bids that are accepted by Treasury may wait for this selling to be completed, resulting in reduced demand for the Preferred Shares in the public market and a significant decline in the price of the Preferred Shares. Therefore, we caution investors that submitting successful bids and receiving allocations may be followed by a significant decline in the value of their investment in the Preferred Shares shortly after this offering.

The auction process for this offering may result in a situation in which less price sensitive investors play a larger role in the determination of the public offering price and constitute a larger portion of the investors in this offering, and, as a result, the public offering price may not be sustainable once trading of Preferred Shares begins.

In a typical public offering of securities, a majority of the securities sold to the public are purchased by professional investors that have significant experience in determining valuations for companies in connection with such offerings. These professional investors typically have access to, or conduct their own, independent research and analysis regarding investments in such offerings. Other investors typically have less access to this level of research and analysis, and as a result, may be less sensitive to price when participating in the auction. Because of the auction process used in this auction, these less price sensitive investors may have a greater influence in setting the public offering price (because a larger number of higher bids may cause the clearing price in the auction to be higher than it would otherwise have been absent such bids) and may have a higher level of participation in this offering than is normal for other public offerings. This, in turn, could cause the auction process to result in a public offering price that is higher than the price professional investors are willing to pay for the Preferred Shares. As a result, the price of the Preferred Shares may decrease once trading of the Preferred Shares begins. Also, because professional investors may have a substantial degree of influence on the trading price of the Preferred Shares over time, the price of the Preferred Shares may decline and not recover after this offering. Furthermore, if the public offering price of the Preferred Shares is above the level that investors determine is reasonable for the Preferred Shares, some investors may attempt to short sell the Preferred Shares after trading begins, which would create additional downward pressure on the trading price of the Preferred Shares.

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The clearing price for the Preferred Shares may bear little or no relationship to the price for the Preferred Shares that would be established using traditional valuation methods, and, as a result, the trading price of the Preferred Shares may decline significantly following the issuance of the Preferred Shares.

The public offering price of the Preferred Shares will be equal to the clearing price plus accrued dividends thereon. The clearing price of the Preferred Shares may have little or no relationship to, and may be significantly higher than, the price for the Preferred Shares that otherwise would be established using traditional indicators of value, such as our future prospects and those of our industry in general; our revenues, earnings, and other financial and operating information; multiples of revenue, earnings, capital levels, cash flows, and other operating metrics; market prices of securities and other financial and operating information of companies engaged in activities similar to us; and the views of research analysts. The trading price of the Preferred Shares may vary significantly from the public offering price. Potential investors should not submit a bid in the auction for this offering unless they are willing to take the risk that the price of the Preferred Shares could decline significantly.

Successful bidders may receive the full number of Preferred Shares subject to their bids, so potential investors should not make bids for more Preferred Shares than they are prepared to purchase.

Each bidder may submit multiple bids. However, as bids are independent, each bid may result in an allocation of Preferred Shares. Allocation of the Preferred Shares will be determined by, first, allocating Preferred Shares to any bids made above the clearing price, and second, allocating Preferred Shares (on a pro-rata basis, if appropriate) among bids made at the clearing price. If Treasury elects to sell any Preferred Shares in this offering, the bids of successful bidders that are above the clearing price will be allocated all of the Preferred Shares represented by such bids, and only accepted bids submitted at the clearing price, in certain cases, will experience pro-rata allocation, if any. Bids that have not been modified or withdrawn by the time of the submission deadline are final and irrevocable, and bidders who submit bids that are accepted by Treasury will be obligated to purchase the Preferred Shares allocated to them. Accordingly, the sum of a bidder’s bid sizes as of the submission deadline should be no more than the total number of Preferred Shares the bidder is willing to purchase, and investors are cautioned against submitting a bid that does not accurately represent the number of Preferred Shares that they are willing and prepared to purchase.

Submitting a bid does not guarantee an allocation of Preferred Shares, even if a bidder submits a bid at or above the public offering price of the Preferred Shares.

The auction agents, in their sole discretion, may require that bidders confirm their bids before the auction closes (although the auction agents are under no obligation to reconfirm bids for any reason, except as may be required by applicable securities laws).  If a bidder is requested to confirm a bid and fails to do so within the permitted time period, that bid may be deemed to have been withdrawn and, accordingly, that bidder may not receive an allocation of Preferred Shares even if the bid is at or above the public offering price.  The auction agents may, however, choose to accept any such bid even if it has not been reconfirmed.  In addition, the auction agents may determine in some cases to impose size limits on the aggregate size of bids that they choose to accept from any bidder (including any network broker), and may reject any bid that they determine, in their discretion, has a potentially manipulative, disruptive or other adverse effect on the auction process or the offering.  Furthermore, if bids for 100% or more of the offered Preferred Shares are received, and Treasury elects to sell any Preferred Shares in the auction, then any accepted bids submitted in the auction above the clearing price will receive allocations in full, while each bid submitted at the clearing price will be allocated the number of Preferred Shares represented by such bids, in the case bids for 100% of the offered Preferred Shares are received, or a number of Preferred Shares approximately equal to the pro-rata allocation percentage multiplied by the number of Preferred Shares represented by such bid, rounded to the nearest whole number of Preferred Shares (subject to rounding to eliminate odd-lots), in the case bids for more than 100% of the offered Preferred Shares are received.  If bids for at least half, but less than all, of the offered Preferred Shares are received, and Treasury chooses to sell fewer Preferred Shares than the number of Preferred Shares for which bids were received (but not less than half), then all bids will experience equal pro-rata allocation.  Treasury could also decide, in its sole discretion, not to sell any Preferred Shares in this offering after the clearing price has been determined.  As a result of these factors, you may not receive an allocation for all the Preferred Shares for which you submit a bid.

We cannot assure you that the auction will be successful or that the full number of offered Preferred Shares will be sold.

If sufficient bids are received and accepted by the auction agents to enable Treasury to sell the offered Preferred Shares in this offering, the public offering price will be set at the clearing price plus accrued dividends thereon, unless Treasury decides, in its sole discretion, not to sell any Preferred Shares in this offering after the clearing price is determined.  The clearing price will be determined based on the number of valid, irrevocable bids at the time of the submission deadline that Treasury decides, in its sole discretion, to accept. If valid, irrevocable bids are received for 100% or more of the offered Preferred Shares at the submission deadline, the clearing price will be equal to the highest price of the offered Preferred Shares that can be sold in the auction.  If, however, bids are received for at least half, but less than all, of the offered Preferred Shares, then Treasury may (but is not required to) sell, at the minimum bid price in the auction (which will be deemed the clearing price) the number of Preferred Shares it chooses to sell up to the number of bids received in the auction, so long as at least half of the offered Preferred Shares are sold.  If bids are received for less than half of the offered Preferred Shares, Treasury will not sell any Preferred Shares in this offering.  The liquidity of the Preferred Shares may be limited if less than all of the offered Preferred Shares are sold by Treasury.  Possible future sales of Treasury’s remaining Preferred Shares, if any, that are held following this offering, could affect the trading price of the Preferred Shares sold in this offering.

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Submitting bids through a network broker or any other broker that is not an auction agent may in some circumstances shorten deadlines for potential investors to submit, modify or withdraw their bids.

In order to participate in the auction, bidders must have an account with, and submit bids to purchase Preferred Shares through, either an auction agent or a network broker. Brokers that are not network brokers will need to submit their bids, either for their own account or on behalf of their customers, through an auction agent or a network broker. Potential investors and brokers that wish to submit bids in the auction and do not have an account with an auction agent or a network broker must either establish such an account prior to bidding in the auction or cause a broker that has such an account to submit a bid through that account. Network brokers and other brokers will impose earlier submission deadlines than those imposed by the auction agents in order to have sufficient time to aggregate bids received from their respective customers and to transmit the aggregate bid to an auction agent (or, in the case of non-network brokers submitting bids through a network broker, to such network broker to transmit to the auction agents) before the auction closes. As a result of such earlier submission deadlines, potential investors who submit bids through a network broker, or brokers that submit bids through an auction agent or a network broker, will need to submit or withdraw their bids earlier than other bidders, and it may in some circumstances be more difficult for such bids to be submitted, modified or withdrawn.

A certain significant shareholder of the Company has indicated that it may bid in the auction process and, if it does so, that could have the effect of raising the clearing price and decreasing liquidity in the market for the Preferred Shares.

A certain significant shareholder of the Company has indicated that it may submit a bid for a portion of the Preferred Shares in the auction process up to an amount of $     . You will not be notified by either the auction agents, the network brokers or the selling shareholder if such shareholder has bid in the auction process or, should such shareholder elect to participate in the auction process, the terms of any bid or bids it may place. Although such shareholder would not receive preferential treatment of any kind and would participate on the same basis as all other bidders, in some cases the submission of a bid by such shareholder could cause the clearing price in the auction process to be higher than it would otherwise have been (although in such a case the shareholder would still be required to purchase any Preferred Shares for which it had submitted a bid at the clearing price). This shareholder may bid at a price per share that is less than the liquidation preference per Preferred Share. In addition, to the extent this shareholder purchases any Preferred Shares, the liquidity of any market for the Preferred Shares may decrease, particularly if any such purchases represent a significant percentage of the outstanding Preferred Shares.

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USE OF PROCEEDS

The Preferred Shares offered by this prospectus supplement are being sold for the account of Treasury. Any proceeds from the sale of these Preferred Shares will be received by Treasury for its own account, and we will not receive any proceeds from the sale of any Preferred Shares offered by this prospectus supplement.

RATIOS OF EARNINGS TO COMBINED FIXED CHARGES AND
PREFERRED STOCK DIVIDENDS

The following table sets forth our ratios of earnings to combined fixed charges and preferred stock dividends for the periods indicated.

	Three Months Ended March 31,		Year Ended December	Year Ended December	Year Ended December	Year Ended December	Year Ended December
	2012	2011	31, 2011	31, 2010	31, 2009	31, 2008	31, 2007
	(unaudited)		(audited)
Ratios of Earnings to Combined Fixed Charges and Preferred Stock Dividends(1)
Including Interest on Deposits	1.09	1.03	1.08	1.14	1.12	1.11	1.25
Excluding Interest on Deposits	1.56	1.19	1.48	1.91	1.72	1.62	2.82

(1)	Earnings consist of income from continuing operations before income taxes and combined fixed charges. Combined fixed charges consist of interest expense on all borrowings, including/excluding interest on deposits as noted, and preferred stock dividends. For all periods, we computed the ratios of earnings to combined fixed charges and preferred stock dividends by dividing earnings by combined fixed charges. If we do not redeem the Preferred Shares prior to February 15, 2014, the cost of this capital to us will increase substantially on and after that date, with the dividend rate increasing from 5.0% to 9.0% per annum, which would adversely affect our ratio of earnings to combined fixed charges and preferred stock dividends.

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DESCRIPTION OF PREFERRED SHARES

This section summarizes specific terms and provisions of the Preferred Shares. The description of the Preferred Shares contained in this section is qualified in its entirety by the actual terms of the Preferred Shares, as are stated in the Articles of Amendment to the Company’s Articles of Incorporation, a copy of which was attached as Exhibit 3.1 to our Current Report on Form 8-K filed on December 8, 2008 and incorporated by reference into this prospectus supplement and the accompanying prospectus. See “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this prospectus supplement.

General

The Preferred Shares constitutes a series of our perpetual, cumulative, preferred stock, consisting of 31,260 shares, each without par value, having a liquidation preference amount of $1,000 per share. The Preferred Shares have no maturity date. We issued the Preferred Shares to Treasury on December 5, 2008 in connection with the CPP for an aggregate purchase price of $31.2 million in a private placement exempt from the registration requirements of the Securities Act. The Preferred Shares qualify as Tier 1 capital for regulatory purposes.

Dividends

Rate. Dividends on the Preferred Shares are payable quarterly in arrears, when, as and if authorized and declared by our board of directors out of legally available funds, on a cumulative basis on the $1,000 per share liquidation preference amount plus the amount of accrued and unpaid dividends for any prior dividend periods, at a rate of (i) 5% per annum, from the original issuance date to but excluding the first day of the first dividend period commencing on or after the fifth anniversary of the original issuance date (i.e., 5% per annum from December 5, 2008 to but excluding February 15, 2014), and (ii) 9% per annum, from and after the first day of the first dividend period commencing on or after the fifth anniversary of the original issuance date (i.e., 9% per annum on and after February 15, 2014). Dividends are payable quarterly in arrears on February 15, May 15, August 15 and November 15 of each year. As of the date of this prospectus supplement, we have paid in full all of our quarterly dividend obligations on the Preferred Shares. Each dividend will be payable to holders of record as they appear on our stock register on the applicable record date, which will be the 15th calendar day immediately preceding the related dividend payment date (whether or not a business day), or such other record date determined by our board of directors that is not more than 60 nor less than ten days prior to the related dividend payment date. Each period from and including a dividend payment date (or the date of the issuance of the Preferred Shares) to but excluding the following dividend payment date is referred to as a “dividend period.” Dividends payable for each dividend period are computed on the basis of a 360-day year consisting of twelve 30-day months. If a scheduled dividend payment date falls on a day that is not a business day, the dividend will be paid on the next business day as if it were paid on the scheduled dividend payment date, and no interest or other additional amount will accrue on the dividend. The term “business day” means any day except Saturday, Sunday and any day on which banking institutions in the State of New York generally are authorized or required by law or other governmental actions to close.

Holders of Preferred Shares sold by Treasury in the auction, if any, that are record holders on the record date for the          dividend payment date will be entitled to any declared dividends payable on such date.

Dividends on the Preferred Shares are cumulative. If for any reason our board of directors does not declare a dividend on the Preferred Shares for a particular dividend period, or if the board of directors declares less than a full dividend, we will remain obligated to pay the unpaid portion of the dividend for that period and the unpaid dividend will compound on each subsequent dividend date (meaning that dividends for future dividend periods will accrue on any unpaid dividend amounts for prior dividend periods).

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We are not obligated to pay holders of the Preferred Shares any dividend in excess of the dividends on the Preferred Shares that are payable as described above. There is no sinking fund with respect to dividends on the Preferred Shares.

Priority of Dividends. So long as any of the Preferred Shares remain outstanding, we may not declare or pay a dividend or other distribution on our common stock or any other shares of Junior Stock (other than dividends payable solely in common stock) or Parity Stock (other than dividends paid on a pro rata basis with the Preferred Shares), and we generally may not directly or indirectly purchase, redeem or otherwise acquire any shares of common stock, Junior Stock or Parity Stock unless all accrued and unpaid dividends on the Preferred Shares for all past dividend periods are paid in full.

“Junior Stock” means our common stock and any other class or series of our stock the terms of which expressly provide that it ranks junior to the Preferred Shares as to dividend rights and/or as to rights on liquidation, dissolution or winding up of the Company. We currently have no outstanding class or series of stock constituting Junior Stock other than our common stock and our Mandatorily Convertible Non-Voting Preferred Stock, Series B (the “Series B Preferred Stock”).

“Parity Stock” means any class or series of our stock, other than the Preferred Shares, the terms of which do not expressly provide that such class or series will rank senior or junior to the Preferred Shares as to dividend rights and/or as to rights on liquidation, dissolution or winding up of the Company, in each case without regard to whether dividends accrue cumulatively or non-cumulatively. We currently have no outstanding class or series of stock constituting Parity Stock.

Liquidation Rights

In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, holders of the Preferred Shares will be entitled to receive for each share of the Preferred Shares, out of the assets of the Company or proceeds available for distribution to our shareholders, subject to any rights of our creditors, before any distribution of assets or proceeds is made to or set aside for the holders of our common stock and any other class or series of our stock ranking junior to the Preferred Shares, payment of an amount equal to the sum of (i) the $1,000 liquidation preference amount per share and (ii) the amount of any accrued and unpaid dividends on the Preferred Shares (including dividends accrued on any unpaid dividends). To the extent the assets or proceeds available for distribution to shareholders are not sufficient to fully pay the liquidation payments owing to the holders of the Preferred Shares and the holders of any other class or series of our stock ranking equally with the Preferred Shares, the holders of the Preferred Shares and such other stock will share ratably in the distribution.

For purposes of the liquidation rights of the Preferred Shares, neither a merger or consolidation of the Company with another entity, including a merger or consolidation in which the holders of Preferred Shares receive cash, securities or other property for their shares, nor a sale, lease or exchange of all or substantially all of the Company’s assets will constitute a liquidation, dissolution or winding up of the affairs of the Company.

Redemptions and Repurchases

We may redeem the Preferred Shares, at any time, in whole or in part, at our option, subject to prior approval by the appropriate federal banking agency, for a redemption price equal to 100% of the liquidation preference amount per Preferred Share plus any accrued and unpaid dividends to but excluding the date of redemption (including dividends accrued on any unpaid dividends), provided that any declared but unpaid dividend payable on a redemption date that occurs subsequent to the record date for the dividend will be payable to the holder of record of the redeemed shares on the dividend record date.

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To exercise the redemption right described above, we must give notice of the redemption to the holders of record of the Preferred Shares by first class mail, not less than 30 days and not more than 60 days before the date of redemption. Each notice of redemption given to a holder of Preferred Shares must state: (i) the redemption date; (ii) the number of Preferred Shares to be redeemed and, if less than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (iii) the redemption price; and (iv) the place or places where certificates for such shares are to be surrendered for payment of the redemption price. In the case of a partial redemption of the Preferred Shares, the shares to be redeemed will be selected either pro rata or in such other manner as our board of directors determines to be fair and equitable.

The Securities Purchase Agreement between us and Treasury provides that so long as Treasury continues to own any Preferred Shares, we may not repurchase any Preferred Shares from any other holder of such shares unless we offer to repurchase a ratable portion of the Preferred Shares then held by Treasury on the same terms and conditions.

Preferred Shares that we redeem, repurchase or otherwise acquire will revert to authorized but unissued shares of preferred stock, which may then be reissued by us as any series of preferred stock other than the Preferred Shares.

No Conversion Rights

Holders of the Preferred Shares have no right to exchange or convert their shares into common stock or any other securities.

Voting Rights

The holders of the Preferred Shares do not have voting rights other than those described below, except to the extent specifically required by North Carolina law.

If we do not pay dividends on the Preferred Shares for six or more quarterly dividend periods, whether or not consecutive, the authorized number of directors of the Company will automatically increase by two and the holders of the Preferred Shares will have the right, with the holders of shares of any other classes or series of Voting Parity Stock outstanding at the time, voting together as a single class, to elect two directors (the “Preferred Directors”) to fill such newly created directorships at our next annual meeting of shareholders (or at a special meeting called for that purpose prior to the next annual meeting) and at each subsequent annual meeting of shareholders until all accrued and unpaid dividends (including dividends accrued on any unpaid dividends) for all past dividend periods on all outstanding Preferred Shares have been paid in full at which time this right will terminate with respect to the Preferred Shares, subject to revesting in the event of each and every subsequent default by us in the payment of dividends on the Preferred Shares.

There is no limit on the number of nominations and a plurality of eligible voters would determine the election of the Preferred Directors. Under the Company’s bylaws, at any meeting of shareholders at which directors are to be elected, including a meeting to elect the Preferred Directors, nominations may be made by any holder of shares entitled to vote at that meeting in the election of directors. To be eligible for consideration at the meeting of shareholders, such nominations must be in writing and must be delivered to the Secretary of the Company not less than fifty (50) days nor more than ninety (90) days prior to the meeting at which such nominations will be made; provided, however, that if less than sixty (60) days’ notice of the meeting is given to the shareholders, such nominations must be delivered to the Secretary of the Company not later than the close of business on the tenth (10th) day following the day on which the notice of meeting was mailed. The Company does not intend to make any nominations with respect to the Preferred Directors. No person may be elected as a Preferred Director who would cause us to violate any corporate governance requirements of any securities exchange or other trading facility on which our securities may then be listed or traded that listed or traded companies must have a majority of independent directors. Upon any termination of the right of the holders of the Preferred Shares and Voting Parity Stock as a class to vote for directors as described above, the Preferred Directors will cease to be qualified as directors, the terms of office of all Preferred Directors then in office will terminate immediately and the authorized number of directors will be reduced by the number of Preferred Directors which had been elected by the holders of the Preferred Shares and the Voting Parity Stock. Any Preferred Director may be removed at any time, with or without cause, and any vacancy created by such a removal may be filled, only by the affirmative vote of the holders a majority of the outstanding Preferred Shares voting separately as a class together with the holders of shares of Voting Parity Stock, to the extent the voting rights of such holders described above are then exercisable. If the office of any Preferred Director becomes vacant for any reason other than removal from office, the remaining Preferred Director may choose a successor who will hold office for the unexpired term of the office in which the vacancy occurred.

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The term “Voting Parity Stock” means with regard to any matter as to which the holders of the Preferred Shares are entitled to vote, any series of Parity Stock (as defined under “—Dividends-Priority of Dividends” above) upon which voting rights similar to those of the Preferred Shares have been conferred and are exercisable with respect to such matter. We currently have no outstanding shares of Voting Parity Stock.

Although the Company does not believe the Preferred Shares are considered “voting securities” currently, if they were to become “voting securities” for the purposes of the BHCA, whether because the Company has missed six dividend payments and holders of the Preferred Shares have the right to elect directors as a result, or for other reasons, a holder of 25% of more of the Preferred Shares, or a holder of a lesser percentage of our Preferred Shares that is deemed to exercise a “controlling influence” over us, may become subject to regulation under the BHCA. In addition, if the Preferred Shares become “voting securities”, then (a) any bank holding company or foreign bank that is subject to the BHCA may need approval to acquire or retain more than 5% of the then outstanding Preferred Shares, and (b) any holder (or group of holders acting in concert) may need regulatory approval to acquire or retain 10% or more of the Preferred Shares. A holder or group of holders may also be deemed to control us if they own one-third or more of our total equity, both voting and non-voting, aggregating all shares held by the investor across all classes of stock. Holders of the Preferred Shares should consult their own counsel with regard to regulatory implications.

In addition to any other vote or consent required by North Carolina law or by our Articles of Incorporation, the vote or consent of the holders of at least 66-2/3% of the outstanding Preferred Shares, voting as a separate class, is required in order to do the following:

•	amend or alter our Articles of Incorporation or the Articles of Amendment relating to the Preferred Shares to authorize or create or increase the authorized amount of, or any issuance of, any shares of, or any securities convertible into or exchangeable or exercisable for shares of, any class or series of our capital stock ranking senior to the Preferred Shares with respect to either or both the payment of dividends and/or the distribution of assets on any liquidation, dissolution or winding up of the Company; or

•	amend, alter or repeal any provision of our Articles of Incorporation or the Articles of Amendment relating to the Preferred Shares in a manner that adversely affects the rights, preferences, privileges or voting powers of the Preferred Shares; or

•	consummate a binding share exchange or reclassification involving the Preferred Shares or a merger or consolidation of the Company with another entity, unless (i) the Preferred Shares remain outstanding or, in the case of a merger or consolidation in which the Company is not the surviving or resulting entity, are converted into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent, and (ii) the Preferred Shares remaining outstanding or such preference securities, have such rights, preferences, privileges, voting powers, limitations and restrictions, taken as a whole, as are not materially less favorable than the rights, preferences, privileges, voting powers, limitations and restrictions of the Preferred Shares immediately prior to consummation of the transaction, taken as a whole;

provided, however, that (1) any increase in the amount of our authorized shares of preferred stock, including authorized Preferred Shares necessary to satisfy preemptive or similar rights granted by us to other persons prior to December 5, 2008 and (2) the creation and issuance, or an increase in the authorized or issued amount, of any other series of preferred stock, or any securities convertible into or exchangeable or exercisable for any other series of preferred stock, ranking equally with and/or junior to the Preferred Shares with respect to the payment of dividends, whether such dividends are cumulative or non-cumulative and the distribution of assets upon our liquidation, dissolution or winding up, will not be deemed to adversely affect the rights, preferences, privileges or voting powers of the Preferred Shares and will not require the vote or consent of the holders of the Preferred Shares.

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To the extent holders of the Preferred Shares are entitled to vote, holders of Preferred Shares will be entitled to one vote for each share then held.

The voting provisions described above will not apply if, at or prior to the time when the vote or consent of the holders of the Preferred Shares would otherwise be required, all outstanding Preferred Shares have been redeemed by us or called for redemption upon proper notice and sufficient funds have been set aside by us for the benefit of the holders of Preferred Shares to effect the redemption.

Book-Entry Procedures

The Depository Trust Company (the “DTC”) will act as securities depositary for the Preferred Shares. We will issue one or more fully registered global securities certificates in the name of DTC’s nominee, Cede & Co. These certificates will represent the total aggregate number of Preferred Shares sold in the auction. We will deposit these certificates with DTC or a custodian appointed by DTC. We will not issue certificates to you for the Preferred Shares that you purchase, unless DTC’s services are discontinued as described below.

Title to book-entry interests in the Preferred Shares will pass by book-entry registration of the transfer within the records of DTC in accordance with its procedures. Book-entry interests in the Preferred Shares may be transferred within DTC in accordance with procedures established for these purposes by DTC. Each person owning a beneficial interest in the Preferred Shares must rely on the procedures of DTC and the participant through which such person owns its interest to exercise its rights as a holder of the Preferred Shares.

DTC has advised us that it is a limited-purpose trust company organized under the New York Banking Law, a member of the Federal Reserve, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered under the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants (“Direct Participants”) deposit with DTC. DTC also facilitates the settlement among Direct Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Direct Participants’ accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. Access to the DTC system is also available to others such as securities brokers and dealers, including the underwriters, banks and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly (“Indirect Participants”). The rules applicable to DTC and its Direct and Indirect Participants are on file with the SEC.

When you purchase Preferred Shares within the DTC system, the purchase must be by or through a Direct Participant. The Direct Participant will receive a credit for the Preferred Shares on DTC’s records. You, as the actual owner of the Preferred Shares, are the “beneficial owner.” Your beneficial ownership interest will be recorded on the Direct and Indirect Participants’ records, but DTC will have no knowledge of your individual ownership. DTC’s records reflect only the identity of the Direct Participants to whose accounts Preferred Shares are credited.

You will not receive written confirmation from DTC of your purchase. The Direct or Indirect Participants through whom you purchased Preferred Shares should send you written confirmations providing details of your transactions, as well as periodic statements of your holdings. The Direct and Indirect Participants are responsible for keeping an accurate account of the holdings of their customers like you.

Transfers of ownership interests held through Direct and Indirect Participants will be accomplished by entries on the books of Direct and Indirect Participants acting on behalf of the beneficial owners.

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Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

We understand that, under DTC’s existing practices, in the event that we request any action of the holders, or an owner of a beneficial interest in a global security such as you desires to take any action which a holder is entitled to take under our Articles of Incorporation, as amended, DTC would authorize the Direct Participants holding the relevant shares to take such action, and those Direct Participants and any Indirect Participants would authorize beneficial owners owning through those Direct and Indirect Participants to take such action or would otherwise act upon the instructions of beneficial owners owning through them.

Any redemption notices with respect to the Preferred Shares will be sent to Cede & Co. If less than all of the Preferred Shares are being redeemed, DTC will reduce each Direct Participant’s holdings of Preferred Shares in accordance with its procedures.

In those instances where a vote is required, neither DTC nor Cede & Co. itself will consent or vote with respect to the Preferred Shares. Under its usual procedures, DTC would mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those Direct Participants whose accounts the Preferred Shares are credited to on the record date, which are identified in a listing attached to the omnibus proxy.

Dividends on the Preferred Shares will be made directly to DTC’s nominee (or its successor, if applicable). DTC’s practice is to credit participants’ accounts on the relevant payment date in accordance with their respective holdings shown on DTC’s records unless DTC has reason to believe that it will not receive payment on that payment date.

Payments by Direct and Indirect Participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name.” These payments will be the responsibility of the participant and not of DTC, us or any agent of ours.

DTC may discontinue providing its services as securities depositary with respect to the Preferred Shares at any time by giving reasonable notice to us. Additionally, we may decide to discontinue the book-entry only system of transfers with respect to the Preferred Shares. In that event, we will print and deliver certificates in fully registered form for Preferred Shares. If DTC notifies us that it is unwilling to continue as securities depositary, or it is unable to continue or ceases to be a clearing agency registered under the Exchange Act and a successor depositary is not appointed by us within 90 days after receiving such notice or becoming aware that DTC is no longer so registered, we will issue Preferred Shares in definitive form, at our expense, upon registration of transfer of, or in exchange for, such global security.

According to DTC, the foregoing information with respect to DTC has been provided to the financial community for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

Global Clearance and Settlement Procedures

Initial settlement for the Preferred Shares will be made in immediately available funds. Secondary market trading among DTC’s Participants will occur in the ordinary way in accordance with DTC’s rules and will be settled in immediately available funds using DTC’s Same-Day Funds Settlement System.

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AUCTION PROCESS

The following describes the auction process used to determine the public offering price of the Preferred Shares. That process differs from methods traditionally used in other underwritten public offerings. Treasury and the underwriters will determine the public offering price and the allocation of the Preferred Shares in this offering by an auction process conducted by          , in their capacity as the “auction agents.” This auction process will involve a modified “Dutch auction” mechanic in which the auction agents (working with a number of other brokers) will receive and accept bids from bidders for the Preferred Shares. We do not intend to submit any bids in the auction. A certain significant shareholder of the Company has indicated that it may submit a bid in the auction up to an amount of $       . There is no assurance that the shareholder will submit any bid (or the amount of any such bid) or that any bid submitted by the shareholder will be accepted. After the auction closes and those bids become irrevocable (which will occur automatically at the submission deadline to the extent such bids have not been modified or withdrawn at that time), the auction agents will determine the clearing price for the sale of the Preferred Shares offered hereby and, if Treasury chooses to proceed with the offering, the underwriters will allocate Preferred Shares to the winning bidders. The clearing price for the Preferred Shares may bear little or no relationship to the price that would be established using traditional valuation methods. You should carefully consider the risks described under “Risk Factors — Risk Factors Related to the Auction Process” beginning on page S-26 of this prospectus supplement.

Eligibility and Account Status

In order to participate in the auction process, bidders must have an account with, and submit bids to purchase Preferred Shares through, either an auction agent or one of the network brokers. Brokers that are not network brokers will need to submit their bids, either for their own account or on behalf of their customers, through the auction agents or a network broker. If you wish to bid in the auction and do not have an account with an auction agent or a network broker, you will either need to establish such an account prior to bidding in the auction (which may be difficult to do before the submission deadline) or contact your existing broker and request that it submit a bid through an auction agent or a network broker. Network brokers and other brokers will have deadlines relating to the auction that are earlier than those imposed by the auction agents, as described below under “— The Auction Process — The Bidding Process.”

Because the Preferred Shares are complex financial instruments for which there is no established trading market, the auction agents, each network broker and any other broker that submits bids through the auction agents or any network broker will be required to establish and enforce client suitability standards, including eligibility, account status and size, to evaluate whether an investment in the Preferred Shares is appropriate for any particular investor. Each of them will individually apply its own standards in making that determination, but in each case those standards will be implemented in accordance with the applicable requirements and guidelines of the Financial Industry Regulatory Authority (“FINRA”). If you do not meet the relevant suitability requirements of an auction agent or another broker, you will not be able to bid in the auction. Accounts at an auction agent or any other broker, including broker accounts, are also subject to the customary rules of those institutions. You should contact your brokerage firm to better understand how you may submit bids in the auction process.

An auction agent or network brokers may require bidders (including any brokers that may be bidding on behalf of their customers) to submit additional information, such as tax identification numbers, a valid e-mail address and other contact information, and other information that may be required to establish or maintain an account.

The auction agents and the network brokers, upon request, will provide certain information to you in connection with the offering, including this prospectus supplement and the accompanying prospectus and forms used by such brokers, if any, to submit bids. Additionally, you should understand that:

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•	before submitting a bid in the auction, you should read this prospectus supplement, the accompanying prospectus and the documents incorporated by reference, including all the risk factors;

•	the minimum bid price was agreed by the auction agents and Treasury, and we did not participate in that determination and therefore cannot provide any information regarding the factors that Treasury and the auction agents considered in determining the minimum bid price;

•	if valid, irrevocable bids are received for 100% or more of the offered Preferred Shares at the submission deadline, the clearing price will be equal to the highest price at which all of the offered Preferred Shares can be sold in the auction. In this case, the clearing price will be determined based on the number of valid, irrevocable bids at the time of the submission deadline that Treasury decides, in its sole discretion, to accept (it being understood that Treasury must accept bids for 100% of the offered Preferred Shares if it accepts any bid);

•	if valid, irrevocable bids are received for at least half, but less than all, of the offered Preferred Shares at the submission deadline, then Treasury may (but is not required to) sell, at the minimum bid price per share in the auction (which will be deemed the clearing price), the number of Preferred Shares it chooses to sell up to the number of bids received in the auction, so long as at least half of the offered Preferred Shares are sold;

•	if bids are received for less than half of the offered Preferred Shares, Treasury will not sell any Preferred Shares in this offering;

•	if there is little or no demand for the Preferred Shares at or above the public offering price once trading begins, the trading price of the Preferred Shares will decline;

•	the liquidity of any market for the Preferred Shares may be affected by the number of Preferred Shares that Treasury elects to sell in this offering, and the price of the Preferred Shares may decline if the Preferred Shares are illiquid;

•	the auction agents, in their sole discretion, have the right to reconfirm any bid by contacting the purported bidder directly and to impose size limits on the aggregate size of bids that it chooses to accept from any bidder, including network brokers (although the auction agents are under no obligation to reconfirm bids for any reason, except as may be required by applicable securities laws). If you are requested to reconfirm a bid and fail to do so in a timely manner, the auction agents may deem your bid to have been withdrawn, but alternatively may in their discretion choose to accept any such bid even if it has not been reconfirmed;

•	the auction agents may reject any bid that they determine, in their discretion, has a potentially manipulative, disruptive or other adverse effect on the auction process or the offering; and

•	the auction agents will not provide bidders with any information about the bids of other bidders or auction trends, or with advice regarding bidding strategies, in connection with the auction process.

None of the underwriters, Treasury or us have undertaken any efforts to qualify the Preferred Shares for sale in any jurisdiction outside the United States. Except to the limited extent that this offering will be open to certain non-U.S. investors under private placement exemptions in certain countries other than the United States, investors located outside the United States should not expect to be eligible to participate in this offering.

Even if a bidder places a bid in the auction, it may not receive an allocation of the Preferred Shares in the offering for a number of reasons described below. You should consider all the information in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference in determining whether to submit a bid, the number of Preferred Shares you seek to purchase and the price per share you are willing to pay.

The following brokers have agreed to be network brokers for purposes of the auction process:          . The network brokers will not share in any underwriting discounts or fees paid by us in connection with the offering of the Preferred Shares but may, subject to applicable FINRA and SEC rules and regulations, charge a separate commission to their own customers.

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The Auction Process

The following describes how the auction agents will conduct the auction process:

General

•	The auction will commence at 10:00 a.m., New York City time, on the date specified by the auction agents in a press release issued on such day, and will end at 6:30 p.m., New York City time, on the second business day immediately thereafter (the “submission deadline”). Unless you submit your bids through an auction agent, your broker will have an earlier deadline for accepting bids. If a malfunction, technical or mechanical problem, calamity, crisis or other similar event occurs that the auction agents believe may interfere with the auction process, the auction agents may (in consultation with Treasury) decide to extend the auction or cancel and reschedule the auction. The auction agents and the network brokers will advise bidders of any such decision to extend or cancel and reschedule the auction using e-mail, telephone or facsimile, and will attempt to make such notification prior to the time the auction is scheduled to close. If the auction process is extended such that it closes at a later time on the same business day, any bids previously submitted will continue to be valid unless amended or cancelled by the bidder, but if the auction is extended such that it closes on the following business day or later, or is cancelled, all bids will be cancelled at the time of such extension or cancellation.

•	The auction agents and the network brokers will contact potential investors with information about the auction process and how to participate and will solicit bids from prospective investors via electronic message, telephone and facsimile. The minimum bid price is $ per Preferred Share with a minimum size for any bid of one Preferred Share.

The Bidding Process

•	The auction agents and the network brokers will only accept bids in the auction process in increments of whole Preferred Shares; no fractional interests will be sold.

•	No maximum price or auction price range has been established in connection with the auction process, which means that there is no ceiling on the price per share that you or any other bidder can bid in the auction. Each bid must specify a price at or above the minimum bid price of $ (such bid price to be in increments of $0.01) with a minimum bid size of one Preferred Share or such bid will be rejected.

•	Once the auction begins, you may submit your bids either directly through an auction agent or through any network broker. Bids through the network brokers will be aggregated and submitted to the auction agents as single bids at each price increment by those brokers. Bids will only be accepted if they are made on an unconditional basis (i.e., no “all-or-none” bids will be accepted).

•	In connection with submitting a bid, you will be required to provide the following information:

•	the number of Preferred Shares that you are interested in purchasing (only in whole shares—no fractional interests);
•	the price per share you are willing to pay (such bid price to be in increments of $0.01 at or above the minimum bid price of $ per Preferred Share with a minimum size for any bid of one Preferred Share); and

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•	any additional information that may be required to enable an auction agent and/or network broker to identify you, confirm your eligibility and suitability for participating in this offering, and, if you submit a successful bid, consummate a sale of Preferred Shares to you.

•	You may submit multiple bids. Canceling one bid does not cancel any other bid. However, as bids are independent, each bid may result in an allocation of Preferred Shares. Consequently, the sum of your bid sizes should be no more than the total number of Preferred Shares you are willing to purchase. In addition, the auction agents may impose size limits on the aggregate size of bids that they choose to accept from any bidder (including any network broker), although the auction agents are under no obligation to do so or to reconfirm bids for any reason, except as may be required by applicable securities laws.

•	At any time prior to the submission deadline, you may modify your bids to increase or decrease the number of Preferred Shares bid for or the price bid per share and may withdraw your bid and reenter the auction. Network brokers, however, will impose earlier submission deadlines than that imposed by the auction agents in order to have sufficient time to aggregate bids received from their respective customers and to transmit the aggregate bid to the auction agents before the auction closes. If you are bidding through a network broker, or another broker that is submitting bids through an auction agent or a network broker, you should be aware of any earlier submission deadlines that may be imposed by your broker.

•	Conditions for valid bids, including eligibility standards and account funding requirements, may vary from broker to broker. Some brokers, for example, may require a prospective investor to maintain a minimum account balance or to ensure that its account balance is equal to or in excess of the amount of its bid. No funds will be transferred to the underwriters until the acceptance of the bid and the allocation of Preferred Shares.

•	A bid received by an auction agent or any network broker involves no obligation or commitment of any kind prior to the submission deadline. Therefore, you will be able to withdraw a bid at any time prior to the submission deadline (or any deadline imposed by a network broker, if you are bidding through a network broker). Following the submission deadline, however, all bids that have not been modified or withdrawn by you prior to the submission deadline will be considered final and irrevocable and may be accepted. The auction agents and Treasury will rely on your bid in setting the public offering price and in sending notices of acceptance to successful bidders.

•	If you are requested to reconfirm a bid and fail to do so in a timely manner, the auction agents may deem your bid to have been withdrawn. The auction agents may, however, choose to accept your bid even if it has not been reconfirmed.

•	The auction agents may reject any bid that they determine, in their discretion, has a potentially manipulative, disruptive or other adverse effect on the auction process or the offering.

•	The auction agents will not provide bidders with any information about the bids of other bidders or auction trends, or with advice regarding bidding strategies, in connection with the auction process.

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•	No funds will be transferred to the underwriters until the acceptance of the bid and the allocation of the Preferred Shares. However, the auction agents or any network broker may require you to deposit funds or securities in your brokerage accounts with value sufficient to cover the aggregate dollar amount of your bids. Bids may be rejected if you do not provide the required funds or securities within the required time. The auction agents or any network broker may, however, decide to accept successful bids regardless of whether you have deposited funds or securities in your brokerage accounts. In any case, if you are a successful bidder, you will be obligated to purchase the Preferred Shares allocated to you in the allocation process and will be required to deposit funds in your brokerage accounts prior to settlement, which is expected to occur three or four business days after the notices of acceptance are sent to you.

Pricing and Allocation

•	The auction agents will manage the master order book that will aggregate all bids and will include the identity of the bidders (or their brokers, in the case of bids submitted through a network broker). The master order book will not be available for viewing by bidders. Bidders whose bids are accepted will be informed about the result of their bids.

•	If valid, irrevocable bids are received for 100% or more of the offered Preferred Shares, the clearing price will be equal to the highest price at which all of the offered Preferred Shares can be sold in the auction. In this case, the clearing price will be determined based on the number of valid, irrevocable bids at the time of the submission deadline that Treasury decides, in its sole discretion, to accept (it being understood that Treasury must accept bids for 100% of the offered Preferred Shares if it accepts any bid). If valid, irrevocable bids for 100% or more of the offered Preferred Shares are received, any accepted bids submitted in the auction above the clearing price will receive allocations in full, while each bid submitted at the clearing price will be allocated the number of Preferred Shares represented by such bids, in the case bids for 100% of the offered Preferred Shares are received, or a number of Preferred Shares approximately equal to the pro-rata allocation percentage multiplied by the number of Preferred Shares represented by such bid, rounded to the nearest whole number of Preferred Shares (subject to rounding to eliminate odd-lots), in the case bids for more than 100% of the offered Preferred Shares are received.

•	If valid, irrevocable bids are received for at least half, but less than all, of the offered Preferred Shares at the submission deadline, then Treasury may (but is not required to) sell, at the minimum bid price in the auction (which will be deemed the clearing price), the number of Preferred Shares it chooses to sell up to the number of bids received in the auction, so long as at least half of the offered Preferred Shares are sold, and in such a case if Treasury chooses to sell fewer Preferred Shares than the number of Preferred Shares for which bids were received, then all bids will experience equal pro-rata allocation.

•	If bids are received for less than half of the offered Preferred Shares, Treasury will not sell any Preferred Shares in this offering.

•	Unless Treasury decides not to sell any Preferred Shares or as otherwise described below, all Preferred Shares will be sold to bidders at the clearing price plus accrued dividends thereon.

•	Promptly after the auction agents determine the clearing price, they will communicate that clearing price to Treasury. Treasury may decide not to sell any Preferred Shares after the clearing price is determined or, in the case where bids are reserved for at least half, but less than all, of the offered Preferred Shares, may decide to sell only a portion (but not less than half) of the offered Preferred Shares. Once Treasury confirms its acceptance of the clearing price and the number of Preferred Shares to be sold, the auction agents will confirm allocations of Preferred Shares to its clients and the network brokers. The underwriters will sell all Preferred Shares at the same price per share plus accrued dividends.

•	If Treasury elects to sell Preferred Shares in the offering, allocation of the Preferred Shares will be determined by, first, allocating Preferred Shares to any bids made above the clearing price, and second, allocating Preferred Shares (on a pro-rata basis if appropriate) among bids made at the clearing price. Any pro-rata allocation percentage for bids made at the clearing price will be determined by dividing the number of Preferred Shares to be allocated at the bidding increment equal to the clearing price by the number of Preferred Shares represented by bids at that bidding increment. Each accepted bid submitted at the clearing price will be allocated a number of Preferred Shares approximately equal to the pro-rata allocation percentage multiplied by the number of Preferred Shares represented by its bid, rounded to the nearest whole number of Preferred Shares. In no case, however, will any rounded amount exceed the original bid size.

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•	After Treasury confirms its acceptance of the clearing price and the number of Preferred Shares to be sold, the auction agents and each network broker that has submitted successful bids will notify you, in the event your bids have been accepted by Treasury, by electronic message, telephone, facsimile or otherwise that the auction has closed and that your bids have been accepted by Treasury (subject, in some cases, to pro-ration, as described in this prospectus supplement). They may also provide you with a preliminary allocation estimate, which will be subsequently followed by a final allocation and confirmation of sale. In the event your bids are not accepted, you may be notified that your bids have not been accepted. As a result of the varying delivery times involved in sending e-mails over the Internet and other methods of delivery, you may receive notices of acceptance before or after other bidders.

•	The clearing price and number of Preferred Shares to be sold are expected to be announced via press release on the business day following the end of the auction. The price will also be included in the notice of acceptance and the confirmation of sale that will be sent to successful bidders, and will also be included in the final prospectus supplement for the offering.

•	Sales to investors will be settled through your account with the broker through which your bid was submitted.

•	If you submit bids that are accepted by Treasury, you will be obligated to purchase the Preferred Shares allocated to you regardless of whether you are aware that the notice of acceptance of your bid has been sent. Once an underwriter has sent out a notice of acceptance and confirmation of sale, it will not cancel or reject your bid. The auction agents and Treasury will rely on your bid in setting the public offering price and in sending notices of acceptance to successful bidders. As a result, you will be responsible for paying for all of the Preferred Shares that are finally allocated to you at the public offering price.

You should carefully review the procedures of, and communications from, the institution through which you bid to purchase Preferred Shares.

Auction Process Developments

You should keep in contact with the institution through which your bid has been submitted and monitor your relevant e-mail accounts, telephone and facsimile for notifications related to this offering, which may include:

•	Potential Request for Reconfirmation. The auction agents, in their sole discretion, may ask you to reconfirm your bid by directly contacting you (or your broker, if you submitted your bid through a broker other than an auction agent), although the auction agents are under no obligation to reconfirm bids for any reason, except as may be required by applicable securities laws. If you are requested to reconfirm a bid and fail to do so in a timely manner, the auction agents may deem your bid to have been withdrawn. The auction agents may, however, choose to accept your bid even if it has not been reconfirmed.

•	Notice of Acceptance. Notification as to whether any of your bids are successful and have been accepted by Treasury. This notification will include the final clearing price. If your bids have been accepted by Treasury, you will be informed about the results of the auction process.

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SELLING SHAREHOLDER

The table below sets forth information concerning the resale of the Preferred Shares by Treasury. We will not receive any proceeds from the sale of any Preferred Shares sold by Treasury. Our operations are regulated by various U.S. governmental authorities, including in certain respects by Treasury. Other than through its role as a regulator and the acquisition of the Preferred Shares, Treasury has not held any position or office or had any other material relationship with us or any of our predecessors or affiliates within the past three years.

Treasury acquired the Preferred Shares as part of the Troubled Asset Relief Program, which was established pursuant to the EESA. EESA was enacted into law on October 3, 2008 to restore confidence and stabilize the volatility in the U.S. banking system and to encourage financial institutions to increase their lending to customers and to each other.

The following description was provided by Treasury and is derived from the website of Treasury. Treasury is the executive agency of the United States government responsible for promoting economic prosperity and ensuring the financial security of the United States. Treasury is responsible for a wide range of activities, such as advising the President of the United States on economic and financial issues, encouraging sustainable economic growth and fostering improved governance in financial institutions. Treasury operates and maintains systems that are critical to the nation’s financial infrastructure, such as the production of coin and currency, the disbursement of payments to the American public, revenue collection and the borrowing of funds necessary to run the federal government. Treasury works with other federal agencies, foreign governments, and international financial institutions to encourage global economic growth, raise standards of living and, to the extent possible, predict and prevent economic and financial crises. Treasury also performs a critical and far-reaching role in enhancing national security by implementing economic sanctions against foreign threats to the United States, identifying and targeting the financial support networks of national security threats and improving the safeguards of our financial systems. In addition, under the EESA, Treasury was given certain authority and facilities to restore the liquidity and stability of the financial system.

The doctrine of sovereign immunity, as limited by the FTCA, provides that claims may not be brought against the United States of America or any agency or instrumentality thereof unless specifically permitted by act of Congress. The FTCA bars claims for fraud or misrepresentation. The courts have held, in cases involving federal agencies and instrumentalities, that the United States may assert its sovereign immunity to claims brought under the federal securities laws. Thus, any attempt to assert a claim against Treasury alleging a violation of the federal securities laws, including the Securities Act and the Exchange Act, resulting from an alleged material misstatement in or material omission from this prospectus supplement, the accompanying prospectus or the registration statement of which this prospectus supplement and the accompanying prospectus are a part, or any other act or omission in connection with the offering to which this prospectus supplement and the accompanying prospectus relate, likely would be barred. In addition, Treasury and its members, officers, agents, and employees are exempt from liability for any violation or alleged violation of the anti-fraud provisions of Section 10(b) of the Exchange Act by virtue of Section 3(c) thereof. The underwriters are not claiming to be agents of Treasury in this offering. Accordingly, any attempt to assert such a claim against the members, officers, agents or employees of Treasury for a violation of the Securities Act or the Exchange Act resulting from an alleged material misstatement in or material omission from this prospectus supplement, the accompanying prospectus or the registration statement of which this prospectus supplement and the accompanying prospectus are a part or resulting from any other act or omission in connection with the offering to which this prospectus supplement and the accompanying prospectus relates likely would be barred. See “Risk Factors – Treasury is a federal agency and your ability to bring a claim against Treasury under the federal securities laws in connection with a purchase of Preferred Shares may be limited.”

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The table below sets forth information with respect to the number of Preferred Shares beneficially owned by Treasury as of          , 2012, the number of Preferred Shares being offered by Treasury in this offering, and the number of Preferred Shares to be beneficially owned by Treasury after this offering, assuming all the Preferred Shares offered by Treasury in this offering are sold. The percentages below are calculated based on 31,260 Preferred Shares issued and outstanding as of          , 2012.

	Beneficial Ownership Prior to the Offering(1)(2)			Beneficial Ownership After the Offering
Name and Address of Beneficial Owner	Number of Preferred Shares Beneficially Owned(1)	Percent	Preferred Shares Being Offered	Number of Preferred Shares Beneficially Owned(1)(2)	Percent
United States Department of the Treasury 1500 Pennsylvania Avenue, N.W. Washington, D.C. 20220	31,260	100%	31,260	0	0%

(1)	In accordance with Rule 13d-3 under the Exchange Act, a person is deemed to be the beneficial owner, for purposes of this table, of any Preferred Shares over which such person has voting or investment power and of which such person has the right to acquire beneficial ownership within 60 days.

(2)	Treasury also owns a warrant to purchase 543,337 shares of our common stock.

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U.S. FEDERAL INCOME TAX CONSEQUENCES

The following discussion summarizes the material U.S. federal income tax consequences applicable to “U.S. holders” and “non-U.S. holders” (each as defined below) with respect to the purchase, ownership and disposition of the Preferred Shares. This summary is based upon current provisions of the Internal Revenue Code of 1986, as amended from time to time (the “Code”), Treasury regulations and judicial and administrative authority, all of which are subject to differing interpretations or change, possibly with retroactive effect. This summary is limited to investors who will hold the Preferred Shares as capital assets and does not discuss all aspects of U.S. federal income taxation that may be important to particular investors in light of their individual circumstances. This discussion does not address the tax consequences to investors who are subject to special tax rules, such as banks and other financial institutions, insurance companies, governments and governmental entities, broker-dealers, partnerships and their partners, tax-exempt organizations, investors that will hold the Preferred Shares as part of a straddle, hedge, conversion, constructive sale, or other integrated security transaction for U.S. federal income tax purposes, U.S. expatriates, or U.S. holders that have a functional currency that is not the U.S. dollar, all of whom may be subject to tax rules that differ significantly from those summarized below. In addition, this summary does not address any alternative minimum tax consequences or any state, local or non-U.S. tax consequences. Each prospective investor is urged to consult its own tax advisors regarding the U.S. federal, state, local, and non-U.S. income and other tax considerations of the purchase, ownership, and disposition of the Preferred Shares.

For purposes of this summary, you are a “U.S. holder” if you are a beneficial owner of the Preferred Shares and you are for U.S. federal income tax purposes (i) an individual citizen or resident of the United States, (ii) a corporation created or organized in the United States or under the laws of the United States, any state thereof or the District of Columbia, (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source, or (iv) a trust if it (A) is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (B) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a United States person. You are a “non-U.S. holder” if you are a beneficial owner of the Preferred Shares that is an individual, corporation, estate or trust that is not a U.S. holder.

If a partnership (including any other entity treated as a partnership for U.S. federal income tax purposes) is a holder of the Preferred Shares, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. If you are a partnership or a partner of a partnership holding Preferred Shares, you should consult your own tax advisors as to the particular U.S. federal income tax consequences of the purchase, ownership and disposition of the Preferred Shares.

U.S. Holders

Distributions on the Preferred Shares. In general, if distributions are made with respect to the Preferred Shares, the distributions will be treated as dividends to the extent of our current and accumulated earnings and profits as determined for U.S. federal income tax purposes. Any portion of a distribution in excess of our current and accumulated earnings and profits is treated first as a nontaxable return of capital reducing your tax basis in the Preferred Shares. Any amount in excess of your tax basis is treated as capital gain, the tax treatment of which is discussed below under “Sale or Redemptions of the Preferred Shares.”

Dividends received by individual holders of the Preferred Shares will generally be subject to a reduced maximum tax rate of 15% if such dividends are treated as “qualified dividend income” for U.S. federal income tax purposes. The rate reduction does not apply to dividends that are paid to individual shareholders with respect to Preferred Shares that are held for 60 days or less during the 121-day period beginning on the date which is 60 days before the date on which the Preferred Shares become ex-dividend. Furthermore, the rate reduction does not apply to dividends received to the extent that an individual holder elects to treat the dividends as “investment income” for purposes of determining the holder’s limit for the deduction of investment interest under Section 163(d) of the Code. The 15% dividend rate is scheduled to expire December 31, 2012, at which time the rate will revert back to ordinary income rates previously in effect and applicable to dividends unless the Code is amended to provide for a different rate. In addition, under the Health Care and Education Reconciliation Act of 2010, dividends received after December 31, 2012 by U.S. holders that are individuals could be subject to the 3.8% tax on net investment income. You should consult your own tax advisors regarding the implications of these rules in light of your particular circumstances.

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Dividends received by corporate holders of the Preferred Shares may be eligible for a dividends received deduction equal to 70% of the amount of the distribution, subject to applicable limitations, including limitations related to “debt financed portfolio stock” under Section 246A of the Code and to the holding period requirements of Section 246 of the Code. In addition, any amount received by a corporate holder that is treated as a dividend may, depending on the circumstances, constitute an “extraordinary dividend” subject to the provisions of Section 1059 of the Code (except as may otherwise be provided in Treasury regulations yet to be promulgated). Under Section 1059, a corporate holder that has held shares for two years or less before the dividend announcement date generally must reduce the tax basis of all of the holder’s shares (but not below zero) by the “non-taxed portion” of any “extraordinary dividend” and, if the non-taxed portion exceeds the holder’s tax basis for the shares, must treat any excess as gain from the sale or exchange of the shares in the year the payment is received. Individual holders of Preferred Shares that receive any “extraordinary dividends” that are treated as “qualified dividend income” (as discussed above) will be required to treat any losses on the sale of such Preferred Shares as long-term capital losses to the extent of such dividends. We strongly encourage you to consult your own tax advisor regarding the extent, if any, to which these provisions may apply to you in light of your particular facts and circumstances.

Sale or Redemption of the Preferred Shares. On the sale or exchange of the Preferred Shares to a party other than us, you generally will realize capital gain or loss in an amount equal to the difference between (a) the amount of cash and the fair market value of any property you receive on the sale and (b) your tax basis in the Preferred Shares. We strongly encourage you to consult your own tax advisors regarding applicable rates, holding periods and netting rules for capital gains and losses in light of your particular facts and circumstances. Certain limitations exist on the deduction of capital losses by both corporate and non-corporate taxpayers.

On the redemption of Preferred Shares by us, your surrender of the Preferred Shares for the redemption proceeds will be treated either as a payment received upon sale or exchange of the Preferred Shares or as a distribution with respect to all of your equity interests in us. Resolution of this issue will turn on the application of Section 302 of the Code to your individual facts and circumstances.

The redemption will be treated as gain or loss from the sale or exchange of Preferred Shares (as discussed above) if:

•	the redemption is “substantially disproportionate” with respect to you within the meaning of Section 302(b)(2) of the Code;

•	your interest in the Preferred Shares and any other equity interest in us is completely terminated (within the meaning of Section 302(b)(3) of the Code) as a result of such redemption; or

•	the redemption is “not essentially equivalent to a dividend” (within the meaning of Section 302(b)(1) of the Code). In general, redemption proceeds are “not essentially equivalent to a dividend” if the redemption results in a “meaningful reduction” of your interest in the issuer.

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In determining whether any of these tests has been met, you must take into account not only the Preferred Shares and other equity interests in us that you actually own, but also shares and other equity interests that you constructively own within the meaning of Section 318 of the Code.

If none of the above tests giving rise to sale or exchange treatment is satisfied, then a payment made in redemption of the Preferred Shares will be treated as a distribution that is subject to the tax treatment described above under “Distributions on the Preferred Shares.” The amount of the distribution will be equal to the amount of cash and the fair market value of property you receive without any offset for your tax basis in the Preferred Shares. Your tax basis in the redeemed Preferred Shares should be transferred to your remaining Preferred Shares. If, however, you have no remaining Preferred Shares, your basis could be lost.

Any redemption proceeds that are attributable to any declared but unpaid dividends on the Preferred Shares will generally be subject to the rules described above under “U.S. Holders - Distributions on the Preferred Shares.”

We strongly encourage you to consult your own tax advisor regarding: (a) whether a redemption payment will qualify for sale or exchange treatment under Section 302 of the Code or, alternatively, will be characterized as a distribution; and (b) the resulting tax consequences to you in light of your individual facts and circumstances.

Information Reporting and Backup Withholding. Information reporting will generally apply to noncorporate U.S. holders with respect to payments of dividends on the Preferred Shares and to certain payments of proceeds on the sale or other disposition of the Preferred Shares. Certain noncorporate U.S. holders may be subject to U.S. backup withholding (currently at a rate of 28%) on payments of dividends on the Preferred Shares and certain payments of proceeds on the sale or other disposition of the Preferred Shares unless the beneficial owner of the Preferred Shares furnishes the payor or its agent with a taxpayer identification number, certified under penalties of perjury, and certain other information, or otherwise establishes, in the manner prescribed by law, an exemption from backup withholding.

U.S. backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a credit against a U.S. holder’s U.S. federal income tax liability, which may entitle the U.S. holder to a refund, provided the U.S. holder timely furnishes the required information to the Internal Revenue Service (the “IRS”).

Non-U.S. Holders

Distributions on the Preferred Shares. Distributions treated as dividends as described above under “U.S. Holders – Distributions on the Preferred Shares” paid to a non-U.S. holder of the Preferred Shares will generally be subject to withholding of U.S. federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. However, distributions that are effectively connected with the conduct by the non-U.S. holder of a trade or business within the United States are not subject to the withholding tax, provided certain certification and disclosure requirements are satisfied. Instead, such distributions are subject to U.S. federal income tax on a net income basis in the same manner as if the non-U.S. holder were a United States person as defined under the Code, unless an applicable income tax treaty provides otherwise. Any such effectively connected dividends received by a foreign corporation may be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.

For purposes of obtaining a reduced rate of withholding under an income tax treaty or an exemption from withholding for dividends effectively connected to a U.S. trade or business, a non-U.S. holder will generally be required to provide a U.S. taxpayer identification number as well as certain information concerning the holder’s country of residence and entitlement to tax benefits. A non-U.S. holder can generally meet the certification requirements by providing a properly executed IRS Form W-8BEN (if the holder is claiming the benefits of an income tax treaty) or Form W-8ECI (if the dividends are effectively connected with a trade or business in the United States) or suitable substitute form.

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Sale or Redemption of the Preferred Shares. A non-U.S. holder generally will not be subject to U.S. federal income or withholding tax on gain realized on the sale, exchange, redemption (except as discussed below) or other disposition of the Preferred Shares except for (i) certain non-resident alien individuals that are present in the United States for 183 or more days in the taxable year of the sale or disposition, (ii) gain that is effectively connected with the conduct by the non-U.S. holder of a trade or business within the United States (and, if a tax treaty applies, is attributable to a permanent establishment maintained by the non-U.S. holder in the United States), (iii) non-U.S. holders that are subject to tax pursuant to certain provisions of U.S. federal income tax law applicable to certain expatriates, and (iv) gain if we are or have been a “United States real property holding corporation” for U.S. federal income tax purposes.

We would not be treated as a “United States real property holding corporation” if less than 50% of our assets throughout a prescribed testing period consist of interests in real property located within the United States, excluding, for this purpose, interest in real property solely in a capacity as a creditor. To the extent that we are or have been a “United States real property holding corporation” for U.S. federal income tax purposes and a non-U.S. holder was not eligible for a treaty exemption, any gain on the sale of our Preferred Shares would be treated as effectively connected with a trade or business within the United States and the purchaser of the stock could be required to withhold 10% of the purchase price and remit such amount to the IRS. Gain that is treated as effectively connected with a trade or business within the United States will be subject to U.S. federal income tax on a net income basis in the same manner as if the non-U.S. holder was a United States person as defined under the Code, unless an applicable income tax treaty provides otherwise. Any such effectively connected income received by a foreign corporation may be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.

We believe that we are not currently and do not anticipate becoming a “United States real property holding corporation” for U.S. federal income tax purposes.

A payment made to a non-U.S. holder in redemption of the Preferred Shares may be treated as a dividend, rather than as a payment in exchange for such stock, in the circumstances discussed above under “U.S. Holders – Sale or Redemption of the Preferred Shares,” in which event such payment would be subject to tax as discussed above under “–Distributions on the Preferred Shares.” Prospective investors should consult their own tax advisors to determine the proper tax treatment of any payment received in redemption of the Preferred Shares.

Information Reporting and Backup Withholding. Information returns will be filed with the IRS reporting payments of dividends on the Preferred Shares and the amount of tax, if any, withheld with respect to those payments. Copies of information returns reporting such dividends and withholding may also be made available to the tax authorities in the country in which a non-U.S. holder resides under the provisions of an applicable income tax treaty. Unless the non-U.S. holder complies with certification procedures to establish that it is not a U.S. person, information returns may be filed with the IRS in connection with the proceeds from a sale or other disposition of the Preferred Shares and the non-U.S. holder may be subject to U.S. backup withholding on dividend payments on the Preferred Shares or on the proceeds from a sale or other disposition of the Preferred Shares. Satisfaction of the certification procedures required to claim a reduced rate of withholding under a treaty described above in the section titled “Distributions on the Preferred Shares” will satisfy the certification requirements necessary to avoid backup withholding as well. The amount of any backup withholding from a payment to a non-U.S. holder will be allowed as a credit against such holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided that the required information is timely furnished to the IRS. Non-U.S. holders are urged to consult their own tax advisors regarding the application of backup withholding in their particular circumstances and the availability of and procedure for obtaining an exemption from backup withholding under current Treasury regulations.

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New Legislation Relating to Foreign Accounts

Legislation enacted in 2010 may impose withholding taxes on certain types of payments made to “foreign financial institutions” and certain other non-U.S. entities after December 31, 2012. The legislation generally imposes a 30% withholding tax on dividends on or gross proceeds from the sale or other disposition of Preferred Shares paid to a foreign financial institution unless the foreign financial institution enters into an agreement with the Treasury to among other things, undertake to identify accounts held by certain U.S. persons or U.S.-owned foreign entities, annually report certain information about such accounts, and withhold 30% on payments to account holders whose actions prevent it from complying with these reporting and other requirements. In addition, the legislation generally imposes a 30% withholding tax on the same types of payments to a foreign non-financial entity unless the entity certifies that it does not have any substantial U.S. owners or furnishes identifying information regarding each substantial U.S. owner. Under recently issued IRS guidance, these rules generally would apply to payments of dividends on the Preferred Shares made after December 31, 2013, and payments of gross proceeds from a disposition of the Preferred Shares made after December 31, 2014. Prospective investors should consult their tax advisors regarding this legislation.

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UNDERWRITING

Treasury is offering the Preferred Shares through          as representatives of the several underwriters. The terms and conditions set forth in the underwriting agreement, dated          , govern the sale and purchase of the Preferred Shares. Each underwriter named below has severally agreed to purchase from Treasury, and Treasury has agreed to sell to such underwriter, the number of Preferred Shares set forth opposite the name of each underwriter below at the public offering price less the underwriting discounts set forth on the cover page of this prospectus supplement.

Underwriter	Number of Preferred Shares

Total

The underwriting agreement provides that the obligations of the several underwriters to purchase the Preferred Shares offered hereby are subject to certain conditions precedent and that the underwriters will purchase all of the Preferred Shares that Treasury determines to sell, if any are purchased. The number of Preferred Shares that Treasury may determine to sell will depend, in part, upon the success of the auction process. See “Auction Process — The Auction Process — Pricing and Allocation.”

The underwriters plan to offer the Preferred Shares for sale pursuant to the auction process described above under “Auction Process.” Preferred Shares sold by the underwriters to the public will be sold at the clearing price determined through that auction process plus accrued dividends thereon. During the auction period, bids may be placed for Preferred Shares at any price in increments of $0.01. The offering of the Preferred Shares by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part. As described under “Auction Process,” Treasury may decide not to sell any Preferred Shares in the auction process, regardless of the clearing price set in the auction process.

The underwriters are committed to purchase and pay for all such Preferred Shares, if any are purchased. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of non-defaulting underwriters may also be increased or this offering may be terminated. The underwriting agreement provides that the obligations of the underwriters are conditional and may be terminated at their discretion based on their assessment of the state of the financial markets. The obligations of the underwriters may also be terminated upon the occurrence of the events specified in the underwriting agreement.

The following table shows the per share and total underwriting discounts and commissions that the underwriters will receive and the proceeds Treasury will receive.

Preferred Stock	Per Share	Total
Price to public(1)	$	$
Underwriting discounts and commissions to be paid by Treasury(2)
Proceeds to Treasury(1)

(1)	Plus accrued dividends from and including .

(2)	Treasury has agreed to pay all underwriting discounts and commissions and transfer taxes. We have agreed to pay all transaction fees, if any, applicable to the sale of the Preferred Shares and certain fees and disbursements of counsel for Treasury incurred in connection with this offering.

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We estimate that the total expenses of this offering, other than the underwriting discounts and commissions and transfer taxes, if any, will be approximately $           and are payable by us.

Restriction on Sales of Securities

We and Treasury have agreed, for the period beginning on and including the date of this prospectus supplement through and including the date that is 30 days after the date of this prospectus supplement, that we will not, without the prior written consent of the representatives, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any shares of preferred stock or any securities convertible into, or exercisable or exchangeable, for preferred stock or file any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of preferred stock.

The restrictions described in the immediately preceding paragraph will not apply to sales by Treasury of any of our Preferred Shares back to us. The underwriters may, in their sole discretion and at any time and from time to time, without notice, release all or any portion of the Preferred Shares and other securities from the foregoing restrictions.

Indemnity

We have agreed to indemnify Treasury and the underwriters and persons who control the underwriters against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the underwriters may be required to make in respect of these liabilities.

Stabilization

In connection with this offering, the underwriters may engage in stabilizing transactions.

Stabilizing transactions permit bids to purchase Preferred Shares so long as the stabilizing bids do not exceed a specified maximum, and are engaged in for the purpose of preventing or retarding a decline in the market price of Preferred Shares while this offering is in progress.

These stabilizing transactions may have the effect of raising or maintaining the market price of our Preferred Shares or preventing or retarding a decline in the market price of our Preferred Shares. As a result, the price of our Preferred Shares in the open market may be higher than it would otherwise be in the absence of these transactions. Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the price of our Preferred Shares. These transactions may be effected in the open market or otherwise and, if commenced, may be discontinued at any time.

Listing

The Preferred Shares will not be listed for trading on any stock exchange or available for quotation on any national quotation system.

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Selling Restrictions

United Kingdom

Each underwriter shall be deemed to have represented, warranted and agreed that:

•	it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the ‘‘FSMA’’)) received by it in connection with the issue or sale of the Preferred Shares in circumstances in which Section 21(1) of the FSMA does not apply to our company; and

•	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Preferred Shares in, from or otherwise involving the United Kingdom.

This prospectus supplement and the accompanying prospectus are only being distributed to, and is only directed at, (i) persons who are outside the United Kingdom or (ii) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the ‘‘Order’’) or (iii) high net worth companies, unincorporated associations and other persons, falling within Article 49(2)(a) to (d) of the Order or (iv) other persons to whom it may be lawfully communicated in accordance with the Order (all such persons together being referred to as ‘‘relevant persons’’). The Preferred Shares are only available to, and investment activity will only be engaged in with, relevant persons. Any person that is not a relevant person should not act or rely on this prospectus supplement or the accompanying prospectus or either of their respective contents.

European Economic Area

In relation to each Member State of the European Economic Area (the ‘‘EEA’’) that has implemented the Prospectus Directive (each, a ‘‘Relevant Member State’’), an offer to the public of any Preferred Shares that are the subject of the offering contemplated in this prospectus supplement may not be made in that Relevant Member State, except that an offer to the public in that Relevant Member State of any Preferred Shares may be made at any time under the following exemptions under the Prospectus Directive, if they have been implemented in that Relevant Member State:

(a) at any time to any legal entity which is a qualified investor as defined in the Prospectus Directive;

(b) at any time to fewer than 100 or, if the Relevant Member State has implemented the relevant provisions of the 2010 PD Amending Directive, 150 natural or legal persons (other than ‘‘qualified investors,’’ as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the underwriters; or

(c) in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of the Preferred Shares shall result in a requirement for us or the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression “an offer to the public of any Preferred Shares’’ in relation to the Preferred Shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Preferred Shares to be offered so as to enable an investor to decide to purchase the Preferred Shares, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State, the expression ‘‘Prospectus Directive’’ means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State) and includes any relevant implementing measure in each Relevant Member State and the expression ‘‘2010 PD Amending Directive’’ means Directive 2010/73/EU.

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Conflict of Interest; Other Relationships

From time to time, the underwriters and their affiliates have provided, and may continue to provide, investment banking and other financial advisory services to us in the ordinary course of their businesses, and have received, and may continue to receive, compensation for such services.

In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of the Company. The underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

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LEGAL MATTERS

The validity of the Preferred Shares offered by this prospectus supplement and certain other legal matters will be passed upon for us by Womble Carlyle Sandridge & Rice, LLP. The underwriters are represented by          .

EXPERTS

Our consolidated financial statements as of December 31, 2011 and 2010 and for each of the years in the three-year period ended December 31, 2011 have been incorporated by reference in this prospectus supplement and the accompanying prospectus in reliance upon the report of Cherry, Bekaert & Holland, L.L.P., registered independent public accountants, incorporated by reference herein and therein and upon the authority of said firm as experts in accounting and auditing.

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31,260 Shares of Fixed Rate Cumulative Perpetual Preferred Stock, Series A

PROSPECTUS SUPPLEMENT

The information in this prospectus is not complete and may be changed. The selling securityholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state or jurisdiction where the offer or sale is not permitted.

PROSPECTUS

SUBJECT TO COMPLETION, DATED AUGUST 1, 2012

31,260 Shares of Fixed Rate Cumulative Perpetual Preferred Stock, Series A,

Liquidation Preference Amount $1,000 Per Share

543,337 Shares of Common Stock and a Warrant to Purchase Such Shares

This prospectus relates to (i) 31,260 shares of our Fixed Rate Cumulative Perpetual Preferred Stock, Series A, no par value per share, or the Series A Preferred Stock, liquidation preference amount $1,000 per share, (ii) a warrant, or portions thereof, which expires on December 5, 2018, to purchase 543,337 shares of our common stock, or the Warrant, at an exercise price of $8.63 per share, subject to adjustment as described in this prospectus, and (iii) the shares of our common stock which may be purchased upon exercise of the Warrant. The shares of the Series A Preferred Stock and the Warrant were issued by us on December 5, 2008 to the United States Department of the Treasury, or Treasury, as part of Treasury’s Troubled Asset Relief Program Capital Purchase Program, or CPP, in a private placement exempt from the registration requirements of the Securities Act of 1933, as amended, or the Securities Act.

The selling securityholders who may sell or otherwise dispose of the securities offered by this prospectus include Treasury and any other holders of the securities covered by this prospectus to whom Treasury has transferred its registration rights in accordance with the terms of the securities purchase agreement between us and Treasury. The selling securityholders may offer the securities from time to time directly or through underwriters, broker-dealers or agents and in one or more public or private transactions and at fixed prices, at prevailing market prices, at prices related to prevailing market prices or at negotiated prices. If these securities are sold through underwriters, broker-dealers or agents, the selling securityholders will be responsible for underwriting discounts or commissions or agents’ commissions, if any. We will not receive any proceeds from the sale of securities by the selling securityholders.

Our common stock is listed on the NASDAQ Capital Market under the symbol “BNCN.” On July 30, 2012, the closing sale price of our common stock on the NASDAQ Capital Market was $7.90 per share. You are urged to obtain current market quotations of our common stock. Neither the Series A Preferred Stock nor the Warrant is currently listed on any established securities exchange or quotation system. Unless requested by Treasury, we do not intend to list the Series A Preferred Stock on any securities exchange or quotation system. We do not intend to list the Warrant on any securities exchange or quotation system.

Investing in the securities offered by this prospectus involves risks. See “Risk Factors” beginning on page 2 of this prospectus, as well as the risk factors and other information contained in any documents we incorporate by reference into this prospectus before investing in any of the securities. See “Where You Can Find More Information.”

The securities offered by this prospectus are not savings accounts, deposits or other obligations of any bank and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

Neither the Securities and Exchange Commission nor any state securities commission nor any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is          , 2012

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process for the delayed offering and sale of securities pursuant to Rule 415 under the Securities Act.  Under the shelf registration statement, the selling securityholders may, from time to time, sell the offered securities described in this prospectus in one or more offerings. We will not receive any proceeds from the resale by such selling securityholders of the offered securities described in this prospectus.

Additionally, we may provide a prospectus supplement that will contain specific information about the terms of a particular offering by one or more selling securityholders.  We may also provide a prospectus supplement to add, update or change information contained in this prospectus.  If the information in this prospectus is inconsistent with a prospectus supplement, you should rely on the information in that prospectus supplement.  You should carefully read both this prospectus and each applicable prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.”

This prospectus and any accompanying prospectus supplement do not contain all of the information included in the shelf registration statement. We have omitted parts of the shelf registration statement in accordance with the rules and regulations of the SEC.  For further information, we refer you to the shelf registration statement on Form S-3 of which this prospectus is a part, including its exhibits.  Statements contained in this prospectus and any accompanying prospectus supplement about the provisions or contents of any agreement or other document are not necessarily complete.  If the SEC rules and regulations require that an agreement or document be filed as an exhibit to the shelf registration statement, please see that agreement or document for a complete description of these matters.

You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement.  We have not authorized anyone to provide you with any other information.  If you receive any other information, you should not rely on it.  No offer to sell these securities is being made in any jurisdiction where the offer or sale is not permitted.  You should not assume that the information contained in this prospectus and, if applicable, any prospectus supplement or any document incorporated by reference in this prospectus or any prospectus supplement, is accurate as of any date other than the date on the front cover of this prospectus or on the front cover of the applicable prospectus supplement or documents or as specifically indicated in the document.  Our business, financial condition, results of operations and prospects may have changed since that date.

In this prospectus, “BNC,” “we,” “our,” “ours,” and “us” refer to BNC Bancorp which is a bank holding company headquartered in High Point, North Carolina, and its subsidiaries on a consolidated basis, unless the context otherwise requires.  References to the “Bank,” mean Bank of North Carolina, our wholly-owned banking subsidiary.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference contain certain forward-looking statements about our financial condition, results of operations and business. These statements may include statements regarding our projected performance for the period following the completion of the offering. You can find many of these statements by looking for words such as “believes,” “expects,” “anticipates,” “estimates,” “intends,” “will,” “plans” or similar words or expressions. These forward-looking statements involve substantial risks and uncertainties. Some of the factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, but are not limited to, the following possibilities:

•	revenues are lower than expected;

•	possible changes in the creditworthiness of customers and the possible impairment of collectability of loans;

•	competitive pressure among depository institutions increases significantly;

•	changes in consumer spending, borrowings and savings habits;

i

•	our ability to successfully integrate acquired entities or to achieve expected synergies, cost savings or operating efficiencies within expected time-frames or at all;

•	technological changes and security and operations risks associated with the use of technology;

•	the cost of additional capital is more than expected;

•	changes in the interest rate environment reduce interest margins and impact funding sources;

•	changes in market rates and prices may adversely impact the value of financial products;

•	counterparty risk;

•	possible changes in economic and business conditions;

•	possible changes in monetary and fiscal policies, and laws and regulations;

•	the effects of the Federal Deposit Insurance Corporation, or the FDIC, deposit insurance premiums and assessments;

•	the effects of easing of restrictions on participants in the financial services industry;

•	the existence or exacerbation of general geopolitical instability and uncertainty;

•	demand for our products and services as well as our ability to attract and retain qualified people;

•	the cost and other effects of legal and administrative cases as well as the costs and effects of legal, accounting and regulatory developments and compliance;

•	regulatory approvals for acquisitions cannot be obtained on the terms expected or on the anticipated schedule; and

•	the effects of changes in interest rates.

Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such statements. You are cautioned not to place undue reliance on such statements, which speak only as of the date of this prospectus. Forward-looking statements are not guarantees of performance. They involve risks, uncertainties and assumptions. Our future results and shareholder values following the offering may differ materially from those expressed in these forward-looking statements. Many of the factors that will determine these results and values are beyond our ability to control or predict. Accordingly, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

We urge investors to review carefully the section of this prospectus entitled “Risk Factors” in evaluating the forward-looking statements contained in this prospectus. Forward-looking statements speak only as of the date on which such statements were made. We do not undertake any obligation to release publicly any revisions to such forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events, except as required by law.

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PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in, or incorporated by reference into, this prospectus. As a result, it does not contain all of the information that may be important to you or that you should consider before investing in our securities. You should read this entire prospectus, including the “Risk Factors” section, and the documents incorporated by reference, which are described under “Where You Can Find More Information” in this prospectus.

BNC Bancorp

We were formed in 2002 to serve as a one-bank holding company for Bank of North Carolina. The Bank is a full service commercial bank that was incorporated under the laws of the State of North Carolina on November 15, 1991 and opened for business on December 3, 1991.

We are registered with the Board of Governors of the Federal Reserve System, or the Federal Reserve, under the Bank Holding Company Act of 1956, as amended, or the BHCA, and the bank holding company laws of North Carolina. The Bank operates under the rules and regulations of and is subject to examination by the FDIC and the North Carolina Office of the Commissioner of Banks, North Carolina Department of Commerce. The Bank is also subject to certain regulations of the Federal Reserve governing the reserves to be maintained against deposits and other matters.

We have experienced steady primary organic growth over our twenty-one year history.  With numerous banks still in a weakened condition because of the slow rebound of the economy, we decided to expand our franchise through beneficial acquisitions.  In 2010, we acquired one institution and, in 2011, we acquired two other institutions.  To date in 2012, we have made one acquisition.  We also expect to close one acquisition and acquire two bank branches in the third quarter of 2012 as well as close another acquisition in the fourth quarter of 2012.

We provide a wide range of banking services tailored to the particular banking needs of the communities we serve. We are principally engaged in the business of attracting deposits from the general public and using those deposits, together with other funding from our lines of credit, to make primarily consumer and commercial loans. We have pursued a strategy that emphasizes our local affiliations. This business strategy stresses the provision of high quality banking services to individuals and small to medium-sized local businesses. Specifically, we make business loans secured by real estate, personal property and accounts receivable; unsecured business loans; consumer loans, which are secured by consumer products, such as automobiles and boats; unsecured consumer loans; commercial real estate loans; and other loans. We also offer a wide range of banking services, including checking and savings accounts, commercial, installment and personal loans, safe deposit boxes, and other associated services.

Deposits are the primary source of our funds for lending and other investment purposes. We attract both short-term and long-term deposits from the general public locally and out-of-state by offering a variety of accounts and rates. We offer statement savings accounts, negotiable order of withdrawal accounts, money market demand accounts, noninterest-bearing accounts, and fixed interest rate certificates with varying maturities.

Our primary sources of revenue are interest and fee income from our lending and investing activities, primarily consisting of making business loans for small to medium-sized businesses, and, to a lesser extent, from our investment portfolio. In prior years, investments have not been a primary source of income for us.

As of June 30, 2012, we were the fifth largest North Carolina-domiciled bank by assets and had 24 full-service banking offices along the I-85 / I-40 / I-77 / I-73 corridors in central North Carolina including Davidson, Randolph, Rowan, Forsyth, Guilford, Iredell, Wake, Buncombe and Cabarrus Counties. We have 1 full-service banking office along the I-85 corridor in Upstate South Carolina in Greenville County and 7 full-service banking offices along the coast of South Carolina including Horry, Georgetown, Beaufort and Charleston Counties.

At March 31, 2012, our assets totaled $2.41 billion, and at June 30, 2012 we had 446 full-time and 22 part-time equivalent employees.

Our common stock trades on the NASDAQ Capital Market under the symbol “BNCN.”

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Our principal executive offices are located at 1226 Eastchester Drive, High Point, North Carolina 27265. Our telephone number is (336) 869-9200. Our website is www.bncbancorp.com. The information contained in, or that can be accessed through, our website is not a part of this prospectus or any prospectus supplement.

Securities Being Offered

On December 5, 2008, pursuant to the Troubled Asset Relief Program Capital Purchase Program, or the CPP, of the United States Department of the Treasury, or Treasury, we sold to Treasury 31,260 shares of our Fixed Rate Cumulative Perpetual Preferred Stock, Series A, or the Series A Preferred Stock, liquidation preference amount $1,000 per share, for an aggregate purchase price of $31,260,000, and concurrently issued to Treasury a ten-year warrant to purchase up to 543,337 shares of our common stock, or the Warrant, at an exercise price of $8.63 per share. The issuance of the Series A Preferred Stock and the Warrant were completed in a private placement to Treasury exempt from the registration requirements of the Securities Act. We were required under the terms of the related securities purchase agreement between us and Treasury to register for resale the shares of the Series A Preferred Stock, the Warrant and the shares of our common stock underlying the Warrant.

RISK FACTORS

An investment in our securities involves significant risks. You should carefully consider the risks and uncertainties and the risk factors set forth in the documents and reports that we filed with the SEC pursuant to Sections 13(a), 14 or 15(d) of the Exchange Act that are incorporated by reference into this prospectus, as well as any risks described in any applicable prospectus supplement, before you make an investment decision regarding the securities. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also adversely affect our business operations.

USE OF PROCEEDS

All securities sold pursuant to this prospectus will be sold by the selling securityholders and we will not receive the proceeds from such sales.

RATIOS OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERENCE DIVIDENDS

Our consolidated ratio of earnings to combined fixed charges and preference dividends for each of the periods indicated is as follows:

	Three Months Ended March 31,		Year Ended December 31,
	2012	2011	2011	2010	2009	2008	2007

RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS:

Including Interest on Deposits	1.09	1.03	1.08	1.14	1.12	1.11	1.25

Excluding Interest on Deposits	1.56	1.19	1.48	1.91	1.72	1.62	2.82

For the purpose of computing the ratios, earnings consist of income from continuing operations before income taxes and fixed charges. Fixed charges consist of interest expense on all borrowings, excluding/including interest on deposits as noted.

DESCRIPTION OF SERIES A PREFERRED STOCK

This section summarizes specific terms and provisions of the Series A Preferred Stock. The description of the Series A Preferred Stock contained in this section is qualified in its entirety by the actual terms of the Series A Preferred Stock, as are stated in the Articles of Amendment regarding the Series A Preferred Stock, a copy of which was attached as Exhibit 3.1 to our Current Report on Form 8-K filed on December 8, 2008 and incorporated by reference into this prospectus. See “Where You Can Find More Information.”

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General

Our Articles of Incorporation, as amended, or the Amended Articles, authorize the issuance of 20,000,000 shares of preferred stock, no par value per share. As of July 30, 2012, there were 31,260 shares of our Series A Preferred Stock issued and outstanding and 1,804,566 shares of our Mandatorily Convertible Non-Voting Preferred Stock, Series B, or the Series B Preferred Stock, issued and outstanding.

Our Amended Articles, subject to certain limitations, authorize our Board, from time to time by resolution and without further shareholder action, to provide for the issuance of shares of preferred stock, in one or more series, and to fix the designation, powers, preferences and other rights of the shares and to fix the qualifications, limitations and restrictions thereof.

On December 5, 2008, pursuant to the CPP, we issued and sold 31,260 shares of Series A Preferred Stock to Treasury. The Series A Preferred Stock has a liquidation preference of $1,000 per share. The holders of the Series A Preferred Stock have preferential dividend and liquidation rights over holders of our common stock and Series B Preferred Stock. The Series A Preferred Stock pays cumulative dividends at a rate of 5% per year for the first five years, and thereafter 9% per year. The Series A Preferred Stock is non-voting, except in limited circumstances. So long as any of our Series A Preferred Stock is outstanding, we may not repurchase or otherwise acquire any of our outstanding common stock unless we are current in our dividend payments on our outstanding Series A Preferred Stock. We may not redeem the Series A Preferred Stock without prior consultation with our primary federal regulator.

Voting Rights

Except as indicated below or otherwise required by law, the holders of our Series A Preferred Stock do not have any voting rights.

 Election of Two Directors upon Non-Payment of Dividends. If the dividends on the Series A Preferred Stock have not been paid for an aggregate of six quarterly dividend periods or more (whether or not consecutive), the authorized number of our directors will automatically increase by two and holders of Series A Preferred Stock, together with the holders of any outstanding parity stock with like voting rights, referred to as voting parity stock, voting as a single class, will be entitled to elect two members of the Board, referred to as the preferred stock directors, at the next annual meeting (or at a special meeting called for the purpose of electing the preferred stock directors prior to the next annual meeting) and at each subsequent annual meeting until all accrued and unpaid dividends for all past dividend periods have been paid in full. The election of any preferred stock director is subject to the qualification that the election would not cause us to violate the corporate governance requirement of the NASDAQ Capital Market (or any other exchange on which our securities may be listed) that listed companies must have a majority of independent directors.

Upon the termination of the right of the holders of Series A Preferred Stock and voting parity stock to vote for preferred stock directors, as described above, the preferred stock directors will immediately cease to be qualified as directors, their term of office will terminate immediately and the number of our authorized directors will be reduced by the number of preferred stock directors that the holders of Series A Preferred Stock and voting parity stock had been entitled to elect. The holders of a majority of shares of Series A Preferred Stock and voting parity stock, voting as a class, may remove any preferred stock director, with or without cause, and the holders of a majority of the shares Series A Preferred Stock and voting parity stock, voting as a class, may fill any vacancy created by the removal of a preferred stock director. If the office of a preferred stock director becomes vacant for any other reason, the remaining preferred stock director may choose a successor to fill such vacancy for the remainder of the unexpired term.

Other Voting Rights. So long as any shares of Series A Preferred Stock are outstanding, in addition to any other vote or written consent of shareholders required by law or by our Amended Articles, the vote or written consent of the holders of at least 66 2/3% of the shares of Series A Preferred Stock at the time outstanding, voting separately as a single class, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, will be necessary for effecting or validating:

•	any amendment or alteration of the certificate of designations for the Series A Preferred Stock or our Amended Articles to authorize or create or increase the authorized amount of, or any issuance of, any shares of, or any securities convertible into or exchangeable or exercisable for shares of, any class or series of capital stock ranking senior to the Series A Preferred Stock with respect to payment of dividends and/or distribution of assets on our liquidation, dissolution or winding up;

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•	any amendment, alteration or repeal of any provision of the certificate of designations for the Series A Preferred Stock so as to adversely affect the rights, preferences, privileges or voting powers of the Series A Preferred Stock; or

•	any consummation of a binding share exchange or reclassification involving the Series A Preferred Stock or of a merger or consolidation by us with another entity, unless the shares of Series A Preferred Stock remain outstanding following any such transaction or, if we are not the surviving entity, such shares are converted into or exchanged for preference securities and such remaining outstanding shares of Series A Preferred Stock or preference securities have rights, preferences, privileges and voting powers that are not materially less favorable than the rights, preferences, privileges or voting powers of the Series A Preferred Stock, taken as a whole.

To the extent of the voting rights of the Series A Preferred Stock, each holder of Series A Preferred Stock will be entitled to one vote for each share of Series A Preferred Stock held.

The foregoing voting provisions will not apply if, at or prior to the time when the vote or consent would otherwise be required, all outstanding shares of Series A Preferred Stock have been redeemed or called for redemption upon proper notice and sufficient funds have been set aside by us for the benefit of the holders of Series A Preferred Stock to effect the redemption.

 Liquidation Rights

If we voluntarily or involuntarily liquidate, dissolve or wind up our affairs, the holders of Series A Preferred Stock will be entitled to receive an amount per share, referred to as the total liquidation amount, equal to the fixed liquidation preference of $1,000 per share, plus any accrued and unpaid dividends, whether or not declared, to the date of payment. Holders of Series A Preferred Stock will be entitled to receive the total liquidation amount out of our assets, if any, that are available for distribution to shareholders, after payment or provision for payment of our debts and other liabilities, but before any distribution of assets is made to holders of our common stock or any other shares ranking, as to that distribution, junior to the Series A Preferred Stock.

If our assets are not sufficient to pay the total liquidation amount in full to all holders of Series A Preferred Stock and all holders of other shares of stock ranking equally with the Series A Preferred Stock, the amounts paid to the holders of Series A Preferred Stock and other shares of parity stock will be paid pro rata in accordance with the respective total liquidation amount of those holders. If the total liquidation amount per share of Series A Preferred Stock has been paid in full to all holders of Series A Preferred Stock and other shares of parity stock, the holders of our common stock, Series B Preferred Stock or any other shares ranking, as to such distribution, junior to the Series A Preferred Stock will be entitled to receive all of our remaining assets according to their respective rights and preferences. For purposes of the liquidation rights, neither the sale, conveyance, exchange or transfer of all or substantially all of our property and assets, nor the consolidation or merger by us with or into any other corporation or by another corporation with or into us, will constitute a liquidation, dissolution or winding up of our affairs.

Dividend Rights

The holders of Series A Preferred Stock are entitled to receive, if and when declared by the Board, out of assets legally available for payment, cumulative cash dividends at a rate per annum of 5% per share on a liquidation preference of $1,000 per share of Series A Preferred Stock with respect to each dividend period during the five year period following December 5, 2008 and 9% per share thereafter on (i) the liquidation preference of $1,000 per share of Series A Preferred Stock and (ii) the amount of accrued and unpaid dividends for any prior dividend period on such shares, if any.

Dividends are payable quarterly in arrears on February 15, May 15, August 15 and November 15 of each year. Dividends payable during any dividend period are computed on the basis of a 360-day year consisting of twelve 30-day months. Dividends payable with respect to the Series A Preferred Stock are payable to the holders of record of shares of Series A Preferred Stock on the date that is 15 calendar days immediately preceding the applicable dividend payment date or such other record date as the Board determines, so long as such record date is not more than 60 nor less than 10 days prior to the applicable dividend payment date.

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Dividends on the Series A Preferred Stock are cumulative. If for any reason the Board does not declare a dividend on the Series A Preferred Stock for a particular dividend period, or if the Board declares less than a full dividend, we will remain obligated to pay the unpaid portion of the dividend for that period and the unpaid dividend will compound on each subsequent dividend date (meaning that dividends for future dividend periods will accrue on any unpaid dividend amounts for prior dividend periods).

We are required to provide written notice to the holders of shares of Series A Preferred Stock prior to the applicable dividend payment date if we determine not to pay any dividend or a full dividend with respect to the Series A Preferred Stock.

We are subject to various regulatory policies and requirements relating to the payment of dividends, including requirements to maintain adequate capital above regulatory minimums. The Federal Reserve is authorized to determine, under certain circumstances relating to the financial condition of a bank holding company, that the payment of dividends would be an unsafe or unsound practice and to prohibit their payment.

With respect to the payment of dividends and the amounts to be paid upon liquidation, the Series A Preferred Stock will rank (i) senior to our common stock or Series B Preferred Stock and all other equity securities designated as ranking junior to the Series A Preferred Stock; and (ii) at least equally with all other equity securities designated as ranking on a parity with the Series A Preferred Stock, referred to as parity stock with respect to the payment of dividends and distribution of assets upon our liquidation, dissolution or winding up.

So long as any share of Series A Preferred Stock remains outstanding, unless all accrued and unpaid dividends for all prior dividend periods have been contemporaneously declared and paid in full, no dividend or distribution may be declared or paid on shares of common stock or any other shares of junior stock, other than a dividend payable solely in shares of common stock. In addition, we may not repurchase, redeem or otherwise acquire for consideration any shares of common stock or other junior stock unless all accrued and unpaid dividends for all past dividend periods on the Series A Preferred Stock are fully paid, other than: (i) redemptions, purchases or other acquisitions of shares of common stock, Series B Preferred Stock, other junior stock or parity stock in connection with the administration of our employee benefit plans in the ordinary course of business pursuant to a publicly announced repurchase plan; (ii) any dividends or distributions of rights or junior stock in connection with a shareholders’ rights plan or any redemption or repurchase of rights pursuant to any shareholders’ rights plan; (iii) our acquisition of record ownership in junior stock or parity stock for the beneficial ownership of any other persons (other than us or any of our subsidiaries), including as trustees or custodians; and (iv) the exchange or conversion of junior stock for or into other junior stock or of parity stock for or into other parity stock or junior stock, but only to the extent that such acquisition is required pursuant to binding contractual agreements entered into before December 5, 2008 or any subsequent agreement for the accelerated exercise, settlement or exchange thereof for common stock.

On any dividend payment date for which full dividends on the Series A Preferred Stock and any other parity stock are not paid, or declared and funds set aside therefor, all dividends paid or declared with respect to the Series A Preferred Stock and any other parity stock will be declared ratably among the holders of any such shares who have the right to receive dividends, in proportion to the respective amounts of the undeclared and unpaid dividends relating to the dividend period.

Subject to the foregoing, and the restriction on increasing the dividend on our common stock described in “Dividend Policy,” such dividends (payable in cash, securities or other property) as may be determined by the Board may be declared and paid on our common stock and any other stock ranking equally with or junior to the Series A Preferred Stock, from time to time out of any funds legally available for such payment, and the holders of Series A Preferred Stock will not be entitled to participate in any such dividends.

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Redemption

We may redeem the Series A Preferred Stock, subject to the approval of the appropriate federal banking agency, in whole or in part, at any time and from time to time. Once an institution notifies Treasury that it would like to repay its investment, Treasury must permit repayment subject to consultation with the appropriate federal banking agency. All such redemptions will be at 100% of the issue price, plus any accrued and unpaid dividends.

If fewer than all of the outstanding shares of Series A Preferred Stock are to be redeemed, the shares to be redeemed will be selected either pro rata or in such other manner as the Board may determine to be fair and equitable.

Shares of Series A Preferred Stock that we redeem, repurchase or otherwise acquire will be cancelled and will revert to authorized but unissued shares of our preferred stock.

The Series A Preferred Stock is not subject to any mandatory redemption, sinking fund or similar provisions. Holders of shares of Series A Preferred Stock have no right to require the redemption or repurchase of the Series A Preferred Stock.

DESCRIPTION OF SERIES B PREFERRED STOCK

This section summarizes specific terms and provisions of the Series B Preferred Stock. The description of the Series B Preferred Stock contained in this section is qualified in its entirety by the actual terms of the Series B Preferred Stock, as are stated in the Articles of Amendment regarding the Series B Preferred Stock, a copy of which was attached as Exhibit 3.1 to our Current Report on Form 8-K filed on June 18, 2010 and incorporated by reference into this prospectus. See “Where You Can Find More Information.”

General

As of July 30, 2012, there were 1,804,566 shares of Series B Preferred Stock outstanding. All outstanding shares are held by Aquiline BNC Holdings LLC. The Series B Preferred Stock is designed to be a common stock equivalent that is a non-voting security for purposes of the BHCA and the Change in Bank Control Act.

Mandatory Conversion

The shares of Series B Preferred Stock will be mandatorily converted into shares of our common stock at a ratio of one share of common stock for each share of Series B Preferred Stock (subject to adjustments in certain events) only when the shares of the Series B Preferred Stock are transferred by Aquiline to third parties in a “widely dispersed offering.” For purposes of the Series B Preferred Stock, a “widely dispersed offering” means (i) a widespread public distribution; (ii) a transfer in which no transferee (or group of associated transferees) would receive more than two percent (2%) of any class of our voting securities or (iii) a transfer to a transferee that would control more than fifty percent (50%) of our voting securities without any transfer from the transferor.

In no event will a transferee of a “widely dispersed offering” be entitled to receive shares of common stock upon any conversion of Series B Preferred Stock to the extent (but only to the extent) that at such time the transferee holder does not have any required “regulatory approvals” (as defined below). If any delivery of shares of common stock owed to a transferee upon conversion of the Series B Preferred Stock is not made, in whole or in part, as a result of the foregoing limitations, our obligation to make such delivery will not be extinguished and we will, at the option of the transferee holder, deliver such shares as promptly as practicable after such converting holder gives notice to us that the applicable requirements are met. For purposes of the Series B Preferred Stock, “regulatory approvals” means, as to any holder, to the extent applicable and required to permit such holder to convert such holder’s shares of Series B Preferred Stock into common stock and to own such common stock without being in violation of applicable law, rule or regulation, receipt or making of approvals or authorizations of, filings and registrations with, notifications to, or determinations of any U.S. federal, state or foreign governmental authority or self-regulatory organization, including the expiration or termination of any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

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At our annual meeting of shareholders held May 21, 2012, our shareholders approved an amendment to our Amended Articles relating to the Series B Preferred Stock. The amendment states that conversion of Series B Preferred Stock will no longer be based on the occurrence of a “widely dispersed offering” but will occur upon written request by any holder of Series B Preferred Stock. The request for conversion may be in whole or in part. Pursuant to the amendment, shares of Series B Preferred Stock would be convertible into an equal number of shares of our non-voting common stock, rather than common stock as previously provided. Although approved by our shareholders, the foregoing amendment has not yet been filed with the North Carolina Secretary of State. The amended provisions will not control until such time of filing.

Voting Rights; Consent Rights on Extraordinary Matters

Except as from time to time required by applicable law, the Series B Preferred Stock has no voting rights. Notwithstanding the foregoing, and in addition to any other vote required by law, the affirmative vote or consent of the holders of a majority of the outstanding shares of the Series B Preferred Stock, voting separately as a class, will be required to amend, alter or repeal (including by merger, consolidation or otherwise) any provision of the Articles of Amendment creating the Series B Preferred Stock or the Amended Articles that significantly and adversely affects the rights, preferences or privileges of the Series B Preferred Stock.

Liquidation Rights

In the event of our liquidation, dissolution or winding-up of the affairs, whether voluntary or involuntary, after payment or provision for payment of our debts and other liabilities, the holders of the Series B Preferred Stock will be entitled to receive, out of our assets and after any payment required to be made to any holders of the Series A Preferred Stock and any other series of preferred stock that is issued by us from time to time unless so designated in such series of preferred stock, whether such assets are capital or surplus and whether or not any dividends or distributions as such are declared, (i) $0.01 per share, (ii) the amount that a holder of shares of common stock would be entitled to receive (based on each share of Series B Preferred Stock being converted into one share of common stock immediately prior to the liquidation, dissolution or winding up, assuming such shares of common stock were outstanding), subject to anti-dilution adjustments, and (iii) an amount equal to all declared and unpaid dividends for prior dividend periods, and no more, before any distribution will be made to the holders of our common stock or any other class of stock or series thereof ranking junior to the Series B Preferred Stock with respect to the distribution of assets. After payment of the full amount of the liquidation preference, the holders will not be entitled to any further participation.

If the amounts available for distribution with respect to the Series B Preferred Stock and all of our outstanding stock ranking on a parity with the Series B Preferred Stock upon liquidation are not sufficient to satisfy the full liquidation rights of all the outstanding shares of the Series B Preferred Stock and stock ranking on a parity therewith, then the holders of each series of such stock will share ratably in any such distribution of assets in proportion to the full respective preferential amount (which in the case of preferred stock may include accumulated dividends) to which they are entitled.

Dividend Rights

The Series B Preferred Stock will receive such dividends and other distributions as we may declare and pay to all holders of common stock, on an as-converted basis (one share of common stock for each share of Series B Preferred Stock, subject to adjustments).

The Series B Preferred Stock ranks junior, with regard to dividends, to the Series A Preferred Stock and any other series of preferred stock that is issued by us from time to time unless so designated in such series of preferred stock. The Series B Preferred Stock should have the same priority, with regard to dividends, as our common stock and non-voting common stock.

Redemption

The Series B Preferred Stock is not redeemable at the option of the holder or us. The Series B Preferred Stock will not be subject to any mandatory redemption, sinking fund or other similar provisions.

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DESCRIPTION OF WARRANT

This section summarizes specific terms and provisions of the Warrant we issued to Treasury on December 5, 2008 concurrent with our sale to Treasury of 31,260 shares of Series A Preferred Stock pursuant to the CPP. The Warrant may be exercised at any time on or before 5:00 p.m., New York City time, on December 5, 2018 by surrender of the Warrant and a completed notice of exercise attached as an annex to the Warrant together with payment of the exercise price for the shares of common stock for which the Warrant is being exercised. The description of the Warrant contained in this section is qualified in its entirety by the actual terms of the Warrant, a copy of which was attached as Exhibit 4.2 to our Current Report on Form 8-K filed on December 8, 2008 and incorporated by reference into this prospectus. See “Where You Can Find More Information.”

Rights as a Shareholder

The holder of the Warrant will have no rights or privileges of the holders of our common stock, including any voting rights, until (and then only to the extent) the Warrant has been exercised.

Transferability

The Warrant, and all rights under the Warrant, is transferable.

Adjustments to the Warrant

Adjustments in Connection with Stock Splits, Subdivisions, Reclassifications and Combinations. The number of shares for which the Warrant may be exercised, and the exercise price of the Warrant, will be proportionately adjusted in the event we pay dividends or make distributions of our common stock, subdivide, combine or reclassify outstanding shares of our common stock.

Other Distributions. If we declare any dividends or distributions other than our historical, ordinary cash dividends, the exercise price of the Warrant will be adjusted to reflect such a distribution.

Certain Repurchases. If we effect a pro rata repurchase of common stock, then both the number of shares issuable upon exercise of the Warrant and the exercise price will be adjusted.

Business Combinations. In the event of a merger, consolidation or similar transaction involving us and requiring shareholder approval, the holder of the Warrant’s right to receive shares of our common stock upon exercise of the Warrant will convert into the right to exercise the Warrant for the consideration that would have been payable to the holder of the Warrant with respect to the shares of common stock for which the Warrant may be exercised, as if the Warrant had been exercised prior to such merger, consolidation or similar transaction.

DESCRIPTION OF COMMON STOCK

General

Our Amended Articles authorize the issuance of 80,000,000 shares of common stock, no par value per share. Our common stock consists of two classes, of which 60,000,000 shares are designated voting common stock and 20,000,000 shares are designated as non-voting common stock. The terms of the voting common stock are described in this section and the terms of the non-voting common stock are described in “Non-voting Common Stock,” below. As of July 30, 2012, there were 15,324,186 shares of voting common stock issued and outstanding, held of record by approximately 1,315 shareholders. In addition, as of July 30, 2012, (i) 292,651 shares of our voting common stock are reserved for issuance upon exercise of stock options issued pursuant to our stock compensation plans and grants of restricted stock, (ii) 543,337 shares of our voting common stock are reserved for issuance upon exercise of the Warrant, (iii) 1,804,566 shares of our voting common stock are reserved for issuance upon the conversion of the Series B Preferred Stock and (iv) 4,187,646 shares of our common stock are reserved for issuance upon the conversion of the non-voting common stock into which our Mandatorily Convertible Cumulative Non-Voting Preferred Stock, Series B-1, was converted on July 20, 2012. As of July 30, 2012, there were 4,187,646 shares of non-voting common stock issued and outstanding, held of record by three shareholders. Our voting common stock is listed and traded on The NASDAQ Capital Market under the symbol “BNCN.” Our non-voting common stock is not listed on any exchange, and we do not intend to list it. Outstanding shares of our common stock are validly issued, fully paid and non-assessable. Each share of our voting common stock has the same relative rights and is identical in all respects to each other share of our voting common stock. Each share of our non-voting common stock has the same relative rights and is identical in all respects to each other share of our non-voting common stock.

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Common Stock

Preemptive Rights; Redemption Rights; Terms of Conversion; Sinking Fund and Redemption Provision

Our common stock does not have preemptive rights, redemption rights, conversion rights, sinking fund or redemption provisions.

Voting Rights

Each holder of common stock is entitled to one vote for each share held of record on all matters submitted to a vote of the shareholders, unless such matter relates solely to the terms of one or more classes of preferred stock, in which case holders of common stock will only be permitted to vote as required by law. Shareholders are not entitled to cumulate their votes for the election of directors. Directors are elected by a plurality of the votes cast. At all times that the number of directors is less than nine, each director is elected to a term ending as of the next succeeding annual meeting or until his or her earlier death, resignation, retirement, removal or disqualification or until his or her successor shall be elected and shall qualify. Otherwise, at all times that the number of directors is nine or more, the Amended Articles and bylaws provide that the Board is divided into three classes, with each class to be as nearly equal in number as possible, and directors in each class are to serve three-year terms in office.

Liquidation Rights

In the event of our liquidation, dissolution or winding up, holders of our common stock are entitled to share ratably in all of our assets remaining after payment of liabilities, including but not limited to our outstanding subordinated debentures and the liquidation preference of any then outstanding preferred stock. Our issued and outstanding Series A Preferred Stock and Series B Preferred Stock both carry liquidation rights senior to our common stock. Because we are a bank holding company, our rights and the rights of our creditors and shareholders to receive the assets of any subsidiary upon liquidation or recapitalization may be subject to prior claims of our subsidiary’s creditors, except to the extent that we may be a creditor with recognized claims against our subsidiary.

Dividend Rights

Holders of our common stock are entitled to receive ratably such dividends as may be declared by the Board out of legally available funds. The ability of the Board to declare and pay dividends on our common stock is subject to the terms of applicable North Carolina law, banking regulations, and the terms of our participation in the CPP. Our principal source of income is dividends that are declared and paid by the Bank on its capital stock. Therefore, our ability to pay dividends is dependent upon the receipt of dividends from the Bank. North Carolina commercial banks, such as the Bank, are subject to legal limitations on the amounts of dividends they are permitted to pay. The Bank may pay dividends from undivided profits, which are determined by deducting and charging certain items against actual profits, including any contributions to surplus required by North Carolina law. Also, an insured depository institution, such as the Bank, is prohibited from making capital distributions, including the payment of dividends, if, after making such distribution, the institution would become “undercapitalized,” as such term is defined in the applicable law and regulations. Also, we may not pay dividends on our capital stock if we are in default or has elected to defer payments of interest under our junior subordinated debentures. The declaration and payment of future dividends to holders of our common stock will also depend upon our earnings and financial condition, the capital requirements of its subsidiaries, regulatory conditions, and other factors as the Board may deem relevant.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Registrar and Transfer Company, Cranford, New Jersey.

Restrictions on Ownership

The BHCA requires any “bank holding company,” as defined in the BHCA, to obtain the approval of the Federal Reserve Board before acquiring 5% or more of our common stock. Any person, other than a bank holding company, is required to obtain the approval of the Federal Reserve Board before acquiring 10% or more of our common stock under the Change in Bank Control Act. Any holder of 25% or more of our voting common stock, any holder of 33% or more of our total equity (both voting and non-voting common stock), or a holder of 5% or more of our common stock if such holder otherwise exercises a “controlling influence” over us, is subject to regulation as a bank holding company under the BHCA.

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Non-voting Common Stock

Preemptive Rights, Redemption Rights; Terms of Conversion; Sinking Fund and Redemption Provision

Our non-voting common stock does not have preemptive rights, redemption rights, sinking fund or redemption provision but does possess conversion rights. Any holder of non-voting common stock may convert any number of its shares of non-voting common stock into an equal number of shares of common stock at the option of the holder, provided, however, that each share of non-voting common stock is not convertible in the hands of or at the election of the initial holder or any affiliate of such initial holder or any affiliate thereof and may only be converted in connection with or after a transfer to a third party unaffiliated with such initial holder. The non-voting common stock may only be transferred through one or more of the following alternatives: (i) to an affiliate of the holder or to us; (ii) in a widely distributed public offering of common stock; (iii) in a transfer that is part of a private placement of the common stock in which no one transferee (or group of associated transferees) acquires the rights to purchase in excess of 2% of our voting securities then outstanding (including pursuant to a related series of transfers); (iv) in a transfer of the common stock to an underwriter for the purpose of conducting a widely distributed public offering; or (v) a transaction approved by the Federal Reserve Board or if the Federal Reserve Board is not the relevant regulatory authority, any other regulatory authority with the relevant jurisdiction.

Voting Rights

The holders of non-voting common stock do not have any voting power and are not entitled to vote on any matter except as otherwise required by law.

Liquidation Rights

In the event of our liquidation, dissolution or winding up, holders of non-voting common stock are entitled to share ratably in all of our assets remaining after payment of liabilities, including but not limited to our outstanding subordinated debentures, and the liquidation preference of any then outstanding preferred stock. Because we are a bank holding company, our rights and the rights of our creditors and shareholders to receive the assets of any subsidiary upon liquidation or recapitalization may be subject to prior claims of our subsidiary’s creditors, except to the extent that we may be a creditor with recognized claims against our subsidiary.

Dividend Rights

Holders of our non-voting common stock are entitled to receive ratably such dividends as may be declared by our Board out of legally available funds. The ability of our Board declare and pay dividends on our common stock is subject to the terms of applicable North Carolina law, banking regulations and the terms of our participation in the CPP as described in “Dividend Policy” and our periodic reports. Our principal source of income is dividends that are declared and paid by the Bank on its capital stock. Therefore, our ability to pay dividends is dependent upon the receipt of dividends from the Bank. North Carolina commercial banks, such as the Bank, are subject to legal limitations on the amounts of dividends they are permitted to pay. The Bank may pay dividends from undivided profits, which are determined by deducting and charging certain items against actual profits, including any contributions to surplus required by North Carolina law. Also, an insured depository institution, such as the Bank, is prohibited from making capital distributions, including the payment of dividends, if, after making such distribution, the institution would become “undercapitalized,” as such term is defined in the applicable law and regulations. Also, we may not pay dividends on our capital stock if we are in default or have elected to defer payments of interest under our junior subordinated debentures. The declaration and payment of future dividends to holders of our common stock will also depend upon our earnings and financial condition, the capital requirements of our subsidiaries, regulatory conditions and other factors as our Board may deem relevant.

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Transfer Agent and Registrar

We are the transfer agent and registrar for our non-voting common stock.

Restrictions on Ownership

The BHCA requires any “bank holding company,” as defined in the BHCA, to obtain the approval of the Federal Reserve Board before acquiring 5% or more of our common stock. Any person, other than a bank holding company, is required to obtain the approval of the Federal Reserve Board before acquiring 10% or more of our common stock under the Change in Bank Control Act. Any holder of 25% or more of our voting common stock, any holder of 33% or more of our total equity (both voting and non-voting common stock), or a holder of 5% or more of our common stock if such holder otherwise exercises a “controlling influence” over us, is subject to regulation as a bank holding company under the BHCA.

DIVIDEND POLICY

Holders of our common stock are entitled to receive ratably such dividends as may be declared by our Board out of legally available funds. The ability of our Board to declare and pay dividends on our common stock is subject to the terms of applicable North Carolina law and banking regulations. Further, except with Treasury’s approval, until such time as we have redeemed all of the Series A Preferred Stock or Treasury has transferred all of the Series A Preferred Stock to a third party, the payment of dividends on our common stock is limited to a maximum quarterly dividend of $0.05 per share.

Also, we may not pay dividends on our capital stock if we are in default or have elected to defer payments of interest under our junior subordinated debentures. The declaration and payment of future dividends to holders of our common stock will also depend upon our earnings and financial condition, the capital requirements of our subsidiaries, regulatory conditions and other factors as our Board may deem relevant.

In 2009, we began paying quarterly dividends, with the last being a cash dividend of $0.05 per share of common stock paid on May 25, 2012. See also “Description of Common Stock – Dividend Rights,” “Description of Common Stock – Non-Voting Common Stock – Dividend Rights,” “Series A Preferred Stock – Dividend Rights” and “Series B Preferred Stock – Dividend Rights” for additional information concerning payment of dividends.

CERTAIN RESTRICTIONS IN THE AMENDED ARTICLES HAVING POTENTIAL ANTI-TAKEOVER EFFECT

The Amended Articles require the affirmative vote of 75% of the outstanding shares entitled to vote to approve a merger or other business combination, unless the transaction is approved, prior to consummation, by the vote of at least 75% of the members of Whole Board of Directors (as defined in our Amended Articles) or, in the case of a merger or combination proposed by a Related Person (as defined in our Amended Articles), 75% of the Continuing Directors (as defined in the Amended Articles)). “Continuing Directors” generally includes all members of the Board who are not affiliated with any individual, partnership, trust or other person or entity (or the affiliates and associates of such person or entity) which becomes a beneficial owner of 10% or more of our voting shares. This provision could tend to make the acquisition of us more difficult to accomplish without the cooperation or favorable recommendation of the Board. When evaluating such business combinations, the our Board will consider (i) the social and economic effects of acceptance of such an offer on our depositors, borrowers, other customers, employees, and creditors and our subsidiaries, and on the communities in which we and the Bank operate or are located; (ii) our ability and that of the Bank to fulfill the objectives of a bank and/or bank holding company, as applicable, and of commercial banking entities, as applicable, under applicable federal and state statutes and regulations; (iii) the business and financial condition and prospects and earnings prospects of the person or group proposing the combination, including, but not limited to, debt service and other existing financial obligations, financial obligations to be incurred in connection with the combination, and other likely financial obligations of such person or group, and the possible effect of such conditions and prospects upon us and the Bank and the communities in which we and the Bank are located; (iv) the competence, experience, and integrity of the person or group proposing the combination and its or their management; and (v) the prospects for successful conclusion of the proposed combination.

Our Amended Articles, subject to certain limitations, authorize our Board, from time to time by resolution and without further shareholder action, to provide for the issuance of shares of preferred stock, in one or more series, and to fix the designation, powers, preferences and other rights of the shares and to fix the qualifications, limitations and restrictions thereof. As a result of its discretion with respect to the creation and issuance of preferred stock without shareholder approval, our Board could adversely affect the voting power of the holders of common stock and, by issuing shares of preferred stock with certain voting, conversion and/or redemption rights, could discourage any attempt to obtain control of us.

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SELLING SECURITYHOLDERS

The selling securityholders may include (i) Treasury, which acquired all of the shares of Series A Preferred Stock and the Warrant from us on December 5, 2008 in a private placement exempt from the registration requirements of the Securities Act, and (ii) any other person or persons holding shares of Series A Preferred Stock, any portion of the Warrant and any shares of our common stock issued upon exercise of the Warrant, to whom Treasury has transferred its registration rights under the terms of the securities purchase agreement between us and Treasury. Treasury is required to notify us in writing of any such transfer of its registration rights within ten days after the transfer, including the name and address of the transferee and the number and type of securities with respect to which the registration rights have been assigned. As of the date of this prospectus, Treasury has not notified us of any such transfer. Accordingly, we believe that Treasury currently holds record and beneficial ownership of 100% of the outstanding shares of the Series A Preferred Stock and the entire amount of the Warrant (none of which has been exercised) covered by this prospectus.

The securities to be offered under this prospectus for the account of the selling securityholders are

•	31,260 shares of Series A Preferred Stock, representing 100% of the shares of Series A Preferred Stock outstanding on the date of this prospectus;

•	a ten-year warrant to purchase 543,337 shares of our common stock at an exercise price of $8.63 per share, subject to adjustment as described under “Description of Warrant”; and

•	the 543,337 shares of our common stock issuable upon exercise of the Warrant (subject to adjustment as described under “Description of Warrant”), which shares, if issued, would represent ownership of approximately 3.42% of the shares of our voting common stock outstanding as of July 30, 2012 (including the shares issuable upon exercise of the Warrant in total shares outstanding).

For purposes of this prospectus, we have assumed that, after completion of the offering covered by this prospectus, none of the securities covered by this prospectus will be held by the selling securityholders.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. To our knowledge, Treasury has sole voting and investment power with respect to the securities, subject to restrictions on exercise of voting rights on the Series A Preferred Stock and common stock issuable upon exercise of the Warrant as described in “Description of Series A Preferred Stock” and “Description of the Warrant” above, respectively.

We do not know when or in what amounts the selling securityholders may offer the securities for sale. The selling securityholders might not sell any or all of the securities offered by this prospectus. Because the selling securityholders may offer all or some of the securities pursuant to this offering, and because, to our knowledge, no sale of any of the securities is currently subject to any agreements, arrangements or understandings, we cannot estimate the number of the securities that will be held by the selling securityholders after completion of the offering.

The only potential selling securityholder whose identity we are currently aware of is Treasury. Other than with respect to Treasury’s acquisition of the Series A Preferred Stock and the Warrant from us, Treasury has not had a material relationship with us.

Information about the selling securityholders may change over time and changed information will be set forth in supplements to this prospectus if and when necessary.

PLAN OF DISTRIBUTION

The selling securityholders may sell all or a portion of the securities beneficially owned by them and offered by this prospectus from time to time directly or through one or more underwriters, broker-dealers or agents. If securities are sold through underwriters or broker-dealers, the selling securityholders will be responsible for underwriting discounts or commissions or agent’s commissions. The securities may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions. The selling securityholders may use any one or more of the following methods when selling shares:

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•	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•	in the over-the-counter market;

•	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

•	through the writing of options, whether such options are listed on an options exchange or otherwise;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	in a public auction;

•	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

•	broker-dealers may agree with the selling securityholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

The selling securityholders may also sell securities under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the selling securityholders may arrange for other brokers-dealers to participate in sales. If the selling securityholders effect such transactions by selling securities to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling securityholders or commissions from purchasers of the securities for whom they may act as agent or to whom they may sell as principal. These discounts, concessions or commissions as to any particular underwriter, broker-dealer or agent will be in amounts to be negotiated, which are not expected to be in excess of those customary in the types of transactions involved.

In connection with sales of securities, the selling securityholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging in positions they assume. The selling securityholders may also sell securities short and if such short sale shall take place after the date that the registration statement of which this prospectus is a part is declared effective by the SEC, the selling securityholders may deliver securities covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling securityholders may also loan or pledge securities to broker-dealers that in turn may sell such shares. The selling securityholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

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The selling securityholders may pledge or grant a security interest in some or all of the securities owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the securities from time to time pursuant to this prospectus or any amendment or supplement to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act, amending, if necessary, the identification of selling securityholders to include the pledgee, transferee or other successors in interest as selling securityholders under this prospectus. The selling securityholders also may transfer and donate the securities in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The selling securityholders and any broker-dealer participating in the distribution of the securities may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of securities is made, a prospectus supplement, if required, will be distributed which will set forth (i) the name of each such selling securityholder and of the participating broker-dealer(s), (ii) the number of securities involved, (iii) the price at which such securities were sold, (iv) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, and (v) any other facts material to the transaction.

The aggregate proceeds to the selling securityholders from the sale of the securities will be the purchase price of the securities less discounts and commissions, if any.

Under the securities laws of some states, the securities covered by this prospectus may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the securities may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that any selling securityholder will sell any or all of the securities registered pursuant to the registration statement of which this prospectus forms a part.

If a selling securityholder uses this prospectus for any sale of securities, it will be subject to the prospectus delivery requirements of the Securities Act. The selling securityholders and any other person participating in such distribution will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and the rules and regulations thereunder, including, without limitation, Regulation M under the Exchange Act, which may limit the timing of purchases and sales of any of the securities by the selling securityholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of securities to engage in market-making activities with respect to such securities. All of the foregoing may affect the marketability of the securities covered by this prospectus and the ability of any person or entity to engage in market-making activities with respect to such securities.

Pursuant to the securities purchase agreement between us and Treasury, we will pay substantially all expenses of the registration of the securities covered by this prospectus, including, without limitation, SEC filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, that a selling securityholder will pay all underwriting discounts and selling commissions, if any. We will indemnify the selling securityholders against liabilities, including some liabilities under the Securities Act, in accordance with the securities purchase agreement between us and Treasury, or the selling securityholders will be entitled to contribution. We have agreed under the securities purchase agreement between us and Treasury to cause such of our directors and senior executive officers to execute customary lock-up agreements in such form and for such time period up to 90 days as may be requested by a managing underwriter with respect to an underwritten offering of securities covered by this prospectus.

We do not intend to apply for listing of the Series A Preferred Stock on any securities exchange or for inclusion of the Series A Preferred Stock in any automated quotation system unless we are requested to do so by Treasury. We do not intend to list the Warrant on any securities exchange or quotation system. No assurance can be given as to the liquidity of the trading market, if any, for the Series A Preferred Stock or the Warrant.

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LEGAL MATTERS

The validity of the securities offered by this prospectus has been passed upon for us by Womble Carlyle Sandridge & Rice, LLP.

EXPERTS

The consolidated statements of financial condition of BNC Bancorp and subsidiaries as of December 31, 2011 and the related consolidated statements of operations, changes in shareholders’ equity and comprehensive income and cash flows for the year ended December 31, 2011, and the report on the effectiveness of internal control over financial reporting as of December 31, 2011, are included in our Annual Report on Form 10-K for the year ended December 31, 2011, and incorporated by reference in this prospectus and in the registration statement, in reliance on the reports of Cherry Bekaert & Holland, L.L.P., an independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act. Accordingly, we file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information that we may file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements and other information about issuers that file electronically with the SEC. The address of the SEC’s Internet site is http://www.sec.gov.

The SEC allows us to incorporate by reference the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information that we incorporate by reference is considered to be a part of this prospectus, and the information we later file with the SEC that is incorporated by reference in this prospectus will automatically update information previously contained in this prospectus and any incorporated document. Any statement contained in this prospectus or in a document incorporated by reference in this prospectus will be deemed modified or superseded to the extent that a later statement contained in this prospectus or in an incorporated document modifies or supersedes such earlier statement.

This prospectus incorporates by reference the documents listed below that we have filed with the SEC (excluding any portion of these documents that has been furnished to and deemed not to be filed with the SEC):

Report(s)		Period(s) of Report(s) or Date(s) Filed
•	Annual Report on Form 10-K	For the fiscal year ended December 31, 2011

•	Those portions of our Definitive Proxy Statement on Schedule 14A deemed incorporated into our Annual Report on Form 10-K	Filed on April 16, 2012

•	Quarterly Report on Form 10-Q	Filed on May 10, 2012

•	Current Reports on Form 8-K	Filed on January 31, May 1, May 23, June 6, June 14, July 5, July 12, July 18, and July 30, 2012

These documents contain important information about our business and financial performance.

We also incorporate by reference any future documents we may file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, excluding any document or portion thereof that has been furnished to and deemed not to be filed with the SEC.

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These documents are available without charge to you on the Internet at www.bncbancorp.com or if you call or write to: BNC Bancorp, Attn: Drema Michael, 1226 Eastchester Drive, High Point, North Carolina 27265, telephone: (336) 869-9200. The reference to our website is not intended to be an active link and the information on our website is not, and you must not consider the information to be, a part of this prospectus.

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31,260 Shares of Fixed Rate Cumulative Perpetual Preferred Stock, Series A, Liquidation

Preference $1,000 Per Share

543,337 Shares of Common Stock and Warrant to Purchase Such Shares

BNC Bancorp

PROSPECTUS

, 2012

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth the estimated expenses in connection with the issuance and distribution of the securities covered by the registration statement of which this prospectus is a part. BNC Bancorp (“BNC” or the “Registrant”) will bear all of these expenses.

Registration fee under the Securities Act	$4,120
FINRA filing fee	$5,892
Legal fees and expenses*	$25,000
Accounting fees and expenses*	$5,000
Printing costs	$2,500
Mailing and other miscellaneous
expenses*	$2,500
Total	$45,012

* Estimated solely for the purpose of this Item. Actual expenses may be more or less.

Item 15. Indemnification of Officers and Directors

Sections 55-8-50 through 55-8-58 of the North Carolina Business Corporation Act (the “NCBCA”) contain provisions prescribing the extent to which directors and officers shall or may be indemnified. Section 55-8-51 of the NCBCA permits a corporation, with certain exceptions, to indemnify a current or former director against liability if (i) he conducted himself in good faith, (ii) he reasonably believed (x) in the case of conduct in his official capacity with the corporation, that his conduct was in the best interests of the corporation and (y) in all other cases his conduct was at least not opposed to the corporation’s best interests and (iii) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. A corporation may not indemnify a director in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation or in connection with a proceeding charging improper personal benefit to him, whether or not involving action in his official capacity, in which he was adjudged liable on the basis that personal benefit was improperly received by him. The above standard of conduct is determined by the disinterested members of the board of directors or a committee thereof or special legal counsel or the shareholders as prescribed in Section 55-8-55.

 Sections 55-8-52 and 55-8-56 of the NCBCA require a corporation to indemnify a director or officer in the defense of any proceeding to which he was a party because of his capacity as a director or officer against reasonable expenses when he is wholly successful, on the merits or otherwise, in his defense, unless the articles of incorporation provide otherwise. Upon application, the court may order indemnification of the director or officer if the court determines that he is entitled to mandatory indemnification under Section 55-8-52, in which case the court shall also order the corporation to pay the reasonable expenses incurred to obtain court-ordered indemnification or if he is adjudged fairly and reasonably so entitled in view of all relevant circumstances under Section 55-8-54. Section 55-8-56 allows a corporation to indemnify and advance expenses to an officer, employee or agent who is not a director to the same extent, consistent with public policy, as a director or as otherwise set forth in the corporation’s articles of incorporation or bylaws or by resolution of the board of directors or contract.

Section 55-8-57 of the NCBCA permits a corporation to provide for indemnification of directors, officers, employees or agents, in its articles of incorporation or bylaws or by contract or resolution, against liability in various proceedings and to purchase and maintain insurance policies on behalf of these individuals.

 Article V of our Amended Articles provides that, to the fullest extent permitted by the NCBCA, individuals serving as directors shall not be personally liable for monetary damages for breach of any duty as a director. In addition, our bylaws provide that any person who at any time serves or has served as a director or officer of BNC, or who, while serving as a director or officer of BNC, serves or has served at the request of BNC as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or as a trustee or administrator under an employee benefit plan, will have a right to be indemnified by BNC to the fullest extent permitted by law against liability and expenses arising out of such status or activities in such capacity. Covered expenses include attorneys’ fees, judgments, fines, and amounts paid in settlement which are actually and reasonably incurred in connection with or as a consequence of any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, including appeals. Expenses may be paid by BNC in advance of the final disposition or termination of a proceeding as described above as authorized by the Board of Directors, if BNC receives an undertaking, dated, in writing and signed by the person to be indemnified, to repay all such sums unless such person is ultimately determined to be entitled to be indemnified by BNC as provided in the bylaws. In determining whether a person is entitled to indemnification under the bylaws, a majority vote of the disinterested members of our board of directors is required; provided, however, that the disinterested directors may direct such determination to be made by independent legal counsel in written opinion. Pursuant to the bylaws and as authorized by statute, BNC has purchased a directors’ and officers’ liability insurance policy which will, subject to certain limitations, insure our directors and officers against damages they might become legally obligated to pay as a result of any negligent act, error or omission committed by directors of officers while acting in their capacity as such.

The foregoing is only a general summary of certain aspects of the NCBCA and our bylaws and Amended Articles dealing with indemnification of directors and officers, and does not purport to be complete. It is qualified in its entirety by reference to the detailed provisions of the NCBCA, Article V of our Amended Articles and Article IX of our bylaws.

Federal banking law, which is applicable to BNC as a financial holding company and to BNC as an insured depository institution, limits the ability of BNC and the Bank to indemnify their directors and officers. Generally, subject to certain exceptions, neither BNC nor the Bank may make, or agree to make, indemnification payments to, or for the benefit of, an institution-affiliated party such as an officer or director in connection with any administrative or civil action instituted by a federal banking agency if as a result of the banking agency action such person is assessed a civil money penalty, is removed from office or prohibited from participating in the conduct of BNC’s or the Bank’s affairs, or is subject to a cease and desist order. Prior to the resolution of any action instituted by the applicable banking agency, BNC or the Bank, as applicable, may indemnify officers and directors only if their respective board of directors, as the case may be, (i) determines that the indemnified person acted in good faith and in a manner such person believed to be in the best interests of the institution, (ii) determines after investigation that making indemnification payments would not materially adversely affect BNC’s safety and soundness or the safety and soundness of the Bank, as the case may be, and (iii) if the indemnified party agrees in writing to reimburse BNC or the Bank, as the case may be, for any indemnity payments which turn out to be impermissible.

Item 16. Exhibits

The following exhibits are filed with or incorporated by reference into this registration statement:

Exhibit Number	Description of Document

4.1	Articles of Incorporation of BNC Bancorp, incorporated herein by reference to Exhibit 3(i) to the Form 8-K filed with the SEC on December 18, 2002.

4.2	Articles of Amendment, dated December 2, 2008, regarding the Series A Preferred Stock, incorporated herein by reference to Exhibit 3.1 to the Form 8-K filed with the SEC on December 8, 2008.

4.3	Articles of Amendment, dated June 14, 2010, regarding the Series B Preferred Stock, incorporated by reference to Exhibit 3.1 to the Form 8-K filed with the SEC on June 18, 2010.

4.4	Articles of Amendment, dated May 22, 2012, regarding the Non-voting Common Stock, incorporated by reference to Exhibit 3.4 to Amendment No. 1 to Registration Statement on Form S-4 filed with the SEC on July 2, 2012.

4.5	Bylaws of BNC Bancorp, incorporated herein by reference to Exhibit 3(ii) to the Form 8-K filed with the SEC on December 18, 2002.

4.6	Form of Stock Certificate for the Common Stock incorporated herein by reference to Exhibit 4 to the Form 8-K filed with the SEC on December 18, 2002.

4.7	Form of Stock Certificate for the Series A Preferred Stock incorporated herein by reference to Exhibit 4.1 to the Form 8-K filed with the SEC on December 8, 2008.

4.8	Warrant to Purchase Common Stock, dated December 5, 2008, incorporated by reference to Exhibit 4.2 to the Form 8-K filed with the SEC on December 8, 2008.

4.9	Letter Agreement (including Securities Purchase Agreement Standard Terms attached as Exhibit A) dated December 5, 2008 between BNC Bancorp and the United States Department of the Treasury, incorporated herein by reference to Exhibit 10.1 to the Form 8-K filed with the SEC on December 8, 2008.

5.1+	Opinion of Womble Carlyle Sandridge & Rice, LLP

12.1+	Computation of Ratio of Earnings to Combined Fixed Charges and Preference Dividends

23.1	Consent of Cherry Bekaert & Holland, L.L.P.

23.2+	Consent of Womble Carlyle Sandridge & Rice, LLP (contained in its opinion filed as Exhibit 5.1)

24.1+	Power of attorney (contained in the signature page of the registration statement)

+ Previously filed

Item 17. Undertakings

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that Paragraphs (1)(i), (1)(ii) and (1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned Registrant undertakes that in a primary offering of securities of an undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of an undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, BNC Bancorp certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Pre-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of High Point, State of North Carolina, on the 10th day of August, 2012.

BNC BANCORP

By:	/s/ W. Swope Montgomery, Jr.
W. Swope Montgomery, Jr. President, Chief Executive Officer and Director (Duly Authorized Representative)

Pursuant to the requirements of the Securities Act of 1933, this Pre-Effective Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ W. Swope Montgomery, Jr.	/s/ David B. Spencer
W. Swope Montgomery, Jr.	David B. Spencer
President and Chief Executive Officer	Executive Vice President and Chief Financial Officer
(Principal Executive Officer)	(Principal Financial Officer and Principal Accounting Officer)

Date: August 10, 2012	Date: August 10, 2012

/s/ Larry L. Callahan *	/s/ Joseph M. Coltrane, Jr.*
Larry L. Callahan	Joseph M. Coltrane, Jr.
Director	Director

Date: August 10, 2012	Date: August 10, 2012

/s/ Richard F. Wood *	/s/ G. Kennedy Thompson *
Richard F. Wood	G. Kennedy Thompson
Director	Director

Date: August 10, 2012	Date: August 10, 2012

/s/ Charles T. Hagan, III *	/s/ W. Swope Montgomery, Jr.
Charles T. Hagan, III	W. Swope Montgomery, Jr.
Director	Director

Date: August 10, 2012	Date: August 10, 2012

/s/ Richard D. Callicutt II *	/s/ Robert A. Team, Jr. *
Richard D. Callicutt II	Robert A. Team, Jr.
Director	Director

Date: August 10, 2012	Date: August 10, 2012

/s/ Lenin J. Peters, M.D. *	/s/ Thomas R. Smith *
Lenin J. Peters, M.D.	Thomas R. Smith
Director	Director

Date: August 10, 2012	Date: August 10, 2012

/s/ D. Vann Williford *	/s/ Thomas R. Sloan *
D. Vann Williford	Thomas R. Sloan
Director	Director

Date: August 10, 2012	Date: August 10, 2012

* By: /s/ W. Swope Montgomery, Jr.

  W. Swope Montgomery, Jr.

  Attorney-in-fact

EXHIBIT INDEX

Exhibit Number	Description of Document

4.1	Articles of Incorporation of BNC Bancorp, incorporated herein by reference to Exhibit 3(i) to the Form 8-K filed with the SEC on December 18, 2002.

4.2	Articles of Amendment, dated December 2, 2008, regarding the Series A Preferred Stock, incorporated herein by reference to Exhibit 3.1 to the Form 8-K filed with the SEC on December 8, 2008.

4.3	Articles of Amendment, dated June 14, 2010, regarding the Series B Preferred Stock, incorporated by reference to Exhibit 3.1 to the Form 8-K filed with the SEC on June 18, 2010.

4.4	Articles of Amendment, dated May 22, 2012, regarding the Non-voting Common Stock, incorporated by reference to Exhibit 3.4 to Amendment No. 1 to Registration Statement on Form S-4 filed with the SEC on July 2, 2012.

4.5	Bylaws of BNC Bancorp, incorporated herein by reference to Exhibit 3(ii) to the Form 8-K filed with the SEC on December 18, 2002.

4.6	Form of Stock Certificate for the Common Stock incorporated herein by reference to Exhibit 4 to the Form 8-K filed with the SEC on December 18, 2002.

4.7	Form of Stock Certificate for the Series A Preferred Stock incorporated herein by reference to Exhibit 4.1 to the Form 8-K filed with the SEC on December 8, 2008.

4.8	Warrant to Purchase Common Stock, dated December 5, 2008, incorporated by reference to Exhibit 4.2 to the Form 8-K filed with the SEC on December 8, 2008.

4.9	Letter Agreement (including Securities Purchase Agreement Standard Terms attached as Exhibit A) dated December 5, 2008 between BNC Bancorp and the United States Department of the Treasury, incorporated herein by reference to Exhibit 10.1 to the Form 8-K filed with the SEC on December 8, 2008.

5.1+	Opinion of Womble Carlyle Sandridge & Rice, LLP

12.1+	Computation of Ratio of Earnings to Combined Fixed Charges and Preference Dividends

23.1	Consent of Cherry Bekaert & Holland, L.L.P.

23.2+	Consent of Womble Carlyle Sandridge & Rice, LLP (contained in its opinion filed as Exhibit 5.1)

24.1+	Power of attorney (contained in the signature page of the registration statement)

+ Previously filed